UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Synaptics Incorporated

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

October 29, 2019

The Annual Meeting of Stockholders of Synaptics Incorporated, a Delaware corporation, will be held at 9:00 a.m., Pacific time, on Tuesday, October 29, 2019, via live interactive webcast on the Internet at www.virtualshareholdermeeting.com/syna2019 for the following purposes:

1.            To elect two directors, each to serve for a three-year term expiring in 2022.

2.            To approve, on a non-binding advisory basis, the compensation of our named executive officers for fiscal 2019 (“say-on-pay”).

3.            To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending June 27, 2020.

4.            To approve our 2019 Equity and Incentive Compensation Plan, which will replace our Amended and Restated 2010 Incentive Compensation Plan for all new awards.

5.            To approve our 2019 Employee Stock Purchase Plan, which will replace our Amended and Restated 2010 Employee Stock Purchase Plan for all new awards.

6.            To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on September 3, 2019, are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the meeting and vote their shares electronically during the meeting via the Internet. To assure your representation at the meeting, you are urged to vote by proxy as soon as possible over the Internet as instructed in the Notice of Internet Availability of Proxy Materials or, if you receive paper copies of the proxy materials by mail, you can also vote by telephone or by mail by following the instructions on the proxy card. You may vote your shares electronically during the virtual meeting even if you have previously returned a proxy.

Sincerely,

San Jose, California	Michael Hurlston
September 10, 2019	President and Chief Executive Officer

SYNAPTICS INCORPORATED

1251 McKay Drive

San Jose, CA 95131-1709

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

The accompanying proxy is solicited on behalf of Synaptics Incorporated, a Delaware corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held on Tuesday, October 29, 2019, at 9:00 a.m., Pacific time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying meeting notice. The meeting will be held via live interactive webcast on the Internet. You will be able to attend, vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/syna2019.

In accordance with rules adopted by the Securities and Exchange Commission, or the SEC, that allow companies to furnish their proxy materials over the Internet, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy statement and our 2019 Annual Report to most of our stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents and vote over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our proxy statement, our 2019 Annual Report, and a form of proxy card. We believe this process allows us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering our costs of printing and delivering the proxy materials.

These proxy solicitation materials were first released on or about September 10, 2019, to all stockholders entitled to vote at the meeting.

Record Date and Outstanding Shares

Stockholders of record at the close of business on September 3, 2019, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were 32,917,638 outstanding shares of our common stock, par value $0.001 per share. Each stockholder voting at the meeting, either via online attendance or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

Quorum

The presence, via online attendance or by proxy, of the holders of a majority of the total number of shares of common stock outstanding and entitled to vote constitutes a quorum for the transaction of business at the meeting.

Required Votes

Assuming that a quorum is present, the affirmative vote of a majority of the votes cast is required for the election of the two director nominees for three-year terms expiring in 2022, to ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending June 27, 2020, to approve the 2019 Equity and Incentive Compensation Plan, and to approve the 2019 Employee Stock Purchase Plan. The advisory vote on the compensation of our named executive officers for fiscal 2019 (“say-on-pay”) is non-binding, but our Board of Directors will consider the input of stockholders based on a majority of votes cast for the say-on-pay proposal.

Our Board of Directors recommends that you vote “for” the two director nominees named herein, and “for” each of the other proposals.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (1) “for” the election of each of the nominees for director set forth in this proxy statement, (2) “for” the advisory approval of the compensation of our named executive officers for fiscal 2019, (3) “for” the proposal to ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending June 27, 2020, (4) “for” the proposal to approve the 2019 Equity and Incentive Compensation Plan, (5) “for” the proposal to approve the 2019 Employee Stock Purchase Plan, and (6) as the persons specified in the proxy deem advisable on such other matters as may come before the meeting.

Broker Non-Votes and Abstentions

Brokers, banks, or other nominees that hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks, and other nominees are permitted to vote the beneficial owner’s proxy in their own discretion as to certain “routine” proposals, such as the ratification of the appointment of KPMG LLP as the independent auditor of our company for the fiscal year ending June 27, 2020, when they have not received instructions from the beneficial owner. If a broker, bank, or other nominee votes such “uninstructed” shares for or against a “routine” proposal, those shares will be counted towards determining whether or not a quorum is present and are considered entitled to vote on the “routine” proposals. However, when a proposal is “non-routine,” a broker, bank, or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes” when the nominee has voted on other non-routine matters with authorization or voted on routine matters. These shares will be counted towards determining whether or not a quorum is present but will not be counted for purposes of determining the votes received on the “non-routine” proposals.

Please note that brokers, banks, or other nominees may not use discretionary authority to vote shares on the election of directors, the say-on-pay, the approval of the 2019 Equity and Incentive Compensation Plan, or the approval of the 2019 Employee Stock Purchase Plan proposals if they have not received specific instructions from their clients. For your vote to be counted in the above, you will need to communicate your voting decisions to your broker, bank, or other nominee before the date of the meeting.

As provided in our bylaws, a majority of the votes cast means that the number of votes cast “for” a proposal exceeds the number of votes cast “against” that proposal. Because abstentions and broker non-votes do not represent votes cast “for” or “against” a proposal, broker non-votes and abstentions will have no effect on the proposal to elect directors, the say-on-pay proposal, the proposal to ratify the appointment of KPMG LLP as the independent auditor of our company for the fiscal year ending June 27, 2020, the proposal to approve the 2019 Equity and Incentive Compensation Plan, or the proposal to approve the 2019 Employee Stock Purchase Plan, as each such proposal is determined by reference to the votes actually cast by the shares present or represented by proxy and entitled to vote.

An incumbent candidate for director who does not receive the required votes for re-election is expected to tender their resignation to our Board of Directors. Our Board of Directors, or another duly authorized committee of our Board of Directors, will make a determination as to whether to accept or reject the tendered resignation generally within 90 days after certification of the election results of the stockholder vote. If applicable, we will publicly disclose the decision regarding any tendered resignation and the rationale behind the decision in a filing of a Current Report on Form 8-K with the SEC.

Revocability of Proxies

Any stockholder giving a proxy may revoke the proxy at any time before its use by furnishing to us either a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting via the Internet at www.virtualshareholdermeeting.com/syna2019 and voting electronically during the live webcast of the meeting. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Election Inspector

Votes cast by proxy or by voting electronically during the live webcast of the meeting will be tabulated by the election inspector appointed for the meeting, who will determine whether a quorum is present. The election inspector will treat broker non-votes and abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, and as described in the “Broker Non-Votes and Abstentions” section of this proxy statement for purposes of determining the approval of any matter submitted to stockholders for a vote.

Solicitation

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Annual Report and Other Matters

Our 2019 Annual Report, which was made available to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The information contained in the “Compensation Committee Report” and the “Report of the Audit Committee” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C, or to the liabilities of Section 18 of the Exchange Act.

Through our website, www.synaptics.com, we make available free of charge all of our SEC filings, including our proxy statements, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, and our current reports on Form 8-K, as well as Form 3, Form 4, and Form 5 reports of our directors, officers, and principal stockholders, together with amendments to these reports filed or furnished pursuant to Sections 13(a), 15(d), or 16 of the Exchange Act. We will also provide, upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended June 29, 2019, as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our corporate secretary at our executive offices set forth in this proxy statement.

As permitted by the SEC, only one copy of the Notice of Internet Availability of Proxy Materials or the proxy materials is being delivered to stockholders residing at the same address unless such stockholders have notified us of their desire to receive multiple copies of the Notice of Internet Availability of Proxy Materials or the proxy materials. We will promptly deliver, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials or the proxy materials to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Synaptics Incorporated, 1251 McKay Drive, San Jose, California 95131-1709, Attention: Corporate Secretary, Telephone: (408) 904-1100. Stockholders residing at the same address and currently receiving only one copy of the Notice of Internet Availability of Proxy Materials or the proxy materials may contact our Corporate Secretary at the address above to request multiple copies of the Notice of Internet Availability of Proxy Materials or the proxy materials in the future. Stockholders residing at the same address and currently receiving multiple copies of the Notice of Internet Availability of Proxy Materials or the proxy materials may contact the Corporate Secretary at the address above to request that only a single copy of the Notice of Internet Availability of Proxy Materials or the proxy materials be mailed to them in the future.

Our fiscal year is the 52- or 53-week period ending on the last Saturday in June. The fiscal periods presented in this proxy statement were the 52-week periods for the fiscal years ended June 29, 2019, or fiscal 2019, and June 24, 2017, or fiscal 2017, and the 53-week period for the fiscal year ended June 30, 2018, or fiscal 2018. Our principal executive offices are located at 1251 McKay Drive, San Jose, California 95131-1709.

PROPOSAL ONE: ELECTION OF DIRECTORS

Nominees

Our Certificate of Incorporation and bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. Our Board of Directors has currently fixed the number of directors at nine. The directors are divided into three classes, with one class standing for election each year for a three-year term. Our Board of Directors has nominated Kiva A. Allgood and Michael E. Hurlston for election as class 2 directors for three-year terms expiring in 2022 or until their successors have been elected and qualified. Russell J. Knittel, a current class 2 director of Synaptics Incorporated, has decided to retire as our director and will not stand for re-election at our 2019 Annual Meeting of Stockholders. Mr. Knittel will serve out his remaining term as a director, which expires immediately prior to our 2019 Annual Meeting of Stockholders. Our Board has not nominated an additional director to fill Mr. Knittel’s seat at the 2019 Annual Meeting of Stockholders, and as such, there is expected to be one class 2 director vacancy on the Board following our 2019 Annual Meeting of Stockholders. Pursuant to our bylaws, the Board has the authority to fill that vacancy in the future.

Unless otherwise instructed, the proxy holders will vote the proxies received by them “for” the nominees named above. Ms. Allgood and Mr. Hurlston are currently directors of our company. In the event that Ms. Allgood or Mr. Hurlston is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill such vacancy. At this time, it is not expected that Ms. Allgood and Mr. Hurlston will be unable or will decline to serve as directors. In accordance with SEC rules, proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Our Board of Directors recommends a vote “for” the nominees named herein.

The following table sets forth certain information regarding our directors and the nominees for director:

Name	Age	Position	Class	Term Expires

Nelson C. Chan	57	Executive Chairman of the Board	3	2020

Kiva A. Allgood	47	Director	2	2019

Jeffrey D. Buchanan	62	Director	1	2021

Keith B. Geeslin	65	Director	1	2021

Michael E. Hurlston	52	Director	2	2019

Russell J. Knittel	68	Director	2	2019

Francis F. Lee	66	Director	3	2020

Richard L. Sanquini	83	Director	3	2020

James L. Whims	63	Director	1	2021

Nelson C. Chan has been the Executive Chairman of our Board of Directors since March 2019 and a director of our company since February 2007. Mr. Chan served as the Chairman of our Board of Directors from October 2018 to March 2019. From December 2006 until August 2008, Mr. Chan served as the Chief Executive Officer of Magellan Corporation, a leader in the consumer, survey, GIS, and OEM GPS navigation and positioning markets. From 1992 through 2006, Mr. Chan served in various senior management positions with SanDisk Corporation, a global leader in flash memory cards, including as Executive Vice President and General Manager, Consumer Business. From 1983 to 1992, Mr. Chan held marketing and engineering positions at Chips and Technologies, Signetics, and Delco Electronics. Mr. Chan is Chairman of the Board of Directors, Chair of the Compensation Committee, member of the Audit Committee and member of the Nominating and Corporate Governance Committee of Adesto Technologies, a NASDAQ Global Select Market-listed company, which develops innovative, low-power memory solutions, a member of the Board of Directors and a member of the Audit Committee of Deckers Outdoor Corporation, an NYSE-listed company, which is a footwear, apparel and accessories designer and distributor, and a member of the Board of Directors of Twist Bioscience, a NASDAQ Global Select Market-listed company, which manufactures synthetic DNA. Mr. Chan was a member of the Board of Directors, Chair of the Compensation Committee and member of the Nominating and Corporate Governance committee of Socket Mobile, a NASDAQ Global Select Market-listed company, a member of the Board of Directors of Silicon Laboratories, Inc., a NASDAQ Global Select Market-listed company, from 2007 to 2010, a member of the Board of Directors, Chairman of the Audit Committee and member of the Compensation Committee of Affymetrix, from 2010 to 2016, prior to its acquisition by Thermo Fisher, and a member of the Board of Directors from July 2011 to September 2016 and Chairman of the Board of Directors from June 2013 to September 2016 of Outerwall, a NASDAQ Global Select Market-listed company, prior to its acquisition by Apollo Global Management, a private equity firm. Mr. Chan also currently serves on the Boards of Directors of several private companies. Mr. Chan holds a Bachelor of Science degree in Electrical and Computer Engineering from the University of California at Santa Barbara and a Master’s degree in Business Administration from Santa Clara University. We believe that Mr. Chan’s experience as the Chief Executive Officer of Magellan, his senior management positions with other leading companies, and his service as a director of multiple companies provide the requisite qualifications, skills, perspectives, and experiences that make him well qualified to serve on our Board of Directors.

Kiva A. Allgood has been a director of our company since May 2019. Ms. Allgood has been the Global Business Unit Head of IOT and Automotive for Telefonaktiebolaget LM Ericsson, a Nasdaq-listed company that is a global provider of communications technology, since April 2019. Ms. Allgood served as the Chief Commercial Development Officer for GE Ventures, a Corporate Venture Company, from August 2017 to April 2019 and as Managing Director for Innovation Group of GE Corporate from November 2016 to August 2017. From June 2012 to November 2016, Ms. Allgood served as President, Qualcomm Intelligent Solutions, IoT and Smart Cities, at Qualcomm Incorporated, a NASDAQ Global Select Market-listed company that is a global provider of foundational technologies and products used in mobile devices and other wireless products. Earlier in her career, Ms. Allgood served in senior-level operational roles including sales, marketing, and business development in the technology industry. Ms. Allgood holds a Bachelor of Science degree and Master of Business Administration degree, both from Northwestern University. We believe that Ms. Allgood’s senior management positions with other leading companies, her career at a leading venture capital firm with a focus on investments in high-technology companies, her engineering background, and her knowledge and experience in the Internet of Things and automotive technology sectors, provide the requisite qualifications, skills, perspectives, and experiences that make her well qualified to serve on our Board of Directors.

Jeffrey D. Buchanan has been a director of our company since September 2005. Mr. Buchanan has been the Executive Vice President, Chief Financial Officer, and Treasurer of American Outdoor Brands Corporation, a NASDAQ Global Select Market-listed company that is a U.S.-based leader in firearm manufacturing and design, since January 2011. Mr. Buchanan became the Chief Administrative Officer of American Outdoor Brands Corporation in May 2015. Mr. Buchanan also served as Secretary of American Outdoor Brands Corporation from January 2011 until April 2012, and as a member of the Board of Directors and as the Chairman of the Audit Committee of American Outdoor Brands Corporation from November 2004 until December 2010. He was Of Counsel to the law firm of Ballard Spahr LLP from May 2010 until December 2010. Mr. Buchanan served as a Senior Managing Director of CKS Securities, LLC, a registered broker-dealer, from August 2009 until May 2010 and as a Senior Managing Director of Alare Capital Securities, L.L.C., a registered broker-dealer, from November 2006 until July 2009. From 2005 to 2006, Mr. Buchanan was principal of Echo Advisors, Inc., a corporate consulting and advisory firm focusing on mergers, acquisitions, and strategic planning. Mr. Buchanan served in various positions for Three-Five Systems, Inc., a publicly traded electronic manufacturing services company, including as Executive Vice President, Chief Financial Officer, and Treasurer, from May 1996 until February 2005. Mr. Buchanan was a business attorney for the law firm of O’Connor, Cavanagh, Anderson, Killingsworth & Beshears from 1986 until 1996 and for the law firm of Davis Wright Tremaine LLP from 1984 until 1986. He was a senior staff person at Deloitte & Touche LLP from 1982 to 1984. Mr. Buchanan holds a Bachelor of Science degree in Accounting from Arizona State University, a Juris Doctor degree from the University of Arizona, and a Master of Laws degree in Tax from the University of Florida. We believe Mr. Buchanan’s legal, accounting, and investment banking background, his roles as the chief financial officer and treasurer of public companies, and his public company board service provide the requisite qualifications, skills, perspectives, and experiences that make him well qualified to serve on our Board of Directors.

Keith B. Geeslin has been a director of our company since 1986. Mr. Geeslin has been a General Partner of Francisco Partners, a firm specializing in structured investments in technology companies undergoing strategic, technological, and operational inflection points, since January 2004. From 2001 until October 2003, Mr. Geeslin served as Managing General Partner of the Sprout Group, a venture capital firm, with which he became associated in 1984. In addition, Mr. Geeslin served as a general or limited partner in a series of investment funds associated with the Sprout Group, a division of DLJ Capital Corporation, which is a subsidiary of Credit Suisse (USA), Inc. Mr. Geeslin is a member of the Board of Directors and Chairman of the Compensation Committee of CommVault Systems, Inc., a public company that provides data management software. Mr. Geeslin holds a Bachelor of Science degree in Electrical Engineering, a Master’s of Science degree in Engineering and Economic Systems from Stanford University, and a Master of Arts degree in Philosophy, Politics, and Economics from Oxford University. We believe Mr. Geeslin’s long career at leading private equity and venture capital firms with a focus on investments in high-technology companies, his service on multiple boards of directors, and his engineering background provide the requisite qualifications, skills, perspectives, and experiences that make him well qualified to serve on our Board of Directors.

Michael Hurlston has been the President and Chief Executive Officer of our company since August 2019. Prior to joining our company, Mr. Hurlston served as the Chief Executive Officer and a member of the Board of Directors of Finisar Corporation from January 2018 to August 2019. Prior to joining Finisar, he served as Senior Vice President and General Manager of the Mobile Connectivity Products/Wireless Communications and Connectivity Division and held senior leadership positions in sales, marketing and general management at Broadcom Limited and its predecessor corporation from November 2001 through October 2017. Prior to joining Broadcom in 2001, Mr. Hurlston held senior marketing and engineering positions at Oren Semiconductor, Inc., Avasem, Integrated Circuit Systems, Micro Power Systems, Exar and IC Works from 1991 until 2001. Mr. Hurlston is a member of the Board of Directors of Vilynx Inc, and a member of the Board of Directors and Compensation Committee of Ubiquiti Networks, Inc. Mr. Hurlston holds a Bachelor of Science and a Master of Science degree in Electrical Engineering and a Master’s degree in Business Administration from the University of California, Davis. We believe Mr. Hurlston’s position as Chief Executive Officer of our company, and his successful career at major companies before joining our company provide the requisite qualifications, skills, perspectives, and experiences that make him well qualified to serve on our Board of Directors.

Russell J. Knittel has been a director of our company since October 2010. Mr. Knittel served as Interim President and Chief Executive Officer of our company from October 2010 through September 2011, and as Executive Vice President of our company from July 2007 to October 2010. Mr. Knittel served as Chief Financial Officer, Chief Administrative Officer, Secretary, and Treasurer of our company from November 2001 through September 2009; as Senior Vice President of our company from November 2001 until July 2007; and as Vice President of Administration and Finance, Chief Financial Officer, and Secretary of our company from April 2000 through October 2001. Mr. Knittel is a member of the Board of Directors and a member of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominations Committee of Quest Resource Holding Corporation, a NASDAQ Global Select Market-listed company that provides waste management and recycling services programs. Mr. Knittel served as a director of Source Photonics, a privately held company that designs, manufactures and sells optical communications and data connectivity products, from March 2012 to January 2017, a director of MarineMax, Inc., a New York Stock Exchange-listed company that is the nation’s largest recreational boat dealer, from June 2009 to February 2014, and as a director of OCZ Technology Group, Inc., a former public company, that designed, manufactured, and distributed solid-state drives and computer components, from June 2010 to August 2014. Mr. Knittel holds a Bachelor of Arts degree in Accounting from California State University at Fullerton and a Master’s degree in Business Administration from San Jose State University. We believe Mr. Knittel’s service as Interim Chief Executive Officer and Chief Financial Officer of our company and his board service at other companies provide the requisite qualifications, skills, perspectives, and experiences that make him well qualified to serve on our Board of Directors.

Francis F. Lee has been a director of our company since December 1998 and was the Chairman of the Board of Directors of our company from October 2008 to October 2018. Mr. Lee served as Chief Executive Officer of our company from December 1998 until July 2009 and as President of our company from December 1998 to July 2008. Mr. Lee was a consultant from August 1998 to November 1998. From May 1995 until July 1998, Mr. Lee served as General Manager of NSM, a Hong Kong-based joint venture between National Semiconductor Corporation and S. Megga. Mr. Lee held a variety of executive positions for National Semiconductor from 1988 until August 1995. These positions included Vice President of Communication and Computing Group, Vice President of Quality and Reliability, Director of Standard Logic Business Unit, and various other operations and engineering management positions. Mr. Lee is a member of the Board of Directors of Adesto Technologies, a NASDAQ Global Select Market-listed company, which develops innovative, low-power memory solutions. Mr. Lee holds a Bachelor of Science degree, with honors, in Electrical Engineering from the University of California at Davis. We believe Mr. Lee’s service for more than 10 years as our Chief Executive Officer gives him invaluable insights into our business, our culture, our personnel, our opportunities, and our challenges and provides the requisite qualifications, skills, perspectives, and experiences that make him well qualified to serve on our Board of Directors.

Richard L. Sanquini has been a director of our company since 1994. Mr. Sanquini is presently a Partner at LiteCAP, a private equity firm, and has been a consultant in the semiconductor industry for more than five years. Mr. Sanquini is the former Chairman of the Board of Directors of PortalPlayer, Inc., formerly a public company that developed the silicon and operating system firmware for the Apple iPod, and was acquired by NVIDIA Corporation in January 2007. Mr. Sanquini retired from National Semiconductor in 1999 after a 20-year tenure, where he managed key business units, including microprocessors and microcontrollers, served as Chief Technology Officer, managed business development and intellectual property protection, and was Chairman of the Board of Directors for two China joint ventures. Prior to National Semiconductor, he served as President and Chief Executive Officer of Information Storage Devices and in various executive positions at RCA. Mr. Sanquini is the Chairman of the Board of Directors of Pixelworks Inc., a NASDAQ Global Select Market-listed company that designs, develops, and markets video and pixel processing semiconductors and software for digital video applications, and is a member of the Board of Directors of R2 Semiconductor, a power management company for consumer devices and Kuprion, Inc., a nano-copper materials company. Mr. Sanquini previously served on the Board of Directors of Validity Sensors, Inc., which we acquired in fiscal 2014. Mr. Sanquini holds a Bachelor of Science degree in Electrical Engineering from the Milwaukee School of Engineering, Wisconsin. We believe that Mr. Sanquini’s long career and executive positions with numerous high-technology companies, his engineering background, his knowledge and experience in the semiconductor industry, and his service on numerous boards of directors provide the requisite qualifications, skills, perspectives, and experiences that make him well qualified to serve on our Board of Directors.

James L. Whims has been a director of our company since October 2007. Mr. Whims has been a partner at Alsop-Louie Partners, a venture capital firm focused on identifying promising entrepreneurs, since February 2010. From 1996 to 2007, Mr. Whims was a Managing Director of Techfund Capital l, LP and Techfund Capital II, LP and since 2001, a Managing Director and Venture Partner at Techfund Capital Europe, which are venture capital firms concentrating on high-technology enterprises. Mr. Whims is a member of the Board of Directors and a member of the Audit Committee and Compensation Committee of DigiLens, a diffractive waveguide optical company, and a member of the Board of Directors and Compensation Committee at each of Kuprion, Inc. a nano-copper materials company, Keyssa, a wireless connectivity company, and Phizzle, an engagement automation software company. Mr. Whims was formerly a member of the Board of Directors of THQ, Inc., Portal Player, and 3DFX, all of which were NASDAQ Global Select Market-listed companies, and of Twitch TV, which was a private company. Mr. Whims was Executive Vice President of Sony Computer Entertainment of America from 1994 to 1996, where he was responsible for the North American launch of the Playstation and was the winner of the Brandweek/Ad Week marketing executive of the year. From 1990 to 1994, Mr. Whims was Executive Vice President of Software Toolworks. Mr. Whims co-founded Worlds of Wonder, an American toy company that launched Teddy Ruxpin, Lazer Tag and the United States launch of Nintendo, where he was an executive from 1985 to 1988. Mr. Whims holds a Bachelor of Science degree from Northwestern University and a Master’s degree in Business Administration from the University of Arizona. We believe Mr. Whims’ senior executive positions with major companies, his experience as an investor in high-technology companies, his service as a director of multiple companies, and his expertise in e-communications and marketing provide the requisite qualifications, skills, perspectives, and experiences that make him well qualified to serve on our Board of Directors.

Election of Nominees

The election of Ms. Allgood and Mr. Hurlston as class 2 directors for three-year terms expiring in 2022 or until their successors have been elected and qualified will require the affirmative vote of a majority of the votes cast, assuming that a quorum is present at the meeting.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has determined, after considering all the relevant facts and circumstances, including information requested from and provided by each director concerning their background, employment and affiliation, including family relationships, that Ms. Allgood and Messrs. Buchanan, Chan, Geeslin, Lee, Knittel, Sanquini, and Whims are independent directors, as “independence” is defined by the listing standards of NASDAQ and the SEC, because they have no relationship with us that would interfere with their exercise of independent judgment. Mr. Hurlston is not considered an independent director of our company because of his current position as CEO of our company. There are no family relationships among any of our directors and director nominees or executive officers.

Board Committees

Our bylaws authorize our Board of Directors to appoint, from among its members, one or more committees, each consisting of one or more directors. Our Board of Directors has established four standing committees: an Audit Committee, a Compensation Committee, an Executive Committee and a Nominations and Corporate Governance Committee. The members of our Audit Committee, Compensation Committee, Executive Committee and Nominations and Corporate Governance Committee consist entirely of independent directors.

The Audit Committee

The purposes of the Audit Committee include overseeing the financial and reporting processes of our company and the audits of the financial statements of our company, and providing assistance to our Board of Directors with respect to the oversight of the integrity of the financial statements of our company; our company’s compliance with legal and regulatory matters; the independent auditor’s qualifications and independence; and the performance of our company’s independent auditor. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our company’s accounting and financial reporting processes and audits of the financial statements of our company on behalf of our Board of Directors. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent auditor and our financial accounting staff; and reviews and approves any transactions between us and our directors, executive officers, and their affiliates.

The Audit Committee currently consists of Messrs. Buchanan, Knittel and Lee, each of whom is an independent director of our company under NASDAQ listing standards as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley. Our Board of Directors has determined that each of Messrs. Buchanan, Knittel and Lee (whose backgrounds are detailed above) qualify as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Buchanan currently serves as Chairman of the Audit Committee.

The Compensation Committee

The purposes of the Compensation Committee include determining, or recommending to our Board of Directors for determination, the compensation of our Chief Executive Officer and other executive officers of our company, and discharging the responsibilities of our Board of Directors relating to compensation programs of our company. The Compensation Committee currently consists of Ms. Allgood and Messrs. Geeslin, Lee, Sanquini, and Whims, each of whom is an independent director of our company under NASDAQ listing standards as well as under rules adopted by the SEC pursuant to Sarbanes-Oxley. Mr. Geeslin currently serves as Chairman of the Compensation Committee.

The Executive Committee

The purpose of the Executive Committee is to exercise from time to time, and to the fullest extent permitted by law, all powers of the Board of Directors in the management of the business and affairs of the company. The Executive Committee currently consists of Messrs. Buchanan, Chan, Geeslin, and Whims, each of whom is an independent director of our company under NASDAQ listing standards as well as under rules adopted by the SEC pursuant to Sarbanes-Oxley. Mr. Chan currently serves as Chairman of the Executive Committee.

The Nominations and Corporate Governance Committee

The purposes of the Nominations and Corporate Governance Committee include selecting, or recommending to our Board of Directors for selection, individuals to stand for election as directors at the annual meeting of stockholders or, if applicable, a special meeting of stockholders, overseeing the selection and composition of the committees of our Board of Directors, and, as applicable, overseeing the management succession planning process. The Nominations and Corporate Governance Committee currently consists of Ms. Allgood and Messrs. Buchanan, Sanquini, and Whims, each of whom is an independent director of our company under NASDAQ listing standards as well as under rules adopted by the SEC pursuant to Sarbanes-Oxley. Mr. Whims serves as the Chairman of the Nominations and Corporate Governance Committee.

The Nominations and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the information required by our bylaws is submitted in writing in a timely manner, and addressed and delivered to our corporate secretary at our executive offices set forth in this proxy statement. In addition to persons recommended by stockholders for inclusion as nominees for election to our Board of Directors, the Nominations and Corporate Governance Committee may also identify director candidates that come to its attention through incumbent directors, management or third parties, and may, if it deems appropriate under the circumstances, engage a third-party search firm to assist in identifying qualified candidates. The Nominations and Corporate Governance Committee evaluates nominees for director in the same manner, regardless of whether the nominee is recommended by a stockholder or other person or entity.

In making its selection of director candidates, the Nominations and Corporate Governance Committee bears in mind that the foremost responsibility of a director is to represent the interests of our stockholders as a whole. Directors are expected to exemplify the highest standards of personal and professional integrity, and to constructively challenge management through their active participation and questioning. The Nominations and Corporate Governance Committee identifies and evaluates nominees for our Board of Directors based on these and other factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, expertise in areas relevant to the strategy and operations of our company, diversity, and the extent to which the nominee would fill a present need on our Board of Directors. The activities and associations of candidates are also reviewed for any legal impediment, conflict of interest, or other consideration that might prevent service on our Board of Directors.

Committee Charters, Corporate Governance, and Code of Ethics

Our Board of Directors has adopted charters for the Audit, Compensation, Executive and Nominations and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by our Board of Directors. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct, and a Code of Ethics for the CEO and Senior Financial Officers. We post the charters of our Audit, Compensation, Executive, and Nominations and Corporate Governance Committees; our Corporate Governance Guidelines, Code of Conduct, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials specified by SEC or NASDAQ regulations on our website at www.synaptics.com. These documents are also available in print for any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement.

Board’s Role in Risk Oversight

As is the case in virtually all businesses, we face a number of risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.

Our Board of Directors’ involvement in our business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. Our Board of Directors receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face. Our Board of Directors also reviews the various risks we identify in our filings with the SEC, as well as risks relating to various specific developments, such as acquisitions, stock repurchases, debt and equity placements, and product introductions.

Our Board committees assist our Board of Directors in fulfilling its oversight role in certain areas of risk. Pursuant to its charter, the Audit Committee oversees the financial and reporting processes of our company and the audit of the financial statements of our company, and provides assistance to our Board of Directors with respect to the oversight and integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualification and independence, and the performance of our independent auditor. The Compensation Committee considers the risks that our compensation policies and practices may have in attracting, retaining, and motivating valued employees and endeavors to assure that it is not reasonably likely that our compensation policies and practices would have a material adverse effect on our company. Our Nominations and Corporate Governance Committee oversees governance-related risks, such as director independence, conflicts of interests, and management succession planning.

Board Diversity

We seek diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on our Board of Directors. We believe directors should have various qualifications, including individual character and integrity; business experience and leadership ability; strategic planning skills, ability, and experience; requisite knowledge of our industry and finance, accounting, and legal matters; communications and interpersonal skills; and the ability and willingness to devote time to our company. We also believe the skill sets, backgrounds, and qualifications of our directors, taken as a whole, should provide a significant mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. Nominees are not to be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law. The assessment of directors is made in the context of the perceived needs of our Board of Directors from time to time.

All of our directors have held high-level positions in business or professional service firms and have experience in dealing with complex issues. We believe that all of our directors are individuals of high character and integrity, are able to work well with others, and have committed to devote sufficient time to the business and affairs of our company. In addition to these attributes, the description of each director’s background set forth above indicates the specific experience, qualifications, and skills necessary to conclude that each individual should continue to serve as a director of our company.

Board Leadership Structure

We believe that effective board leadership structure depends on the experience, skills, and personal interaction between persons in leadership roles as well as the needs of our company at any point in time. We currently maintain separate roles between the Chief Executive Officer and the Executive Chairman or Chairman of the Board in recognition of the differences between the two responsibilities. Our Chief Executive Officer is responsible for setting our strategic direction and for day-to-day leadership and performance of our company. Our Executive Chairman or Chairman of the Board provides input to the Chief Executive Officer, sets the agenda for Board of Directors meetings, and presides over meetings of the full Board of Directors as well as executive sessions of the Board of Directors.

Prohibition on Derivatives Trading and Hedging

Our Insider Trading Policy prohibits the members of our Board of Directors, executive officers, employees, and any family member residing in the same household of such persons from engaging in derivatives trading and hedging involving our securities without the prior approval of our Chief Financial Officer and our General Counsel.

Stock Ownership Guidelines

We maintain stock ownership guidelines that require our Chief Executive Officer to own shares of our common stock with a value equal to at least three times his annual base salary and the non-employee members of our Board of Directors to own shares of our common stock with a value equal to at least five times their annual cash retainer. These individuals have five years from their date of appointment, promotion or hire into the applicable role to achieve their required ownership levels. Each individual subject to these guidelines who has been with the company and in their position for more than five years is in compliance with such guidelines. We believe that these guidelines promote the alignment of the long-term interests of our Chief Executive Officer and the members of our Board of Directors with our stockholders. Further, we believe that these guidelines help mitigate the risks associated with our executive compensation program.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Ms. Allgood and Messrs. Geeslin, Lee, Sanquini and Whims. None of these individuals was an officer or employee of the company or had any contractual or other relationships with us during the fiscal year except as directors, and none of these individuals, other than Mr. Lee, was formerly an officer of the company. None of our executive officers currently serves, or in the past has served, as a member of the board of directors or as a member of the compensation committee for any entity, which has one or more of its executive officers serving on our company’s Board of Directors or Compensation Committee.

Board and Committee Meetings

Our Board of Directors held a total of nine meetings during fiscal 2019. During fiscal 2019, the Audit Committee held five meetings; the Compensation Committee held six meetings; the Executive Committee held one meeting; and the Nominations and Corporate Governance Committee held three meetings. Each of our directors attended at least 75% of the total number of meetings held in fiscal 2019 by our Board of Directors and each of the committees of our Board of Directors on which such person served during fiscal 2019.

Executive Sessions

We regularly schedule executive sessions of our Board of Directors at which non-management directors meet without the presence or participation of management. The Chairman or Executive Chairman of our Board of Directors presides at such executive sessions. We also schedule meetings of the independent directors.

Annual Meeting Attendance

We encourage our directors to attend each Annual Meeting of Stockholders. To that end, and to the extent reasonably practicable, we generally schedule a meeting of our Board of Directors on the same day as our Annual Meeting of Stockholders. All of our directors attended our Annual Meeting of Stockholders last year.

Communications with Directors

Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of the various committees of our Board of Directors, by submitting a letter addressed to the Board of Directors of Synaptics Incorporated, c/o any specified individual director or directors at our executive offices: 1251 McKay Drive, San Jose, California 95131-1709. Any such letters will be forwarded to the indicated directors.

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program for the following executive officers:

●	Alex Wong, our former Principal Executive Officer (“PEO”) and current Senior Vice President of Worldwide Operations;

●	Kermit Nolan, our Chief Accounting Officer and Interim Chief Financial Officer;

●	Richard Lu, our Senior Vice President and General Manager, Mobile and Automotive Division;

●	Shawn Liu, our Senior Vice President and General Manager, PC Division;

●	John McFarland, our Senior Vice President, General Counsel and Secretary;

●	Richard A. Bergman, our former Chief Executive Officer & President (“former CEO”);

●	Wajid Ali, our former Senior Vice President and Chief Financial Officer (“former CFO”); and

●	Huibert Verhoeven, our former Senior Vice President & General Manager, Internet of Things (“IoT”) Division.

Following the departure of Mr. Bergman, our former Chief Executive Officer and President, in May 2019, Mr. Wong became our Principal Executive Officer until Michael E. Hurlston, our current President and Chief Executive Officer, joined the company in August 2019. Following the departure of Mr. Ali, our former Senior Vice President and Chief Financial Officer in February 2019, Mr. Nolan was promoted to Chief Accounting Officer and Interim Financial Officer. Mr. Verhoeven, our former Senior Vice President and General Manager of IoT, left the company in May 2019. Messrs. Ali, Bergman and Verhoeven are included in this Compensation Discussion and Analysis for fiscal 2019 as required by applicable SEC rules.

We refer to these executive officers collectively in this Compensation Discussion and Analysis and the related compensation tables as our “Named Executive Officers” or “NEOs.” Mr. Hurlston was not a NEO in our fiscal 2019 and is excluded from this Compensation Discussion and Analysis as a NEO, since his employment with the company began after the end of our fiscal 2019.

This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each component of compensation that we provide. In addition, we explain how and why the Compensation Committee of our Board of Directors, or the Compensation Committee, arrived at the specific compensation policies and decisions involving our executive officers, including our Named Executive Officers, during fiscal 2019.

Executive Summary

Our executive compensation program is designed to align executive realized compensation with company performance (both financial results and stock price performance). Both cash and equity compensation for fiscal 2019 reflect the generally weak financial and stock price performance of our company in fiscal 2019.

The following compensation practices and decisions highlight our commitment to pay for performance:

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At the beginning of fiscal 2019, our Compensation Committee and our former CEO chose to retain base salaries for our former CEO and NEOs at or below the market median in order to emphasize performance-based pay through their annual cash bonus opportunity and equity compensation.

●

Annual performance-based cash bonus payouts are aligned with company performance. In fiscal 2019, bonuses for our currently-employed Named Executive Officers who did not have a guaranteed bonus were paid at approximately 50% of target, on average. Below-target payouts reflect performance relative to our operating plan.

●

Equity “refresh” compensation was granted to our Named Executive Officers in a mix of 33% performance stock units (“PSUs”), 33% market stock units (“MSUs”) and 33% deferred stock units (“DSUs”). Our Compensation Committee believes that performance-based equity, in the form of both PSUs and MSUs, provides stronger alignment with the creation of stockholder value, requiring financial performance targets to be met and our stock price to perform well on an absolute and relative basis for value to be realized.

During fiscal 2019, net revenue decreased from fiscal 2018, and non-GAAP operating income/(loss), net income/(loss), and net income/(loss) per diluted share declined from fiscal 2018. As a result, given our emphasis on non-GAAP operating income, or operating profit, in our annual performance-based cash bonus plan, the actual cash compensation paid to our executive officers, including our Named Executive Officers, was significantly below their target total direct cash compensation opportunities for the year.

Fiscal 2019 Financial Results

Our performance for fiscal 2019 was below expectations with revenue down from fiscal 2018 driven by a decline in our mobile discrete display driver and IoT businesses. GAAP operating loss for fiscal 2019 declined to $(6.3) million from $(61.9) million in fiscal 2018 and non-GAAP operating income for fiscal 2019 declined to $159.7 million from $161.8 million in fiscal 2018, driven primarily by reduced revenue, partially offset by reduced operating expenses. GAAP operating loss was favorably impacted by reduced acquisition-related costs of $58.7 million and a favorable product mix, while non-GAAP operating income benefited from improved non-GAAP gross margin of 240 basis points year-over-year. GAAP net loss per diluted share improved $2.97 year-over-year, while non-GAAP net income per diluted share was down $0.05 year-over-year.

For fiscal 2019, we recorded the following significant financial results:

●	Net revenue was $1.47 billion, a 10% decrease from net revenue of $1.63 billion for fiscal 2018;

●	GAAP operating loss was $(6.3) million, compared with GAAP operating loss of $(61.9) million for fiscal 2018;

●	GAAP net loss was $(22.9) million, or $(0.66) per diluted share, compared with GAAP net loss of $(124.1) million, or $(3.63) per diluted share, for fiscal 2018;

●	Non-GAAP operating income, or operating profit, was $159.7 million, or 10.8% of net revenue, compared with non-GAAP operating income of $161.8 million, or 9.9% of net revenue, for fiscal 2018; and

●	Non-GAAP net income was $141.2 million, or $4.00 per diluted share, compared with non-GAAP net income of $141.4 million, or $4.05 per diluted share, for fiscal 2018.

See Appendix A to this Proxy Statement for a reconciliation of our GAAP to non-GAAP financial results.

Pay for Performance Analysis

Our compensation philosophy emphasizes performance-oriented compensation through:

●	Modest base salaries, which are generally positioned at or below the peer market median;

●	Annual performance-based cash bonus opportunities aligned with our annual operating plan and key strategic objectives; and

●

Stock-based compensation provided in three components to balance performance orientation and stockholder alignment (approximately 66% of the total fiscal 2019 equity refresh awards granted to our NEOs were in the form of PSUs and MSUs), and to meet our retention objectives (approximately 33% of the fiscal 2019 equity awards granted to our NEOs were in the form of DSUs).

The company’s weak performance in fiscal 2019 and strong performance-based program design resulted in significantly below-target compensation, as described below:

●

Annual performance-based cash bonus pool achievement was approximately 72% of target for fiscal 2019, with individual performance adjustments resulting in a payout at 50% of target for our Named Executive Officers who were not otherwise subject to severance arrangements or a guaranteed bonus arrangement.

●	As of our record date (September 3, 2019), outstanding MSUs are tracking against their target performance levels as follows:

o	Fiscal 2017 MSUs granted to our NEOs (with payouts through fiscal 2020) are tracking to a 0% payout for the third performance period;
o	Fiscal 2018 MSUs granted to our NEOs (with payouts through fiscal 2021) are tracking to a 16% payout for the second performance period; and
o	Fiscal 2019 MSUs granted to our NEOs (with payouts through fiscal 2022) are tracking to a 17% payout for the first performance period.

●

As of our record date, the exercise price of all options granted to our NEOs in fiscal 2017 and 2018 is below the closing market price of our common stock on such date. No stock options were granted to our NEOs in fiscal 2019.

We have consistently set aggressive target levels for the financial performance measures used in our annual performance-based cash bonus plan. As reflected in the below table, non-GAAP operating income declined year-over-year driving a reduction in the annual bonus pool achievement to 72% for fiscal 2019. Actual bonus payment to our Named Executive Officers in fiscal 2019 was further reduced to 50% based on individual performance measures.

Executive Transition

In connection with Mr. Bergman’s departure as our President and Chief Executive Officer, Mr. Wong became our Principal Executive Officer effective as of March 2019. In connection with Mr. Ali’s departure as our Chief Financial Officer, Mr. Nolan was promoted to Chief Accounting Officer and became our Interim Chief Financial Officer as of February 2019. Mr. Wong did not receive any additional compensation in connection with his role as Principal Executive Officer. Mr. Nolan did not receive any additional compensation in connection with his role as Interim Chief Financial Officer, although Mr. Nolan did receive additional compensation in connection with his promotion to our Chief Accounting Officer. Messrs. Wong, Nolan, Lu, Liu and McFarland currently participate in our executive retention program, which was implemented to encourage each executive’s continued commitment to the support and management of the operations of the company during the transition to new executive leadership. Each executive officer who participates in our executive retention program will receive lump-sum cash award payments of 1.4 to 1.9 times such executive officer’s base salary (determined in each case by the Executive Committee) in November 2020 should they remain as full-time active employees of our company in good standing for 18 consecutive calendar months starting May 1, 2019 and fulfill certain other conditions as further described under the “Executive Retention Program” section of this Compensation Discussion and Analysis.

In August 2019, Mr. Hurlston joined the company as our President and Chief Executive Officer. Mr. Hurlston’s offer letter provides that he will receive a base salary of $700,000 and that he is eligible to receive a target cash bonus opportunity of 130% of his base salary, prorated for our fiscal 2020. Payment of his cash bonus will be based on company-wide performance, consistent with our pay for performance bonus plan, and is ultimately at the discretion of our Board of Directors. Mr. Hurlston also received an initial equity grant of 59,772 RSUs and a target amount of 154,985 MSUs granted under our 2019 Inducement Equity Plan (the “2019 Inducement Plan”), which was recently adopted by the company under an exception to the Nasdaq Stock Market Listing Rules’ shareholder approval requirement for the issuance of securities with regards to grants to employees of the company or its subsidiaries as an inducement material to such individuals entering into employment with the company or its subsidiaries. Mr. Hurlston’s RSUs will vest annually over four years, with vesting contingent on Mr. Hurlston’s continued service with the company. Mr. Hurlston’s MSUs will vest annually over four years, with achievement of the MSU target amount contingent on the company’s total shareholder return performance, as further described in the “Compensation Elements: Long-Term Incentive Compensation: MSU Awards” section below. In addition, Mr. Hurlston may be eligible for certain contingent equity grants (as described and defined under Proposal Four to this Proxy Statement, in the “New Plan Benefits” section of such proposal).

Mr. Hurlston’s base salary, annual target cash bonus opportunity, and initial equity grants (collectively, his “Initial Annual Compensation”) are aligned with our pay for performance philosophy, with 64% of his Initial Annual Compensation in the form of performance-based compensation.

Results of Most Recent Say-on-Pay Vote

At our 2018 Annual Meeting of Stockholders, we conducted our eighth stockholder advisory vote on the compensation of our Named Executive Officers (commonly referred to as a “say-on-pay” vote). Our stockholders approved the fiscal 2018 compensation of our Named Executive Officers, with approximately 67% of the votes cast in favor of our say-on-pay proposal.

Following our 2018 Annual Meeting of Stockholders, the Compensation Committee reviewed the results of the say-on-pay vote and continued the process of re-examining the executive compensation program to ensure it is performance-based and aligns compensation levels with stockholder outcomes. Our Compensation Committee also focused further on strengthening the leadership of the company, which resulted in several leadership transitions in fiscal 2019, including the departure of our CEO. In addition to hiring a new CEO, in fiscal 2020, the company intends to reach out to our shareholders representing at least 60% of our total shares outstanding as of our record date, to solicit feedback from such shareholders on topics related to pay practices, proxy disclosures and corporate governance, and to learn about any shareholder concerns that may have affected the most recent say-on-pay vote results. After we receive feedback from shareholders, we intend to review and adjust our compensation program as necessary in response. The following practices illustrate the Compensation Committee and management teams’ commitment to a pay for performance philosophy:

●	Challenging annual performance-based cash bonus plan design and resulting payouts that significantly trail target bonus opportunities;
●	Equity pay mix for our NEOs with a 67% “refresh” performance-based equity weighting to ensure the majority of equity compensation is directly linked to performance conditions; and
●

Continuing to review and adopt best practice compensation policies, as deemed appropriate by the Compensation Committee, including stock ownership guidelines, hedging restrictions and a compensation recovery (“clawback”) policy.

Our Board of Directors determined that our stockholders should have the opportunity to cast an advisory vote on the compensation of our Named Executive Officers each year, consistent with the preference expressed by our stockholders at our Annual Meeting of Stockholders in October 2017.

Compensation Philosophy and Objectives

We are a leading worldwide developer and supplier of custom-designed human interface semiconductor product solutions that enable people to interact more easily and intuitively with a wide variety of mobile computing, communications, entertainment, and other electronic devices. We operate in a highly competitive business environment, which is characterized by frequent technological advances, rapidly changing market requirements, and the emergence of new market entrants. To successfully compete in this dynamic environment, we must continually develop and refine our products and services to stay ahead of customer needs and challenges. To achieve these objectives, we need a highly talented and seasoned team of engineering, sales, marketing, operations, and other business professionals.

We are headquartered in the Silicon Valley region of Northern California and compete with many of the premier global technology companies in attracting and retaining a skilled management team and key engineering talent. Our competitors for management and engineering talent use stock-based compensation as an important element of their overall compensation programs. To meet the challenges presented by our operating environment, we have embraced a compensation philosophy that seeks to achieve the following specific objectives:

●	reward the successful achievement of our financial objectives;

●	drive the development of a successful and profitable business;

●	attract, motivate, reward, and retain highly qualified executive officers who are important to our success;

●	align compensation to our interests as a whole and the interests of our stockholders, which requires an emphasis on stock-based compensation; and

●

recognize strong performing executive officers by offering compensation that rewards individual achievement, corporate stewardship, and fiscal responsibility, as well as contributions to our overall success.

Total compensation levels are set to reflect the role, responsibilities, and contributions of each executive officer, as well as the achievement of corporate and individual financial and operational goals. As a result of our compensation philosophy, compensation levels may vary significantly from fiscal year to fiscal year on an absolute basis and among our various executive officers.

Each year, the most important measure in assessing our corporate performance is operating profit. At the same time, the most important measure of individual performance is the achievement of each executive officer’s individual objectives that vary from year to year and position to position, but generally include financial and operating performance, product success, timely product delivery, forecasting accuracy, customer satisfaction, cost reduction, leadership, team building, and employee retention.

We expect the compensation level of our Chief Executive Officer (“CEO”) will be higher than that of our other executive officers, assuming relatively equal achievement of individual performance objectives, since our compensation policies establish the framework for our executive officers’ base salaries, target annual performance-based cash bonus opportunities, and stock-based compensation after reviewing those of comparable companies, which generally compensate their chief executive officers at higher levels because of their roles and their importance to overall company success.

Compensation-Setting Process

Our Board of Directors has appointed the members of the Compensation Committee, which consists solely of independent directors. The Compensation Committee is authorized to determine and approve or make recommendations to our Board of Directors for approval with respect to, the cash compensation of our executive officers, including our Named Executive Officers, and to grant, or recommend the grant of, stock-based compensation to our executive officers, including our Named Executive Officers. The Compensation Committee currently makes compensation-related decisions regarding our executive officers.

Role of the Compensation Committee

The Compensation Committee evaluates the performance of our CEO each fiscal year and determines his compensation in light of our goals and objectives for that year. The Compensation Committee, together with our CEO, assesses the performance of our other executive officers, including our other Named Executive Officers, each year. Based in part on the recommendations of our CEO, the Compensation Committee determines the compensation of our other executive officers.

Role of the Chief Executive Officer

At the request of the Compensation Committee, our CEO typically attends a portion of each Compensation Committee meeting, including meetings at which the Compensation Committee’s compensation consultant is present. This enables the Compensation Committee to review with our CEO the corporate and individual goals and objectives that he regards as important to our overall success. The Compensation Committee also requests that our CEO assess the performance of, and our goals and objectives for, our other executive officers, including our other Named Executive Officers. Although the participation of our CEO may influence the establishment of performance target levels and individual objectives, including his own, the Compensation Committee makes all determinations regarding corporate and individual performance measures, goals, and objectives, and related target levels. Our CEO does not attend any portion of the Compensation Committee meetings at which his compensation is discussed.

Role of the Compensation Consultant

The Compensation Committee also retains a compensation consultant to assist in the discharge of its responsibilities, including reviewing trends in executive compensation and identifying relevant comparable companies. The Compensation Committee makes all determinations regarding the engagement, fees, and services of the compensation consultant or other advisor, and its compensation consultant or other advisor reports directly to the Compensation Committee.

During fiscal 2019, the Compensation Committee engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, to assist it in connection with its review of our fiscal 2019 executive compensation program and its analysis of the competitive market for executive talent. Compensia provided the Compensation Committee with an analysis of the compensation practices of the companies in the compensation peer group; determined our compensation positioning relative to the compensation peer group; developed market-based guidelines for the structure of our fiscal 2019 executive compensation program; reviewed the overall compensation packages of our executive officers; and advised the Compensation Committee regarding the propriety of our fiscal 2019 executive compensation program.

Compensia also provided advice to the Compensation Committee regarding the development of the 2019 Equity and Incentive Compensation Plan and 2019 Employee Stock Purchase Plan, which are being submitted to our stockholders for a vote as Proposals Four and Five, respectively, in this Proxy Statement. Compensia attends most Compensation Committee meetings and provides additional assistance as requested on topics including Board compensation, executive severance and change in control agreements, bonus plan design and other topics, as requested by the Compensation Committee.

The Compensation Committee has considered the independence of Compensia in light of the listing standards of NASDAQ on compensation committee independence and the rules of the SEC. The Compensation Committee requested and received confirmation from Compensia concerning certain factors for determining the independence of the firm and its senior advisors working with the Compensation Committee. The Compensation Committee discussed these considerations and concluded that the work performed by Compensia did not raise any material conflict of interest.

Use of Competitive Market Data

In determining the compensation of our executive officers, including our Named Executive Officers, the Compensation Committee considers data gathered from a self-constructed group of peer companies, and published survey data for technology companies.

During the latter stages of fiscal 2018, after consultation with Compensia, the Compensation Committee developed and approved a compensation peer group for use in its executive compensation decisions for fiscal 2019 based on the following selection criteria:

●	Industry: companies that compete in the semiconductor or peripherals industries or that supply technology components to original equipment manufacturers, or OEMs.

●	Revenue: companies with revenue between approximately $577 million and $5.2 billion, based upon the last four quarters of reported revenue at the time of selection.

●	Market capitalization: companies with a market capitalization of greater than $433 million at the time of selection.

The companies included in the compensation peer group approved by the Compensation Committee for fiscal 2019 were as follows:

Ambarella Cirrus Logic Cree Cypess Semiconductor Inphi	Integrated Device Technology Knowles M/A-COM Technology Solutions Marvell Technology Maxim Integrated Products	Mellanox Technologies Microsemi Technology ON Semiconductor Qorvo Silicon Laboratories

The Compensation Committee strives to select peer companies such that our company falls near the median for revenue and market capitalization within the selected peer group. For fiscal 2020, based upon recommendations from Compensia, the Compensation Committee approved changes to the compensation peer group criteria to include semiconductor companies with revenue of between approximately $543 million and $4.9 billion, based upon the last four quarters of reported revenue at the time of selection, and a market capitalization equal to or greater than $430 million. As a result of the new criteria, including acquisition and merger activity impacting the companies in the compensation peer group, the Compensation Committee removed Microsemi Technology and Integrated Device Technology, and added Diodes and Semtech to the compensation peer group for fiscal 2020.

Compensation Elements

Our executive compensation program consists primarily of three elements: base salary, annual performance-based cash bonuses, and long-term incentive, or LTI, compensation in the form of stock-based awards. Our executive officers also participate in several company-wide benefit plans, including retirement and health and welfare benefit plans, which generally are available to all regular full-time employees.

Base Salary

We seek to pay base salaries at competitive levels that enable us to attract, motivate, and retain highly qualified executive officers. Base salaries for our executive officers, including our Named Executive Officers, reflect each individual’s position, responsibilities, experience, skills, performance, and ongoing and expected future contributions. In determining base salary, the Compensation Committee also takes into account salary levels for similar positions at the companies in the compensation peer group and base salary levels relative to other positions within our company. Consistent with our compensation philosophy, we set the base salaries of our executive officers at levels that are at or below the market median to reinforce our desire that our annual performance-based cash bonuses and LTI compensation, which are based on our financial performance and our executive officers’ achievement of individual performance objectives as set from time to time, represent the most significant portion of our executive officers’ target total direct compensation each year.

The Compensation Committee determines the annual base salary of our CEO in its sole discretion. The base salaries of our other executive officers, including our other Named Executive Officers, are determined by the Compensation Committee after considering the recommendations of our CEO as well as the factors described above.

As has been its practice, for fiscal 2019, the Compensation Committee set the base salaries for our executive officers, including our Named Executive Officers, at the beginning of the fiscal year. The annual base salaries for our Named Executive Officers during fiscal 2019 were as follows:

Named Executive Officer	Annualized Fiscal 2018 Base Salary	Annualized Fiscal 2019 Base Salary		Percentage Change
Alex Wong	$340,000	$350,000		2.94%
Richard A. Bergman	$700,000	$700,000		0.00%
Kermit Nolan	$265,200	$298,424	(1)	12.53%
Wajid Ali	$395,000	$400,000		1.27%
Shawn Liu	$290,000	$330,000		13.79%
Richard Lu	-	$350,000		-
John McFarland	$340,000	$350,000		2.94%
Huibert Verhoeven	$340,000	$370,000		8.82%

(1)

The amount reported for Mr. Nolan reflects his prorated salary for the corresponding periods before and after his promotion and corresponding salary increase to Chief Accounting Officer of our company in February 2019.

Annual Performance-Based Cash Bonuses

We use annual performance-based cash bonuses to motivate our executive officers, including our Named Executive Officers, to achieve our annual financial and operational objectives as set forth in our annual operating plan, while making progress towards and supporting our longer-term strategic and growth goals. The payment of these bonuses is based upon the achievement of one or more corporate performance objectives, which typically include meeting a specified target level of operating profit and individual performance goals.

At the beginning of each fiscal year, our Board of Directors approves our annual operating plan, which forms the basis for the corporate performance measures and individual performance goals for our annual performance-based cash bonuses. Further, the Compensation Committee reviews and sets the framework for the annual performance-based cash bonuses for the fiscal year, including confirming the plan participants, establishing a target annual cash bonus opportunity for each participating executive officer, and reviewing the corporate performance measures and individual performance goals for the fiscal year.

Target Bonus Opportunities

As in prior years, the Compensation Committee determined that the target annual cash bonus opportunities for each of our Named Executive Officers for fiscal 2019 should be based on a percentage of such Named Executive Officer’s base salary. The target annual percentage bonus opportunity established for each Named Executive Officer for fiscal 2019, other than Messrs. Nolan and Lu, was maintained at its fiscal 2018 levels.

In setting these target annual cash bonus opportunities for our Named Executive Officers, the Compensation Committee exercised its judgment and considered several factors, including our overall financial and operational results for the prior fiscal year, the prior performance of each individual Named Executive Officer, the Named Executive Officer’s potential to contribute to our long-term strategic success, the Named Executive Officer’s role and responsibilities, the Named Executive Officer’s individual experience and skills, market practices for annual bonuses, and, for our other Named Executive Officers, the recommendations of Mr. Bergman.

Corporate Performance Measures

For fiscal 2019, our Board of Directors selected non-GAAP operating profit as the primary corporate performance measure, representing 75% of the target annual cash bonus opportunity, together with selected strategic performance goals, representing the remaining 25% of the target annual cash bonus opportunity, as the criteria that best supported our annual operating plan and enhanced long-term value creation for purposes of funding our bonus pool. As determined by the Compensation Committee, our executive officers, including our Named Executive Officers, were eligible to earn cash bonus payments based on our actual performance against the non-GAAP operating profit target set forth in our fiscal 2019 annual operating plan. Our Board of Directors set this target level to be aggressive, yet achievable, with diligent effort during the fiscal year.

Individual Performance Objectives

Consistent with our compensation philosophy of rewarding individual performance, at the start of fiscal 2019, Mr. Bergman developed and recommended to the Compensation Committee a series of individual performance goals for our executive officers, including our other Named Executive Officers, which he deemed to be integral to the achievement of our annual operating plan. These objectives were approved by the Compensation Committee. The Compensation Committee determined the individual performance goals that should be used to assess the performance of Mr. Bergman.

For purposes of the fiscal 2019 annual performance-based cash bonuses, the individual performance goals for each of our Named Executive Officers were as follows:

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Mr. Wong – Focus on achieving fiscal 2019 annual operating plan by having the necessary supply chain, inventory and service levels to fulfill customer demand, along with responsibility of product quality by developing, directing and implementing quality strategies in support of overall business goals.

●

Mr. Bergman – Achieve our fiscal 2019 annual operating plan, support our business growth objectives, evaluate and drive long-term corporate growth strategies and market opportunities, and foster an environment of high integrity and ethics.

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Mr. Nolan – Support our business growth objectives with appropriate processes and controls, monitor and review our corporate and financial structure, set future financial and tax strategy, and foster an environment of high integrity, ethics, and regulatory compliance.

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Mr. Ali – Support our business growth objectives with appropriate processes and controls, monitor and review our corporate and financial structure, set future financial strategy, and foster an environment of high integrity, ethics, and regulatory compliance.

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Mr. Liu – Expand position within strategic customers, drive market share within strategic markets, establish long-term focus and strategy for identified personal computer, or PC, market strategies, and support the overall achievement of our fiscal 2019 annual operating plan.

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Mr. Lu – Expand position within strategic customers, drive market share within strategic markets, establish focus and strategy for identified Mobile and Automotive market strategies, and support the overall achievement of our fiscal 2019 annual operating plan.

●

Mr. McFarland - Manage internal and external legal expenses within budget with no loss in responsiveness or increase in risk, manage ongoing litigation and claims to conclusion within acceptable cost/benefit limits, emphasize return on investment for our intellectual property, and foster an environment of high integrity, ethics, and regulatory compliance.

●

Mr. Verhoeven – Expand and develop our IoT position within strategic customers, identify and drive market share within strategic markets with existing products, establish long-term focus for IoT market strategies based on the integration efforts of the two acquisitions that are focused on the expansion of our IoT market position, and support the achievement of our fiscal 2019 annual operating plan.

After the end of the fiscal year, the Compensation Committee evaluated each executive officer’s progress, including the progress of our PEO, towards the achievement of their individual performance objectives.

Fiscal 2019 Bonus Decisions

For fiscal 2019, annual performance-based cash bonus payments were determined after the end of the fiscal year by the Compensation Committee. The Compensation Committee’s determination of the annual performance-based cash bonuses involved a multi-step process. First, the Compensation Committee established the annual target cash bonus pool for fiscal 2019 based on the aggregate target annual cash bonus opportunities for all of our employees, including our executive officers. The portion of the bonus pool that was subject to the actual level of achievement of the pre-established non-GAAP operating profit target for the fiscal year was determined based on our performance relative to the non-GAAP operating profit target level as approved by our Board of Directors at the beginning of the year. Second, the portion of the bonus pool that was subject to the actual level of achievement of the pre-established strategic goals for the fiscal year, was determined based on our performance relative to the pre-established strategic goals as approved by our Board of Directors at the beginning of the year.

For fiscal 2019, the target level for the non-GAAP operating profit performance measure was $208 million and we achieved $160 million. Fiscal 2019 non-GAAP operating profit was determined by adjusting GAAP operating profit for acquisition and integration related costs; share-based compensation costs; restructuring costs; CEO severance costs; retention program costs; and costs associated with a loss on a supply agreement (for more information on how non-GAAP operating profit was calculated, see Appendix A of this Proxy Statement). Based on the actual level of operating profit achievement and an assessment of strategic goal attainment, our bonus pool for all employees was funded at approximately 72% and at 50% for currently-employed NEOs who were not guaranteed a bonus for our fiscal 2019.

The Compensation Committee then determined the cash bonus payment, if any, to be received from the available bonus pool by an executive officer by evaluating the executive officer’s position and responsibility level within our company, as well as performing a subjective assessment of each executive officer’s actual performance as measured against such executive officer’s individual performance objectives. Further, the Compensation Committee exercised its discretion in determining each executive officer’s bonus payment based upon achievement of individual goals.

Based on this criteria, the following bonus payments were made to our Named Executive Officers for fiscal 2019:

		Target			Actual

Named Executive Officer	Annualized Fiscal 2019 Base Salary	Target Annual Cash Bonus Opportunity	Target Annual Cash Bonus Opportunity (as a percentage of base salary)		Actual Total Cash Bonus Payout (as a dollar amount)		Actual Cash Bonus Payment (as a percentage of base salary earned in fiscal 2019)	Actual Cash Bonus Payment (as a percentage of fiscal 2019 Target Annual Cash Bonus Opportunity)

Alex Wong	$350,000	$262,500	75.0%		$131,250		37.5%	50.0%
Richard A. Bergman	$700,000	$1,015,000	145.0%		$167,475	(2)	23.9%	16.5%
Kermit Nolan	$298,424	$132,903	44.5%	(1)	$66,452		22.3%	50.0%
Wajid Ali	$400,000	$300,000	75.0%		$99,000	(3)	24.8%	33.0%
Shawn Liu	$330,000	$247,500	75.0%		$123,750		37.5%	50.0%
Richard Lu	$350,000	$262,500	75.0%		$262,500	(4)	75.0%	100.0%
John McFarland	$350,000	$210,000	60.0%		$105,000		30.0%	50.0%
Huibert Verhoeven	$370,000	$277,500	75.0%		$82,418	(2)	22.3%	29.7%

(1)	Mr. Nolan’s bonus percentage is prorated for the corresponding periods before and after his promotion to Chief Accounting Officer of our company in February 2019.
(2)	Messrs. Bergman and Verhoeven received a prorated portion of their target bonus opportunity in connection with their respective severance arrangements.
(3)	Reflects the first half fiscal 2019 bonus earned and paid out to Mr. Ali prior to his departure from our company.
(4)	Pursuant to the terms of his offer letter, Mr. Lu received a guaranteed target bonus for fiscal 2019 and a $250,000 sign-on bonus, which is not included in this table.

For fiscal 2019 as a whole, our employees achieved an average payout level of approximately 72% of their target bonuses, while our currently-employed Named Executive Officers who were not guaranteed a bonus achieved a payout level of approximately 50% of their target bonuses as a result of not achieving the target level for the non-GAAP operating profit performance measure and exceeding the target level for the selected strategic goals measure. The portion of the bonus pool established by the Compensation Committee for our Named Executive Officers represented approximately 0.6% of our fiscal 2019 non-GAAP operating profit.

Long-Term Incentive Compensation

As a technology company that encounters significant competition for qualified personnel, long-term incentive, or LTI, compensation plays a critical role in our ability to attract, hire, motivate, and retain qualified and experienced executive officers. The use of equity compensation is necessary for us to compete for qualified executive officers without significantly increasing cash compensation and is the most important component of our executive compensation program. We use LTI compensation in the form of equity awards to motivate our executive officers, including our Named Executive Officers, for long-term corporate performance based on the value of our common stock and thereby, further align their interests with those of our stockholders. Our LTI compensation granted in fiscal 2019 consisted of performance-based MSU and PSU awards and time-based DSU awards, the purposes for which are described below:

Type of Equity	Purpose
Market Stock Units (“MSUs”)

Enable our executive officers to earn shares of our common stock based on our performance relative to the S&P Semiconductor Select Industry Index, or SPSISC Index, or the Philadelphia Semiconductor Index, or SOX Index, over performance periods of up to three years. We believe that MSU awards serve as a source of motivation to our executive officers even in a down-market environment, while also providing upside potential if we outperform the SPSISC Index or SOX Index, as applicable, over the relevant performance periods. In addition, MSU awards provide a direct link between compensation and stockholder return, thereby motivating our executive officers to focus on and strive to achieve both our annual and long-term financial and strategic objectives.

Performance Stock Units (“PSUs”)

Enable our executive officers to earn shares of our common stock based on our non-GAAP Earnings Per Share (EPS) performance over a one-year performance period. We believe that PSU awards serve as a source of motivation to our executive officers to drive financial performance. In addition, PSU awards provide a direct link between compensation and stockholder return, thereby motivating our executive officers to focus on and strive to achieve both our annual and long-term financial and strategic objectives.

Deferred Stock Units (“DSUs”)	Enable our executive officers to earn shares of our common stock only when they have satisfied multi-year service-based vesting conditions, helping us to achieve our retention objectives and further aligning the interests of our executive officers with those of our stockholders.

Fiscal 2019 Long-Term Incentive Compensation Decisions

For new equity “refresh” awards approved in fiscal 2019, we generally granted NEO equity compensation in a target value mix of 33% DSUs, 33% PSUs and 33% MSUs. The Compensation Committee determined that an LTI award consisting of a combination of DSU awards, PSU awards and MSU awards would provide our executive officers with a competitive equity compensation package, while further aligning their compensation with our long-term financial, operational and strategic objectives and promoting the creation of stockholder value.

For fiscal 2019, the fair value of the equity awards granted to our NEOs as part of our annual “refresh” program were approximately 33% in the form of a DSU award, 33% in the form of a PSU award and 33% in the form of an MSU award. The actual grant date fair values of the awards granted to our NEOs varies from the target mix due to the accounting valuation methodology for MSUs.

The equity awards granted to our Named Executive Officers in fiscal 2019 were as follows:

Named Executive Officer	DSUs	PSUs	MSUs	Grant Date Fair Value	Intrinsic Value(1)

Alex Wong	9,566	9,566	9,566	$1,123,498	$602,107
Richard A. Bergman	46,561	46,561	46,561	$5,468,450	$2,930,661
Kermit Nolan	22,023	-	-	$851,673	$641,750
Wajid Ali	14,784	14,784	14,784	$1,736,336	$930,540
Shawn Liu	10,001	10,001	10,001	$1,174,587	$629,487
Richard Lu	22,107	-	11,054	$1,416,054	$695,736
John McFarland	9,566	9,566	9,566	$1,123,498	$602,107
Huibert Verhoeven	10,871	10,871	10,871	$1,276,766	$684,247

(1) Intrinsic value is based on the Company’s closing stock price on June 28, 2019 (the last trading day in fiscal 2019), which was $29.14. The MSU intrinsic value is further adjusted for performance, which was tracking to a 16% payout as of the end of fiscal 2019.

The size of these LTI compensation awards were determined by the Compensation Committee based on its assessment of our financial results for fiscal 2018, its evaluation of each Named Executive Officer’s performance during fiscal 2018, and the following additional factors: each Named Executive Officer’s position within our company; an assessment of the equity award practices of the companies in our compensation peer group; and an assessment of the outstanding equity awards then-held by each Named Executive Officer. In making its award decisions, the Compensation Committee exercised its judgment to set the size of each award at a level it considered appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

DSU Awards

Once the size of the LTI compensation awards for our Named Executive Officers were determined, the Compensation Committee decided that the portion of the award to be delivered in the form of DSU awards would vest as follows: DSUs generally vest over three years, with 1/3rd of the total number of shares of our common stock subject to the DSU award vesting annually in the quarter the award was granted until fully vested.

PSU Awards

As established by the Compensation Committee, each PSU award consists of the right to receive a specified number of shares of our common stock if the award’s performance conditions are satisfied.

The PSUs granted to our executive officers have a specific one-year performance period, where performance is measured based on the achievement of a specified level of non-GAAP earnings per share. The earned PSUs shall vest in three equal tranches over three one-year service periods with the final service period ending approximately three years from the grant date. The potential payout ranges from 0% to 200% of the target number of shares subject to the award and is determined on a linear basis with a payout triggering if our non-GAAP earnings per share is equal to or greater than 65% of the target with a maximum payout achieved at 135% of target. PSUs earned in fiscal 2019 by our executive officers were based on our performance in fiscal 2019.

Delivery of shares earned, if any, will take place on the dates provided in the applicable PSU grant agreement, assuming the executive officer is still an employee of our company at the end of the applicable service period. On the delivery date, we withhold shares to cover statutory tax withholding requirements and deliver a net quantity of shares to the executive officer after such withholding. Until delivery of shares, the executive officer has no rights as a stockholder with respect to any shares underlying the PSU award.

In limited circumstances, including in the event of a change of control of our company and termination of employment of an executive officer, acceleration of vesting may occur; such acceleration, if any, will occur pursuant to the equity agreement underlying such award and any then-in-effect Change of Control policy covering such executive officer.

PSUs earned in fiscal 2019 were based on achievement of a non-GAAP earnings per share target of $4.95 for the fiscal 2019 one-year performance period. Our actual non-GAAP earnings per share for fiscal 2019 was $4.00, which resulted in a negative performance adjustment of 55%. Accordingly, our NEOs will receive 45% of their target PSUs for fiscal 2019 if employed through the end of the required service periods.

The below chart represents the PSUs earned as a percentage of target in fiscal 2018 and 2019. No PSUs were granted in fiscal 2017.

MSU Awards

As established by the Compensation Committee, each MSU award granted to our executive officers consists of the right to receive a specified number of shares of our common stock if the award’s performance conditions are satisfied. The shares of our common stock subject to such MSU awards will be earned, if at all, based on our total stockholder return, or TSR, compared to that of the S&P Semiconductor Select Industry Index, or SPSISC Index TSR, for awards granted to our executive officers beginning in fiscal 2018, and compared to that of the Philadelphia Semiconductor Index TSR, or the SOX Index TSR, for awards granted to our executive officers prior to fiscal 2018, over a one-year, a two-year, and a three-year performance period. In other words, the actual number of shares of our common stock that may be earned under the MSU awards will vary based on over- or under-performance of our TSR compared to that of the SPSISC Index TSR or SOX

Index TSR, as applicable, over the specified performance periods. Pursuant to the terms of the fiscal 2019 MSU awards granted on November 13, 2018:

●

The target number of shares of our common stock subject to each MSU award will be earned if our TSR equals that of the SPSISC Index TSR as measured over the one-year, the two-year, and the three-year performance periods (as determined on September 30, 2019, September 30, 2020, and September 30, 2021).

●

Payouts are scaled such that below-target performance will result in a reduction in the number of shares of our common stock earned using a two-to-one ratio, while above-target performance will result in a payout of 100% of the target number of shares of our common stock for the one-year and two-year performance periods with any additional payout deferred until delivery of shares based on the performance of the three-year performance period, where an increase in the number of shares of our common stock earned using a two-to-one ratio for the three-year performance period less any shares that were delivered for the one-year and two-year performance periods (subject to a cap of 200% of the target number of shares of our common stock subject to the MSU awards if our TSR is 50 percentage points or more above the SPSISC Index TSR, as applicable) will be delivered to the executive officer. Our MSU awards are long-term awards with partial payouts based on performance for each of the initial performance periods with a performance true-up based on the performance of the final performance period.

●

One-third of the target award is tied to each performance period (one-year, two-year and three-year periods). For the one-year and two-year measurement periods, executive officers can only earn up to target for the portion of the award tied to each performance period. All above-target payouts for the award are tied to the full three-year performance period and require that the executive officer remains employed through the end of the three-year period.

Any shares of our common stock earned under an MSU award will vest and be delivered to an executive officer within 30 days of the end of the one-year, two-year, and three-year performance periods. In limited circumstances, including in the event of a change of control of our company and termination of employment of an executive officer, an acceleration of vesting may occur; such acceleration, if any, will occur pursuant to the equity agreement underlying such equity and any then-in-effect Change of Control policy covering such executive officer.

In fiscal 2019, our NEOs received the following payouts in connection with their MSUs:

o	Fiscal 2016 MSUs granted to our NEOs were paid out at 0% for the third performance period;
o	Fiscal 2017 MSUs granted to our NEOs were paid out at 0% for the second performance period; and
o	Fiscal 2018 MSUs granted to our NEOs were paid out at 100% for the first performance period.

As of our record date, the outstanding MSU awards held by our NEOs are currently tracking to pay out against their target as follows, and as represented in the below chart:

o	Fiscal 2017 MSUs granted to our NEOs (with payouts through fiscal 2020) are tracking to a 0% payout for the third performance period;
o	Fiscal 2018 MSUs granted to our NEOs (with payouts through fiscal 2021) are tracking to a 16% payout for the second performance period; and
o	Fiscal 2019 MSUs granted to our NEOs (with payouts through fiscal 2022) are tracking to a 17% payout for the first performance period.

The below chart represents MSUs earned or expected to be earned by our NEOs for MSUs granted in fiscal 2017, 2018 and 2019.

Stock Ownership Guidelines and Hedging Prohibition

We maintain stock ownership guidelines that require our CEO to own shares of our common stock with a value equal to at least three times his annual base salary. We believe that these guidelines further promote alignment of the long-term interests of our CEO with our stockholders. Our CEO has five years from the date of his appointment to achieve the required ownership levels. In addition, our Insider Trading Policy prohibits our executive officers, and any family member residing in the same household, from engaging in derivatives trading and hedging involving our securities without the prior approval of our Chief Financial Officer and our General Counsel.

Compensation Recovery Policy

Our 2010 Incentive Compensation Plan and our 2019 Equity and Incentive Compensation Plan, approved by our Board of Directors on July 30, 2019 and included as Proposal Four to this Proxy Statement, each contain a clawback provision that applies to all awards held by the company’s executive officers (as defined by the Securities Exchange Act of 1934). Pursuant to both the 2010 Incentive Compensation Plan and our 2019 Equity and Incentive Compensation Plan, all awards (cash and equity) held by an executive officer will be subject to clawback, recoupment or forfeiture, (i) to the extent that such executive officer is determined to have engaged in fraud or intentional illegal conduct that caused the company’s material non-compliance with any applicable financial reporting requirements and resulted in a financial restatement, the result of which is that the amount received from such award would have been lower had it been calculated on the basis of such restated results, or (ii) as required by applicable laws, rules, regulations or listing requirements. Such clawback, recoupment or forfeiture, in addition to any other remedies available under applicable law, will occur through the cancellation of the excess awards and, in the case of equity awards, the recoupment of any gains realized with respect to the excess awards. Our executive officers may not claim the operation of the clawback as the basis for a “good reason” to resign and receive severance payments and benefits.

Equity Award Grant Policy

Our Board of Directors or the Compensation Committee, as applicable, approves equity awards at its regularly scheduled meetings each year. Generally, in the case of equity awards granted to newly hired executive officers, we set the price of such awards at the closing market price of our common stock as reported on the NASDAQ Global Select Market on the date such grant is approved by our Board of Directors, the Compensation Committee or their delegate. Generally, in the case of a DSU award granted to our existing executive officers, we provide for effective dates on the first business day after the applicable quarterly financial earnings release. In the case of MSU and PSU awards granted to our existing executive officers, we provide for an effective date at the October Compensation Committee meeting. For more information on our MSU and PSU awards, refer to the “Long-Term Incentive Compensation” section in this Compensation Discussion and Analysis.

Employment Arrangements

While we do not have employment agreements with any of our executive officers, the initial terms and conditions of employment for each of our Named Executive Officers have been set forth in a written employment offer letter. Each of these arrangements was approved on our behalf by the Compensation Committee or, in certain instances, by our Board of Directors.

In filling our executive positions, our Board of Directors or the Compensation Committee, as applicable, recognized that it would need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, our Board of Directors and the Compensation Committee were sensitive to the need to integrate new executive officers into the executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations.

Each of these employment offer letters provides for “at will” employment and sets forth the initial compensation arrangements for the executive officer, including an initial base salary, an annual performance-based cash bonus opportunity, and a recommendation for a stock-based compensation award in the form of either an option to purchase shares of our common stock and DSU awards for executives hired prior to fiscal 2018, or in the form of DSU, PSU and/or MSU awards for executives hired in fiscal 2018 and subsequent years. Such stock-based compensation award is submitted to our Compensation Committee for approval.

Perquisites and Other Personal Benefits

We do not view perquisites or other personal benefits as a significant component of our executive compensation program. From time to time, we may provide perquisites or other personal benefits in limited circumstances, such as when we believe it is appropriate to assist an individual executive officer in the performance of the executive officer’s duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Nonqualified Deferred Compensation

We do not provide any nonqualified deferred compensation arrangements for any of our employees.

Retirement and Other Benefits

We have established a Section 401(k) retirement savings plan for our executive officers, including our Named Executive Officers, on the same basis as for all of our other employees who satisfy certain eligibility requirements. Under this plan, participants may elect to make pre-tax contributions of up to 30% of their current compensation, not to exceed the applicable statutory income tax limitation. Currently, we match 25% of the contributions made by participants in the plan, up to a maximum of $4,750 per participant beginning with calendar year 2019. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code, or the Code, so that contributions by participants or by us to the plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the plan.

Additional benefits received by our executive officers, including our Named Executive Officers, include medical, dental, vision, life, and disability insurance benefits and participation in our employee stock purchase plan. These benefits are provided to our executive officers on the same basis as to all of our regular full-time employees.

Severance Policy

In October 2011, our Board of Directors adopted the amended Severance Policy for Principal Executive Officers, or the Severance Policy, which was further amended and approved by the Compensation Committee on October 30, 2017 and on June 28, 2019. The Severance Policy applies to certain executive officers designated by our Board of Directors. All of our Named Executive Officers are covered by the Severance Policy. Under the Severance Policy, we will pay a pro rata amount of (i) 100% of the base salary in the case of our CEO over a period of one year and 50% of the base salary in the case of our other designated executive officers over a period of six months; (ii) 100% of the target bonus in the case of our CEO, the greater of 50% of the target bonus or a pro rata amount of the target bonus in the case of our Chief Financial Officer, and a pro rata amount of the target bonus in the case of our other designated executive officers, in each case for the fiscal year during which a termination occurs, and (iii) pay the COBRA premium for coverage under our medical plan for the designated executive officer and the executive officer’s dependents following a termination of employment by us without “good cause” or by the executive officer for “good reason,” each as defined in the Severance Policy, for one year in the case of our CEO and six months in the case of our other designated executive officers. All outstanding and unvested equity incentives held by our CEO or our other designated executive officers will cease to vest on such executive officer’s date of employment termination, and such executive officer’s outstanding and vested stock option awards will be exercisable for 90 days after such executive officer’s date of employment termination, but not beyond their original term. The foregoing payments and benefits are contingent upon the designated executive officer resigning from all directorships held by that executive at our company or any of our subsidiaries and affiliates and executing and not revoking a release of all claims that he or she may have against us. The Severance Policy will terminate upon a “change of control” of our company as defined in the Severance Policy.

Change of Control Severance Policy

In July 2014, we enacted a Change of Control Severance Policy for Principal Executive Officers, or the CoC Severance Policy, which was further amended and approved by the Compensation Committee on October 30, 2017 and June 28, 2019. The CoC Severance Policy applies to certain executive officers who have been designated by our Board of Directors. All of our Named Executive Officers are covered by the CoC Severance Policy. The CoC Severance Policy is designed by the Compensation Committee to meet current market expectations and was modeled after the practices of the companies in our then-current compensation peer group. The CoC Severance Policy provides for specified payments and benefits only upon a qualifying termination of employment following a “change of control” of our company as defined in the policy (a “double trigger” arrangement), meaning that both a change of control of our company and a termination of employment must occur before the designated executive officer is eligible to receive any payments or benefits.

The CoC Severance Policy provides that, in the event of a termination of employment by our company without “good cause” or by the designated executive officer with “good reason,” each as defined in the policy, within three months prior to a change of control or 18 months following a change of control of our company, such designated executive officer will be eligible to receive the following:

●

An amount equal to 200% of base salary and target annual cash bonus in the case of our CEO, and 150% of base salary and target annual cash bonus for the other designated executive officers, in each case for the fiscal year in which such termination of employment occurs;

●	Continuation of health insurance coverage for the designated executive officer and the executive officer’s dependents for a period of 18 months; and

●	Continuation of life insurance coverage for the designated executive officer for a period of 18 months.

The foregoing payments and benefits are contingent upon the designated executive officer resigning from all directorships held by that executive at our company or any of our subsidiaries and affiliates and executing and not revoking a release of all claims that he or she may have against us.

The CoC Severance Policy also provides that, in the event of a change of control of our company, all outstanding and unvested equity incentives (but not including any outstanding MSU awards) will immediately vest in full if the employment of the designated executive officer is terminated by our company without “good cause” or by the designated executive officer with “good reason,” within three months prior to a change of control or 18 months following a change of control of our company, each as defined in the policy. Any outstanding stock options will be exercisable for 90 days after such executive officer’s date of employment termination, but not beyond their original term.

All outstanding and unearned MSU awards will continue to be earned in accordance with the terms of the MSU grant agreement.

We implemented the CoC Severance Policy to mitigate a potential disincentive for these executive officers when they are evaluating a potential acquisition of our company, particularly when their services may not be required by the acquiring entity. The CoC Severance Policy has been designed to provide each of our executive officers, including the Named Executive Officers, with consistent treatment and to avoid the inadvertent incurrence of an excise tax under Section 409A of the Code.

Executive Retention Program

On May 6, 2019, the Executive Committee instituted a retention program applicable to certain of Synaptics’ executive officers (the “Retention Program”). The Retention Program applies to certain executive officers who have been designated by our Board of Directors. All of our currently-employed Named Executive Officers are covered by the Retention Program.

The retention program provides that the participating executive officers will receive lump-sum cash award payments (determined in each case by the Executive Committee) in November 2020 (a “Retention Award”) should they remain as full-time active employees of Synaptics in good standing for 18 consecutive calendar months starting May 1, 2019 (the “Retention Period”). Certain voluntary and unpaid leaves will result in a termination of the applicable Retention Award. No Retention Award will be paid to any executive who resigns without “good reason” or who is terminated for “good cause” (each as defined in the Severance Policy) prior to the end of the Retention Period. If a participating executive’s employment is terminated without “good cause”, or if such executive resigns for “good reason” prior to the end of the Retention Period, such executive will receive (i) two-thirds of his or her eligible Retention Award if the termination occurs during the first twelve months of the Retention Period, and (ii) a portion of such executive’s eligible Retention Award prorated for the actual number of consecutive full calendar months completed as a full-time employee of Synaptics if the termination occurs between the twelfth and eighteenth month of the Retention Period, provided that such executive resigns from all Synaptics and Synaptics’ affiliate director and officer positions and executes a separation agreement and release in a form acceptable to Synaptics.

We implemented the Retention Program to encourage each participant’s continued commitment to the support and management of the operations of the company during the transition to new executive leadership.

Except as described herein or under “Potential Payments Upon Termination or Change of Control” below, we do not offer our executive officers, including our Named Executive Officers, any other severance payments or benefits upon their termination of employment with our company, whether or not in connection with a change of control of our company.

Tax and Accounting Considerations

Deductibility of Executive Compensation

We take into account the tax effects of executive compensation on us and our executive officers. Section 162(m) of the Code (“Section 162(m)”) limits the deductibility, for federal income tax purposes, of remuneration in excess of $1 million paid to certain executives of any publicly held corporation in any taxable year. Thus, we are able to deduct certain types of remuneration paid to any of these individuals only to the extent that such remuneration during any taxable year does not exceed $1 million. Historically, remuneration in excess of $1 million could be deducted if it qualified as “performance-based compensation” within the meaning of Section 162(m) or satisfied the condition of another exemption from the deductibility limit. This performance-based exception has been repealed, effective for taxable years beginning after December 31, 2017. However, certain arrangements in place as of November 2, 2017 may be eligible for transition relief under the Code.

While the Compensation Committee is mindful of the benefit of being able to fully deduct the compensation paid to our Named Executive Officers, it believes that we should retain the flexibility to provide compensation to our Named Executive Officers that is not fully tax deductible when it believes that such payments are appropriate to attract and retain executive talent or meet other business objectives. Thus, the Compensation Committee may, in its judgment, authorize compensation payments that are not deductible by reason of the application of 162(m) when it believes that such payments are appropriate to attract and retain executive talent and are in our best interests and the best interests of our stockholders.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and directors, who hold significant equity interests, and certain other service providers may be subject to significant additional taxes if they receive payments or benefits that exceed certain prescribed limits in connection with a change of control of a company, and that the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G and 4999 of the Code during fiscal 2019, and we have not agreed and are not otherwise obligated to provide any executive officer with such a “gross-up” or other reimbursement.

Accounting for Stock-Based Compensation

We account for stock-based compensation arrangements in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation – Stock Compensation,” or ASC Topic 718. ASC Topic 718 requires companies to measure the compensation expense for all stock-based payment awards made to employees and directors, including stock options, PSU, DSU and MSU awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our Named Executive Officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an employee or director is required to render service in exchange for the stock option or other award. In determining stock-based compensation, the Compensation Committee considers the potential expense of these awards under ASC Topic 718 and other accounting implications such awards may have on us.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” included in this Proxy Statement and, based on such review and discussion, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Respectfully submitted,

Keith B. Geeslin, Chairman
Kiva A. Allgood
Francis F. Lee
Richard L. Sanquini
James L. Whims

EXECUTIVE COMPENSATION

Fiscal 2019 Summary Compensation Table

The following table sets forth information regarding compensation for services in all capacities to us and our subsidiaries received by our Named Executive Officers for the fiscal years 2019, 2018, and 2017.

Name and Principal Position (1)	Fiscal Year	Bonus ($)		Salary ($ ) (2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Comp ($)(6)		Total ($)

Alex Wong	2019	-		$348,333	$1,123,498	-	$131,250	$8,314		$1,611,395
Principal Executive Officer and Senior	2018	-		$340,000	$1,426,903	$92,911	$117,734	$24,240		$2,001,788
Vice President of Worldwide	2017	-		$306,000	$984,656	$415,665	$165,699	$4,500		$1,876,520
Operations

Rick Bergman	2019	-		$495,833	$5,468,450	-	$167,475	$761,374	(7)	$6,893,132
Chief Executive Officer & President	2018	-		$700,000	$5,597,768	$323,383	$345,303	$45,568		$7,012,022
	2017	-		$560,000	$3,422,280	$1,446,337	$439,698	$3,942		$5,872,257

Kermit Nolan	2019	-		$298,096	$851,673	-	$66,452	$8,335		$1,224,556
Chief Accounting Officer &	2018	-		$279,333	$417,869	-	$51,554	$7,212		$755,968
Interim Chief Financial Officer	2017	-		$234,000	$657,251	$21,669	$115,088	$6,332		$1,034,340

Wajid Ali	2019	-		$241,591	$1,736,336	-	$99,000	$506		$2,077,433
Senior Vice President and Chief	2018	-		$395,000	$2,140,355	$124,031	$143,978	$21,028		$2,824,392
Financial Officer	2017	-		$355,500	$1,308,872	$441,939	$213,893	-		$2,320,204

Shawn Liu	2019	-		$323,333	$1,174,587	-	$123,750	$7,447		$1,629,117
Senior Vice President & General	2018	-		$286,226	$766,677	-	$47,850	$17,480		$1,118,233
Manager, PC Division	2017	-		$266,939	$455,039	$14,549	-	$4,531		$741,058

Richard Lu	2019	$512,500	(8)	$204,167	$1,416,054	-	-	$2,498		$1,622,719
Senior Vice President & General
Manager, Mobile Division

John McFarland	2019	-		$348,333	$1,123,498	-	$105,000	$2,113		$1,578,944
Senior Vice President, General	2018	-		$338,333	$1,152,471	$64,496	$67,320	$21,205		$1,643,825
Counsel & Secretary	2017	-		$297,000	$684,456	$286,045	$65,340	$1,985		$1,334,826

Huibert Verhoeven	2019	-		$296,591	$1,276,766	-	$82,418	$148,063	(7)	$1,803,838
Senior Vice President & General	2018	-		$348,333	$1,481,766	$82,537	$127,575	$24,948		$2,065,159
Manager, Internet of Things Division	2017	-		$306,000	$876,584	$365,805	$174,904	$5,745		$1,729,038

(1)

All positions reflected in this table represent the individual executive’s position with the company as of the end of our fiscal year 2019, or in the case of Messrs. Bergman, Ali and Verhoeven, their position with the company as of the day immediately preceding their departure from the company.

(2)

The base salaries set forth in this column reflect salary increases or decreases, if applicable, for each of our Named Executive Officers effective as of the first day of our fiscal year for our 2017 fiscal year, and effective as of the first day of September for our 2018 and 2019 fiscal years, except for Mr. Nolan, whose salary increase became effective in February 2019 at the time of his promotion to Chief Accounting Officer of our company. Due to standard payroll practices, all base salaries reported represent actual base salaries paid for the twelve month periods ended June 30, 2019, June 30, 2018, and June 30, 2017.

(3)

The amounts set forth in this column represent the grant date fair value of PSU, MSU and DSU awards determined in accordance with ASC Topic 718, excluding the effects of forfeitures. We determine the grant date fair value of each DSU and PSU award using the closing price of our common stock on the date of grant. We determine the grant date fair value of each MSU award using the Monte Carlo simulation model. The assumptions used in determining the grant date fair value of MSU awards are set forth in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 29, 2019. If the MSU awards achieve the maximum payout level in the third performance period, then the value of the award, based on the grant date fair value, would be $676,890, $707,670, $900,017 and $676,890 for Messrs. Wong, Liu, Lu and McFarland, respectively. The MSU awards granted to Messrs. Bergman, Ali and Verhoeven were cancelled as of the date of their termination. If the PSU awards achieve the maximum payout level, then the value of the award, based on the grant date fair value, would be $676,890, $707,670, and $676,890 for Messrs. Wong, Liu, and McFarland, respectively. The PSU awards granted to Messrs. Bergman, Ali and

Verhoeven were cancelled as of the date of their termination. Each Named Executive Officer forfeits the unvested portion, if any, of the executive officer’s PSU, MSU and DSU awards if the officer’s service to our company is terminated, except as may otherwise be determined by the plan committee appointed by our Board of Directors as the administrator of our 2010 Incentive Compensation Plan. The vesting on any PSU, MSU and DSU awards will accelerate if the Named Executive Officer’s service to our company is terminated by us without good cause or by him or her with good reason during the 18-month period following a change of control of our company. For further information on these awards, see the “Fiscal 2019 Grants of Plan-Based Awards” table of this Proxy Statement.

(4)

The amounts set forth in this column reflect the grant date fair value of stock option awards made in fiscal years 2017 and 2018 and were determined in accordance with ASC Topic 718, excluding the effects of forfeitures. The assumptions used in determining the grant date fair value of stock option awards are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 29, 2019. Each Named Executive Officer forfeits the unvested portion, if any, of the executive officer’s stock option awards if the officer’s service to our company is terminated for any reason, except as may otherwise be determined by the plan committee appointed by our Board of Directors as the administrator of our Amended and Restated 2010 Incentive Compensation Plan. The vesting on any stock options will accelerate if the Named Executive Officer’s service to our company is terminated by us without good cause or by him or her with good reason during the 18-month period following a change of control of our company.

(5)

The amounts set forth in this column constitute amounts earned under our fiscal 2019, 2018, and 2017 annual performance-based cash bonus plan, which include amounts that were calculated, approved, and paid or will be paid, in fiscal 2020, 2019, and 2018, respectively.

(6)

Except as otherwise indicated, the amounts set forth in this column consist of matching contributions to our company’s Section 401(k) plan or the employee’s health savings account, and, for fiscal 2018, also include the payout of earned vacation pay resulting from a change to the company’s vacation policy.

(7)	In connection with their departure from the company, Messrs. Bergman and Verhoeven received $757,542 and $142,957, respectively, in severance payments in fiscal 2019.
(8)	In connection with his acceptance of our offer to join the company, Mr. Lu received a sign-on bonus of $250,000 and a guaranteed incentive bonus for fiscal 2019 of $262,500.

Fiscal 2019 Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to grants of plan-based awards to our Named Executive Officers for the fiscal year ended June 29, 2019.

										All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	Grant Date Fair Value of Stock Awards ($)(6)

			Estimated Future Payouts			Estimated Future Payouts
			Under Non-Equity			Under Equity
			Incentive Plan Awards(2)			Incentive Plan Awards

Name	Grant Date	Approval Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)

Alex Wong			-	$262,500	-	-	-	-		-	-
	11/13/2018	11/13/2018	-	-	-	-	9,566	19,132	(3)	-	$446,608
	11/13/2018	11/13/2018	-	-	-	-	9,566	19,132	(4)	-	$338,445
	11/13/2018	11/13/2018	-	-	-	-	-	-		9,566	$338,445

Richard A.			-	$1,015,000	-	-	-	-		-	-
Bergman	11/13/2018	11/13/2018	-	-	-	-	46,561	93,122	(3)	-	$2,173,794
	11/13/2018	11/13/2018	-	-	-	-	46,561	93,122	(4)	-	$1,647,328
	11/13/2018	11/13/2018	-	-	-	-	-	-		46,561	$1,647,328

Kermit Nolan			-	$132,903	-	-	-	-		-	-
	11/14/2018	11/13/2018	-	-	-	-	-	-		9,523	$340,923
	2/7/2019	2/5/2019	-	-	-	-	-	-		12,500	$510,750

Wajid Ali			-	$300,000	-	-	-	-		-	-
	11/13/2018	11/13/2018	-	-	-	-	14,784	29,568	(3)	-	$690,220
	11/13/2018	11/13/2018	-	-	-	-	14,784	29,568	(4)	-	$523,058
	11/13/2018	11/13/2018	-	-	-	-	-	-		14,784	$523,058

Shawn Liu			-	$247,500	-	-	-	-		-	-
	11/13/2018	11/13/2018	-	-	-	-	10,001	20,002	(3)	-	$466,917
	11/13/2018	11/13/2018	-	-	-	-	10,001	20,002	(4)	-	$353,835
	11/13/2018	11/13/2018	-	-	-	-	-	-		10,001	$353,835

Richard Lu			-	$262,500	-	-	-	-		-	-
	12/3/2018	12/3/2018	-	-	-	-	11,054	22,108	(3)	-	$516,078
	12/3/2018	12/3/2018	-	-	-	-	-	-		22,107	$899,976

John McFarland			-	$210,000	-	-	-	-		-	-
	11/13/2018	11/13/2018	-	-	-	-	9,566	19,132	(3)	-	$446,608
	11/13/2018	11/13/2018	-	-	-	-	9,566	19,132	(4)	-	$338,445
	11/13/2018	11/13/2018	-	-	-	-	-	-		9,566	$338,445

Huibert			-	$277,500	-	-	-	-		-	-
Verhoeven	11/13/2018	11/13/2018	-	-	-	-	10,871	21,742	(3)	-	$507,534
	11/13/2018	11/13/2018	-	-	-	-	10,871	21,742	(4)	-	$384,616
	11/13/2018	11/13/2018	-	-	-	-	-	-		10,871	$384,616

(1)

The “Committee Approval Date” refers to the date on which the Compensation Committee or the Board of Directors approved the award. See “Compensation Discussion and Analysis – Equity Award Grant Policy.”

(2)

Our fiscal 2019 annual performance-based cash bonus plan had no threshold or maximums. The reported amounts reflect the applicable target annual cash bonus award opportunity for our Named Executive Officers under our fiscal 2019 annual performance-based cash bonus plan. All such awards have been paid, and the actual amounts paid are set forth under “Non-Equity Incentive Plan Compensation” in the Fiscal 2019 Summary Compensation Table. Our fiscal 2019 annual performance-based cash bonus plan is discussed under “Compensation Discussion and Analysis — Annual Performance-Based Cash Bonuses.”

(3)

These MSU awards were granted under our Amended and Restated 2010 Incentive Compensation Plan. Each MSU award consists of the right to receive a specified number of shares of our common stock if the award’s performance conditions are satisfied. The shares of our common stock subject to such MSU awards will be earned, if at all, based on our TSR compared to that of the SPSISC Index TSR over a one-year, a two-year, and a three-year performance period. In other words, the actual number of shares of our common stock that may be earned under the MSU awards will vary based on over- or under-performance of our TSR compared to that of the SPSISC Index TSR over the specified performance periods. The target number of shares of our common stock subject to each MSU award will be earned if our TSR equals that of the SPSISC Index TSR as measured over the one-year, the two-year, and the three-year performance periods (as determined on September 30, 2019, September 30, 2020, and September 30, 2021). Payouts are scaled such that below-target performance will result in a reduction in the number of shares of our common stock earned using a two-to-one ratio, while above-target performance will result in a payout of 100% of the target number of shares of our common stock for the one-year and two-year performance periods with any additional payout deferred until delivery of shares based on the performance of the three-year performance period, where an increase in the number of shares of our common stock earned using a two-to-one ratio for the three-year performance period less any shares that were delivered for the one-year and two-year performance periods (subject to a cap of 200% of the target number of shares subject to the MSU awards if our TSR is 50 percentage points or more above the SPSISC Index TSR) will be delivered to the executive officer. Our MSU awards are long-term awards with partial payouts based on performance for each of the initial performance periods with a performance true up based on the performance of the final performance period.

(4)

These PSU awards were granted under our Amended and Restated 2010 Incentive Compensation Plan. Each PSU award is designed to vest in three tranches with the target quantity for each tranche equal to one-third of the total PSU grant. The PSU awards have a specific one-year performance period and vesting occurs over three annual service periods. Performance is measured based on the achievement of a specified level of non-GAAP earnings per share. The potential payout ranges from 0% to 200% of the grant target quantity and is adjusted on a linear basis with a payout triggering if our non-GAAP earnings per share equals greater than 65% of the target with a maximum payout achieved at 135% of target. Delivery of shares earned, if any, will take place on the dates provided in the applicable PSU grant agreement, assuming the grantee is still an employee of our company at the end of the applicable service period. Notwithstanding the foregoing, the vesting of any PSU award will accelerate if the executive officer is terminated by us without good cause or by him or her with good reason during the 18-month period following a change of control of our company. Notwithstanding the foregoing, if the executive officer is terminated by us without good cause or by the executive officer with good reason during the 3-month period before or 18-month period following a change of control of our company, (i) the performance condition of the PSU is deemed satisfied upon the change of control, and (ii) the service condition is deemed fulfilled, and the target number of PSUs will be delivered, upon the later of termination or the change of control.

(5)

These DSU awards were granted under our Amended and Restated 2010 Incentive Compensation Plan and will vest as follows: 1/3rd of the total number of shares of common stock subject to the award vest in the calendar quarter one year from the vesting start date and each year thereafter until the award is fully vested. Each Named Executive Officer forfeits the unvested portion, if any, of the executive officer’s DSU award if the executive officer’s service to our company is terminated for any reason except as may otherwise be determined by the plan committee approved by our Board of Directors, as the administrator of our Amended and Restated 2010 Incentive Compensation Plan. Notwithstanding the foregoing, the vesting of any DSU award will accelerate if the executive officer is terminated by us without good cause or by him or her with good reason during the 18-month period following a change of control of our company.

(6)

The amounts set forth in this column represent the grant date fair value for DSU awards, PSU awards and MSU awards granted to our Named Executive Officers calculated in accordance with ASC Topic 718, excluding the effects of forfeitures. We determine the grant date fair value of each DSU and PSU award using the closing price of our common stock on the date of grant. We determine the grant date fair value of each MSU award using the Monte Carlo simulation model. The assumptions used in determining the grant date fair value of stock option awards and MSU awards are set forth in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 29, 2019.

Fiscal 2019 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information with respect to outstanding equity-based awards held by our Named Executive Officers as of June 29, 2019.

		Option Awards(2)					Stock Awards(3)
				Equity Incentive				Market	Equity Incentive
		Number of	Number of	Plan Awards:			Number of	Value of	Plan Awards:	Equity Incentive Plan
		Securities	Securities	Number of			Shares or	Shares or	Number of	Awards: Market or
		Underlying	Underlying	Securities			Units of	Units of	Unearned Shares,	Payout Value of
		Unexercised	Unexercised	Underlying	Option		Stock That	Stock That	Units or Other	Unearned Shares, Units
		Options	Options	Unexercised	Exercise	Option	Have Not	Have Not	Rights That Have	or Other Rights That
	Grant	(#)	(#)	Unearned Options	Price	Expiration	Vested	Vested	Not Vested	Have Not Vested
Name (1)	Date	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Alex Wong	10/31/12(4)	1,300	-	-	$23.16	10/31/19	-	-	-	-
	01/28/13(4)	1,700	-	-	$35.76	01/28/20	-	-	-	-
	04/29/13(4)	5,000	-	-	$42.57	04/29/20	-	-	-	-
	08/05/13(4)	5,000	-	-	$39.80	08/05/20	-	-	-	-
	10/28/13	5,240	-	-	$46.50	10/28/20	-	-	-	-
	01/27/14	5,241	-	-	$60.22	01/27/21	-	-	-	-
	04/28/14	5,240	-	-	$61.40	04/28/21	-	-	-	-
	08/01/14	5,241	-	-	$78.11	08/01/21	-	-	-	-
	10/24/14	3,425	-	-	$62.10	10/24/21	-	-	-	-
	01/30/15	3,425	-	-	$76.81	01/30/22	-	-	-	-
	04/24/15	3,425	-	-	$85.69	04/24/22	-	-	-	-
	07/31/15	3,425	-	-	$79.38	07/31/22	-	-	-	-
	10/23/15	4,100	-	-	$89.29	10/23/22	-	-	-	-
	01/29/16	4,100	-	-	$73.31	01/29/23	-	-	-	-
	04/29/16	4,100	-	-	$71.55	04/29/23	-	-	-	-
	07/29/16	3,758	342	-	$51.95	07/29/23
	10/28/16(5)	4,291	859	-	$52.57	10/28/23	-	-	-	-
	01/27/17(5)	3,862	1,288	-	$54.36	01/27/24	-	-	-	-
	04/28/17(5)	3,433	1,717	-	$54.77	04/28/24	-	-	-	-
	08/04/17(5)	3,004	2,146	-	$45.32	08/04/24	-	-	-	-
	10/28/16(6)	-	-	-	-	-	2,733	$79,640	-	-
	10/31/17(6)	-	-	-	-	-	7,768	$226,360	-	-
	11/13/18(6)	-	-	-	-	-	9,566	$278,753	-	-
	10/31/17(7)	-	-	-	-	-	-	-	7,768	$226,360
	11/13/18(7)	-	-	-	-	-	-	-	9,566	$278,753
	10/28/16(8)	-	-	-	-	-	-	-	2,733	$79,640
	10/31/17(8)	-	-	-	-	-	-	-	7,767	$226,330
	11/13/18(8)	-	-	-	-	-	-	-	9,566	$278,753

Richard A.	10/31/12(4)	18,750	-	-	$23.16	10/31/19	-	-	-	-
Bergman	01/28/13(4)	18,750	-	-	$35.76	01/28/20	-	-	-	-
	04/29/13(4)	18,750	-	-	$42.57	04/29/20	-	-	-	-
	08/05/13(4)	18,750	-	-	$39.80	08/05/20	-	-	-	-
	10/28/13	23,750	-	-	$46.50	10/28/20	-	-	-	-
	01/27/14	23,750	-	-	$60.22	01/27/21	-	-	-	-
	04/28/14	23,750	-	-	$61.40	04/28/21	-	-	-	-
	08/01/14	23,750	-	-	$78.11	08/01/21	-	-	-	-
	10/24/14	19,325	-	-	$62.10	10/24/21	-	-	-	-
	01/30/15	19,325	-	-	$76.81	01/30/22	-	-	-	-
	04/24/15	19,325	-	-	$85.69	04/24/22	-	-	-	-
	07/31/15	19,325	-	-	$79.38	07/31/22	-	-	-	-
	10/23/15	14,250	-	-	$89.29	10/23/22	-	-	-	-
	01/29/16	14,250	-	-	$73.31	01/29/23	-	-	-	-
	04/29/16	14,250	-	-	$71.55	04/29/23	-	-	-	-
	07/29/16	13,062	-	-	$51.95	07/29/23
	10/28/16(5)	14,937	-	-	$52.57	10/28/23	-	-	-	-
	01/27/17(5)	13,443	-	-	$54.36	01/27/24	-	-	-	-
	04/28/17(5)	11,950	-	-	$54.77	04/28/24	-	-	-	-
	08/04/17(5)	10,456	-	-	$45.32	08/04/24	-	-	-	-

Kermit Nolan	08/02/10(9)	9,792	-	-	$31.73	08/02/20	-	-	-	-
	01/28/13(4)	1,000	-	-	$35.76	01/28/20	-	-	-	-
	04/29/13(4)	1,000	-	-	$42.57	04/29/20	-	-	-	-
	08/05/13(4)	1,000	-	-	$39.80	08/05/20	-	-	-	-
	10/28/13	744	-	-	$46.50	10/28/20	-	-	-	-
	01/27/14	744	-	-	$60.22	01/27/21	-	-	-	-

Kermit Nolan (cont’d)	04/28/14	744	-	-	$61.40	04/28/21	-	-	-	-
	08/01/14	745	-	-	$78.11	08/01/21	-	-	-	-
	10/24/14	408	-	-	$62.10	10/24/21	-	-	-	-
	01/30/15	408	-	-	$76.81	01/30/22	-	-	-	-
	04/24/15	408	-	-	$85.69	04/24/22	-	-	-	-
	07/31/15	408	-	-	$79.38	07/31/22	-	-	-	-
	10/23/15	1,049	-	-	$89.29	10/23/22	-	-	-	-
	01/29/16	1,050	-	-	$73.31	01/29/23	-	-	-	-
	04/29/16	1,049	-	-	$71.55	04/29/23	-	-	-	-
	07/29/16	962	88	-	$51.95	07/29/23	-	-	-	-
	10/12/16(6)	-	-	-	-	-	2,425	$70,665	-	-
	06/22/17(6)	-	-	-	-	-	999	$29,111	-	-
	11/22/17(6)	-	-	-	-	-	3,584	$104,438	-	-
	11/14/18(6)	-	-	-	-	-	9,523	$277,500	-	-
	02/07/19(6)	-	-	-	-	-	12,500	$364,250	-	-
	12/13/17(7)	-	-	-	-	-	-	-	1,344	$39,164
	12/13/17(8)	-	-	-	-	-	-	-	1,344	$39,164

Shawn Liu	01/28/13(10)	5,780	-	-	$35.76	01/28/20	-	-	-	-
	10/28/13	287	-	-	$46.50	10/28/20	-	-	-	-
	01/27/14	335	-	-	$60.22	01/27/21	-	-	-	-
	04/28/14	382	-	-	$61.40	04/28/21	-	-	-	-
	08/01/14	431	-	-	$78.11	08/01/21	-	-	-	-
	10/24/14	269	-	-	$62.10	10/24/21	-	-	-	-
	01/30/15	296	-	-	$76.81	01/30/22	-	-	-	-
	04/24/15	322	-	-	$85.69	04/24/22	-	-	-	-
	07/31/15	322	-	-	$79.38	07/31/22	-	-	-	-
	10/23/15	704	-	-	$89.29	10/23/22	-	-	-	-
	01/29/16	705	-	-	$73.31	01/29/23	-	-	-	-
	04/29/16	705	-	-	$71.55	04/29/23	-	-	-	-
	07/29/16	646	59	-	$51.95	07/29/23			-	-
	10/12/16(6)	-	-	-	-	-	1,400	$40,796	-	-
	06/22/17(6)	-	-	-	-	-	999	$29,111	-	-
	10/31/17(6)	-	-	-	-	-	2,779	$80,980	-	-
	11/13/18(6)	-	-	-	-	-	10,001	$291,429	-	-
	10/31/17(7)	-	-	-	-	-	-	-	4,780	$139,289
	11/13/18(7)	-	-	-	-	-	-	-	10,001	$291,429
	10/31/17(8)	-	-	-	-	-	-	-	4,780	$139,289
	11/13/18(8)	-	-	-	-	-	-	-	10,001	$291,429

Richard Lu	12/03/18(6)	-	-	-	-	-	22,107	$644,198	-	-
	12/03/18(8)	-	-	-	-	-	-	-	11,054	$322,114

John	11/04/13(10)	279	-	-	$46.08	11/04/20	-	-	-	-
McFarland	05/14/14	5,000	-	-	$59.34	05/14/21	-	-	-	-
	10/24/14	3,000	-	-	$62.10	10/24/21	-	-	-	-
	01/30/15	3,000	-	-	$76.81	01/30/22	-	-	-	-
	04/24/15	3,000	-	-	$85.69	04/24/22	-	-	-	-
	07/31/15	3,000	-	-	$79.38	07/31/22	-	-	-	-
	10/23/15	2,725	-	-	$89.29	10/23/22	-	-	-	-
	01/29/16	2,725	-	-	$73.31	01/29/23	-	-	-	-
	04/29/16	2,725	-	-	$71.55	04/29/23	-	-	-	-
	07/29/16	2,497	228	-	$51.95	07/29/23
	10/28/16(5)	2,979	596	-	$52.57	10/28/23	-	-	-	-
	01/27/17(5)	2,681	894	-	$54.36	01/27/24	-	-	-	-
	04/28/17(5)	2,383	1,192	-	$54.77	04/28/24	-	-	-	-
	08/04/17(5)	2,085	1,490	-	$45.32	08/04/24	-	-	-	-
	10/28/16(6)	-	-	-	-	-	1,899	$55,337	-	-
	10/31/17(6)	-	-	-	-	-	6,273	$182,795	-	-
	10/31/17(6)	-	-	-	-	-	9,566	$278,753	-	-
	10/31/17(7)	-	-	-	-	-	-	-	6,274	$182,824
	11/13/18(7)	-	-	-	-	-	-	-	9,566	$278,753
	10/28/16(8)	-	-	-	-	-	-	-	1,900	$55,366
	10/31/17(8)	-	-	-	-	-	-	-	6,274	$182,824
	11/13/18(8)	-	-	-	-	-	-	-	9,566	$278,753

Huibert	10/24/14(5)	23,742	-	-	$62.10	10/24/21	-	-	-	-
Verhoeven	10/23/15	3,475	-	-	$89.29	10/23/22	-	-	-	-
	01/29/16	3,475	-	-	$73.31	01/29/23	-	-	-	-
	04/29/16	3,185	-	-	$71.55	04/29/23	-	-	-	-
	07/29/16	2,895	-	-	$51.95	07/29/23	-	-	-	-
	10/28/16(5)	3,431	-	-	$52.57	10/28/23	-	-	-	-
	01/27/17(5)	3,050	-	-	$54.36	01/27/24	-	-	-	-
	04/28/17(5)	2,668	-	-	$54.77	04/28/24	-	-	-	-
	08/04/17(5)	2,287	-	-	$45.32	08/04/24	-	-	-	-

(1)	Mr. Ali is not included in this table as he currently has no outstanding equity awards with the company.
(2)

Unless otherwise noted, 1/12th of the total shares underlying each stock option award will vest each quarter following the grant date until fully vested. The vesting of any stock option award will accelerate if the Named Executive Officer is terminated by us without good cause or by the executive officer with good reason during the 18-month period following a change of control of our company.

(3)	Stock awards were valued using the closing price of our common stock as of June 28, 2019 (the last trading day of our fiscal 2019), which was $29.14.
(4)

1/36th of the total shares underlying this stock option award will vest each month following the grant date until fully vested, except the 10/31/12 grants to Messrs. Wong and Bergman which began vesting on 10/29/12.

(5)

1/3rd of the total shares underlying this stock option award will vest one year from the grant date and 1/12th of the total shares underlying this stock option award will vest each quarter thereafter until fully vested, except the 10/24/14 grant to Mr. Verhoeven which began vesting on 8/25/14.

(6)

1/3rd of the total shares underlying this DSU award will vest in the calendar quarter one year from the grant date and each year thereafter until fully vested, except the 10/12/16 and 6/22/17 grants to Mr. Liu which began vesting on 10/31/16 and 4/30/17, respectively; the 12/3/18 grant to Mr. Lu which began vesting on 10/31/18; and the 10/12/16, 6/22/17, 11/22/17, 11/14/18 and 2/7/19 grants to Mr. Nolan which began vesting on 10/31/16, 4/30/17, 10/31/17, 10/31/18, and 1/31/19, respectively. The vesting of this DSU award will accelerate if the Named Executive Officer is terminated by us without good cause or by him or her with good reason during the 18-month period following a change of control of our company.

(7)

These MSU awards, which are reported at their target levels as of the end of fiscal 2019, consist of the right to receive a specified number of shares of our common stock if the award’s performance conditions are satisfied. The shares of our common stock subject to such MSU awards will be earned, if at all, based on our TSR compared to that of the SOX Index TSR for awards made prior to fiscal 2018, and compared to the SPSISC Index TSR for awards made in fiscal 2018 and thereafter, over a one-year, a two-year, and a three-year performance period. In other words, the actual number of shares of our common stock that may be earned under the MSU awards will vary based on over- or under-performance of our TSR compared to that of the SPSISC Index TSR or SOX Index TSR, as applicable, over the specified performance periods. The target number of shares of our common stock subject to each MSU award will be earned if our TSR equals that of the SPSISC Index TSR or SOX Index TSR as measured over a one-year, a two-year, and a three-year performance period (as determined on September 30, 2017, September 30, 2018, and September 30, 2019 for grants made in fiscal year 2017; as determined on September 30, 2018, September 30, 2019, and September 30, 2020 for grants made in fiscal year 2018; and as determined on September 30, 2019, September 30, 2020, and September 30, 2021 for grants made in fiscal year 2019). Payouts are scaled such that below-target performance will result in a reduction in the number of shares of our common stock earned using a two-to-one ratio. Above-target performance will result in a payout of 100% of the target number of shares of our common stock for the one-year and two-year performance periods with any additional payout deferred until delivery of shares based on the performance of the three-year performance period, where an increase in the number of shares of our common stock earned using a two-to-one ratio for the three-year performance period less any shares that were delivered for the one-year and two-year performance periods (subject to a cap of 200% of the target number of shares subject to the MSU awards if our TSR is 50 percentage points or more above the SPSISC Index TSR or SOX Index TSR, as applicable) will be delivered to the executive officer. Our MSU awards are long-term awards with partial payouts based on performance for each of the initial performance periods with a performance true up based on the performance of the final performance period.

(8)

These PSU awards, which are reported at their target levels as of the end of fiscal 2019, consist of the right to receive a specified number of shares of our common stock if the award’s performance conditions are satisfied. The shares of our common stock subject to such PSU awards will be earned, if at all, based on the achievement of a specified level of non-GAAP earnings per share over a one-year performance period. The potential payout ranges from 0% to 200% of the grant target quantity and is adjusted on a linear basis with a payout triggering if our non-GAAP earnings per share equals greater than 65% of the target with a maximum payout achieved at 135% of target. One-third of the total number of shares earned, if any, will be delivered in annual installments over three service periods, assuming the grantee is still an employee of our company at the end of the applicable service period.

(9)	1/48th of the total shares underlying this stock option award will vest each month following the grant date until fully vested.
(10)

1/3rd of the total shares underlying this stock option award will vest one year from the grant date and 1/36th of the total shares underlying this stock option award will vest each month thereafter until fully vested, except the 1/28/13 grant to Mr. Liu which began vesting on 11/12/12.

Fiscal 2019 Option Exercises and Vested Stock Table

The following table sets forth the number of shares of our common stock acquired by our Named Executive Officers upon the exercise of stock options and vesting of stock awards and the value realized thereby, during the fiscal year ended June 29, 2019.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Named Executive Officer	(#)	($)	(#)	($)

Alex Wong	-	-	16,431	$625,702
Richard A. Bergman	20,000	$502,090	62,395	$2,377,155
Kermit Nolan	9,317	$62,015	7,607	$287,236
Wajid Ali	-	-	21,182	$808,495
Shawn Liu	-	-	9,294	$354,491
Richard Lu	-	-	-	-
John McFarland	-	-	12,682	$483,256
Huibert Verhoeven	-	-	16,283	$620,489

For stock options, the value realized is computed as the difference between the closing market price of our common stock on the date of exercise and the exercise price, multiplied by the number of shares of our common stock acquired upon exercise. For stock awards, the value realized is computed as the closing market price of our common stock on the later of the date the restrictions lapse or the delivery date, multiplied by the number of vested shares.

Pay Ratio

For the fiscal year ending June 29, 2019, due to the departure of Mr. Bergman, our former CEO, we combined the total compensation provided to each of Mr. Bergman and Mr. Wong, for the time each served as our principal executive officer in fiscal 2019 to calculate the pay ratio.

The ratio of the annual total compensation of Mr. Bergman, our former Chief Executive Officer and Mr. Wong, our PEO, (“PEO Compensation”), to the median of the annual total compensation of all of our employees other than Mr. Bergman and Mr. Wong (“Median Annual Compensation”) was 79:1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below. In this summary, we refer to the employee who received such Median Annual Compensation as the “Median Employee.” For purposes of this disclosure, the date used to identify the Median Employee was June 29, 2019 (the “Determination Date”).

Our PEO Compensation represents the total compensation paid to Mr. Bergman in connection with his service as our former Chief Executive Officer ($6,893,132) and a prorated portion of the total compensation reported for Mr. Wong representing the time Mr. Wong served as our Principal Executive Officer ($490,777), which totaled $7,383,909 for fiscal 2019. For purposes of this disclosure, Median Annual Compensation was $93,079, and was calculated by totaling, for our Median Employee, annual total compensation using the same methodology we use to calculate the amount reported for our Named Executive Officers in the “Total” column of the Fiscal 2019 Summary Compensation Table, set forth in this proxy statement for fiscal 2019, which was also in accordance with Item 402(c)(2)(x) of Regulation S-K.

To identify the Median Employee, we first determined our employee population as of the Determination Date. We had 1,861 employees, representing all full-time, part-time, seasonal and temporary employees of us and our consolidated subsidiaries as of the Determination Date. This number does not include Mr. Bergman, Mr. Wong, or any independent contractors or “leased” workers, as permitted by the applicable SEC rules. We then measured compensation for the period beginning on July 1, 2018 and ending on June 29, 2019 for these employees. This compensation measurement was calculated by totaling, for each employee, salary or wages plus overtime paid, any earned cash incentive compensation, and the grant date fair value of equity award grants for fiscal 2019. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using exchange rates in effect on the Determination Date. A portion of our employee workforce worked for less than the full fiscal year due to commencing employment after the beginning of the fiscal year. In determining the Median Employee, we annualized the compensation for such individuals.

Of the 1,861 employees, 46 employees (or approximately 2.5%) are employed in Hong Kong, 20 employees (or approximately 1.1%) are employed in Armenia, 5 employees (or approximately 0.3%) are employed in Canada, 7 employees (or approximately 0.4%) are employed in Switzerland, 2 employees (or approximately 0.1%) are employed in France, 2 employees

(or approximately 0.1%) are employed in Thailand, 1 employee (or less than 0.1%) is employed in Denmark, and 1 employee (or less than 0.1%) is employed in Singapore. We have chosen to exclude these 84 employees (or approximately 4.5% of our total employees) based outside of the U.S. in determining our Median Employee as permitted under the de minimis exemption to Item 402(u) of Regulation S-K, which allows us to exclude up to 5% of our total employees who are non-U.S. employees. We used our number of total employees excluding Mr. Bergman and Mr. Wong (1,861) in making our de minimis calculation. Neither our Compensation Committee nor our management used the ratio of our CEO Compensation to our Median Annual Compensation in making compensation decisions.

Potential Payments Upon Termination or Change of Control

The following table sets forth certain information regarding potential payments and other benefits that would be payable to the Named Executive Officers upon termination of employment or a change of control of our company, assuming the termination or change of control event took place on June 29, 2019.

	Change in Control	Termination Without Good Cause or
	(Not in Connection	with Good Reason (Not in			Termination Without Good Cause or
	with a Qualifying	Connection with a Qualifying Change			with Good Reason Following a
	Termination)	in Control) (2)			Qualifying Change in Control
		Cash-	Care and		Cash-	Care and
		Based	Welfare	Equity	Based	Welfare	Equity
Name	Equity Treatment(1)	Severance	Benefits	Treatment	Severance	Benefits	Treatment (3)

Alex Wong	$45,197	$755,108	$12,732	-	$1,322,983	$56,893	$1,017,817
Richard A. Bergman	-	$2,140,400	$46,309	-	-	-	-
Kermit Nolan	$4,284	$587,222	$8,095	-	$1,029,556	$35,121	$891,472
Shawn Liu	$36,606	$737,726	$13,487	-	$1,273,151	$47,479	$781,942
Richard Lu	$23,622	$880,784	$13,469	-	$1,362,034	$42,238	$695,736
John McFarland	$40,438	$706,807	$12,714	-	$1,231,107	$43,387	$899,367
Huibert Verhoeven	-	$323,750	$11,435	-	-	-	-

(1)

The amounts set forth herein represent the prorated value of the MSUs which would have become automatically vested upon a change in control of the company, calculated using the closing market price of our common stock as of June 29, 2019 (the last trading day of fiscal 2019), which was $29.14.

(2)

The amounts herein include $404,233, $320,201, $406,901, $443,284, and $391,107 for Messrs. Wong, Nolan, Liu, Lu and McFarland, respectively, which is the amount such NEO would have received in connection with the Retention Program, should they have been terminated as of June 29, 2019 without “good cause” or with “good reason”, each as defined in our Severance Policy. The amounts herein for Messrs. Bergman and Verhoeven represent the actual amount of severance each was or will be paid in connection with his departure from the company. Mr. Ali did not receive any severance payments in connection with his departure from the company and therefore, has been excluded from this table. With respect to Messrs. Wong, Nolan, Liu, Lu and McFarland, such amounts are net of the portion of 2019 target bonus achievement payments already made prior to the end of the fiscal year.

(3)

The amounts set forth herein represent the market value, as calculated using the closing market price of our common stock as of June 29, 2019 (the last trading day of fiscal 2019), of unvested stock options, DSUs, PSUs and MSUs that would become fully vested upon termination of employment without good cause or with good reason following a qualifying change in control of the company.

Severance Policies

Each of our Named Executive Officers participates in our CoC Severance Policy and Severance Policy. Please see “Compensation Discussion and Analysis — Severance Policy” and “Compensation Discussion and Analysis — CoC Severance Policy” for further information about the payments and benefits that may be received by our Named Executive Officers under these policies.

Treatment of MSUs upon a Change in Control

Upon a change of control of the company (as defined in the Amended and Restated 2010 Incentive Compensation Plan), the number of MSUs for any performance tranches that are ongoing as of a change of control (the “CoC MSUs”) will be determined based on actual achievement of the applicable performance criteria as of the day immediately prior to such change in control. A prorated portion of such CoC MSUs (based on the amount of time elapsed in the applicable performance tranche through the change in control) will become vested as of the change of control based on the level of achievement of the applicable performance criteria as of the date immediately preceding the date of the change of control. The remaining portion of such CoC MSUs (the “Non-Vested CoC MSUs”) will remain outstanding after the change in control and will vest on the applicable vesting dates for such performance tranches, subject to the awardholder’s continued service to the company. However, any Non-Vested CoC MSU that is not assumed or substituted by a successor or acquiring entity will become fully vested, effective as of, and contingent upon, a change of control of the company.

Indemnification Under Our Certificate of Incorporation, Bylaws and Indemnification Agreements

Our Certificate of Incorporation provides that no director will be personally liable to our company or our stockholders for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption or limitation of liability is not permitted under the Delaware General Corporation Law, or the DGCL. The effect of this provision in our Certificate of Incorporation is to eliminate the rights of our company and our stockholders, either directly or through stockholders’ derivative suits brought on behalf of our company, to recover monetary damages from a director for breach of the fiduciary duty of care as a director, except in those instances described under the DGCL. In addition, we have adopted provisions in our bylaws and entered into indemnification agreements that require us to indemnify our directors, officers, and certain other representatives of our company against expenses and certain other liabilities arising out of their conduct on behalf of our company to the maximum extent and under all circumstances permitted by law. Indemnification may not apply in certain circumstances related to actions arising under the federal securities laws.

Stock-Based Compensation Plan Information

The following table sets forth information, as of June 29, 2019, with respect to shares of our common stock that may be issued under both stockholder approved and unapproved stock-based compensation plans upon delivery of shares for MSU, DSU and PSU awards, exercise of outstanding stock options, the weighted average exercise price of outstanding stock options, and the number of securities available for future issuance under our various stock-based compensation plans.

Number of Securities Remaining
	Number of Securities			Available for Future Issuance
	to Be Issued Upon			Under Stock-Based
	Delivery of Shares for	Number of Securities to Be		Compensation Plans (Excluding
	DSU, MSU, and	Issued Upon Exercise of	Weighted-Average Exercise	Securities Reflected in Columns
	PSU awards	Outstanding Options	Price of Outstanding Options	(a) and (b))
Plan Category	(a)	(b)	(c)	(d)

Stock-Based Compensation Plans Approved by Stockholders	2,282,203	1,191,929	$59.07	2,891,466

Stock-Based Compensation Plans Not Approved by Stockholders	-	-	-	-

Total	2,282,203	1,191,929	$59.07	2,891,466

2001 Incentive Compensation Plan

Our 2001 Incentive Compensation Plan, as amended, or the 2001 Plan, was designed to attract, motivate, retain, and reward our executive officers, employees, directors, and independent contractors, by providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value. The 2001 Plan was adopted by our Board of Directors in March 2001 and approved by our stockholders in November 2001. Our 2010 Incentive Compensation Plan, upon approval by our stockholders in October 2010, replaced our 2001 Plan. No new grants have been made under our 2001 Plan since our 2010 Plan was approved by stockholders. As of June 30, 2019, stock options to purchase 100,003 shares of our common stock and zero DSUs were outstanding under the 2001 Plan. During fiscal year 2019, 77,010 shares of our common stock were issued upon exercise of outstanding options, and zero net shares of our common stock were delivered upon vesting of DSUs.

Amended and Restated 2010 Incentive Compensation Plan

Our Amended and Restated 2010 Incentive Compensation Plan, or the 2010 Plan, is designed to attract, motivate, retain, and reward our executive officers, employees, directors, and consultants by providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value. The 2010 Plan was originally adopted by our Board of Directors in August 2010 and approved by our stockholders in October 2010. At our 2017 Annual Stockholders Meeting, our stockholders approved an amendment and restatement of the 2010 Plan to increase the number of shares of common stock available for future awards by 2,000,000 shares. At our 2018 Annual Stockholders Meeting, our stockholders approved an amendment and restatement of the 2010 Plan to, among other things, increase the number of shares of common stock available for future awards by 1,400,000 shares. Upon approval by our stockholders of the 2019 Equity and Incentive Compensation Plan (“2019 Incentive Plan”), included as Proposal Four in this Proxy Statement, outstanding awards under the 2010 Plan will continue unaffected until issued or cancelled but no new grants will be permitted to be made under our 2010 Plan. If the 2019 Incentive Plan is not approved by our stockholders, no awards will be made under the 2019 Incentive Plan, and the 2010 Plan will remain in effect.

Under the 2010 Plan and as of the end of fiscal 2019, an aggregate of 2,891,466 shares of our common stock may be issued pursuant to the granting of stock options to acquire common stock, the direct granting of restricted common stock, DSUs, PSUs and MSUs, the granting of stock appreciation rights, or the granting of dividend equivalents. As of June 30, 2019, stock options to purchase 1,191,929 shares of our common stock and 2,282,203 DSUs, PSUs and MSUs were outstanding under the 2010 Plan. During fiscal year 2019, 177,823 shares of our common stock were issued upon exercise of outstanding stock options, and 914,236 net shares of our common stock were delivered upon vesting of DSUs, PSUs and MSUs.

2019 Equity and Incentive Compensation Plan

Our 2019 Equity and Incentive Compensation Plan, or the 2019 Incentive Plan, is designed to attract, motivate, retain, and reward our executive officers, employees, directors, and consultants by providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value. In July 2019, our Board approved the 2019 Incentive Plan, subject to stockholder approval at the upcoming Annual Meeting of Stockholders. Please see “Proposal Four: Approval of the 2019 Equity and Incentive Compensation Plan” for further information.

If the 2019 Incentive Plan is approved by our stockholders, an initial amount of 1,660,000 shares of our common stock will be reserved for issuance under the 2019 Incentive Plan. We will continue to grant equity and cash-based incentives in the ordinary course of business under the 2010 Plan until the 2019 Incentive Plan is approved by our stockholders.

Amended and Restated 2010 Employee Stock Purchase Plan

Our 2010 Employee Stock Purchase Plan, or the 2010 ESPP, is designed to provide our employees with an opportunity to acquire a proprietary interest in our company and thereby, align their interests with the interests of our stockholders and give them an additional incentive to use their best efforts to strive for the long-term success of our company. The 2010 ESPP was adopted by our Board of Directors in August 2010 and approved by our stockholders in October 2010. We initially reserved for issuance 650,000 shares of our common stock under the 2010 ESPP. An automatic annual increase will be made on the first day of each of our fiscal years beginning in 2012 and ending in 2019, equal to the lesser of 500,000 shares, 1% of all shares of our common stock outstanding, or a lesser amount as determined by our Board of Directors. At our 2018 Annual Stockholders Meeting, our stockholders approved an amendment and restatement of the 2010 ESPP to increase the number of shares of common stock available for future awards by 100,000 shares.

The cumulative shares authorized under the 2010 ESPP (including as amended and restated) will be less than 10% of our shares outstanding from time to time, unless a greater number of shares of our common stock are authorized by our stockholders. As of the end of fiscal 2019, there were 147,903 shares of our common stock reserved for issuance under the 2010 ESPP. During fiscal 2019, 544,886 shares of our common stock were issued under the 2010 ESPP. Current offerings under the 2010 ESPP will remain in effect until the last purchase date of November 15, 2019; no further offerings will be made after this last purchase date, as further described below.

2019 Employee Stock Purchase Plan

Our 2019 Employee Stock Purchase Plan, or the 2019 ESPP, is designed to provide our employees with an opportunity to acquire a proprietary interest in our company and thereby, align their interests with the interests of our stockholders and give them an additional incentive to use their best efforts to strive for the long-term success of our company. In July 2019, our Board approved the 2019 ESPP, subject to stockholder approval at the upcoming Annual Meeting of Stockholders. Please see “Proposal Five: Approval of the 2019 Employee Stock Purchase Plan” for further information.

If the 2019 ESPP is approved by our stockholders, an initial amount of 1,500,000 shares of our common stock will be reserved for issuance under the 2019 ESPP.

DIRECTOR COMPENSATION

We pay each non-employee director an annual retainer of $60,000 in cash or shares of our common stock at the director’s election. We pay the Executive Chairman of our Board of Directors an additional annual retainer of $300,000 in cash, and should we have a Chairman of our Board of Directors rather than an Executive Chairman, we pay the Chairman an additional annual retainer of $70,000 in cash. We also pay our non-employee directors an annual retainer for committee service in cash or shares of our common stock at the director’s election as follows:

	Committee Chairman	Committee Member

Audit Committee	$25,000	$10,000
Compensation Committee	$20,000	$7,500
Nominations and Corporate Governance Committee	$10,000	$5,000

Annual retainers for service on our Board of Directors and committees are paid in quarterly installments.

Starting in fiscal 2018, our non-employee directors are eligible to receive the total value of their equity compensation in the form of DSUs, for a total estimated value of approximately $200,000. Per the terms of our Amended and Restated 2010 Incentive Compensation Plan, our non-employee directors are not eligible to receive compensatory equity awards exceeding an aggregate grant date fair value of $750,000 in any fiscal year. The total equity value was calculated using the average closing price of our common stock for the month ended October 31, 2018 and differs from the accounting value which is based on grant date fair value determined in accordance with ASC Topic 718. We also reimburse our non-employee directors for expenses incurred to attend Board of Directors and committee meetings. Under the 2019 Incentive Plan, the $750,000 compensation limit for non-employee director compensation is an aggregate limit on all compensation paid to a director, including both cash and equity awards, in a calendar year.

FISCAL 2019 DIRECTOR COMPENSATION TABLE

DSU awards to continuing non-employee directors generally vest quarterly over the period from the vesting start date through the subsequent Annual Meeting of Stockholders. We no longer grant stock option awards to our directors. The following table sets forth the compensation for our non-employee directors for the fiscal year ended June 29, 2019. Employee directors do not receive any additional compensation for service on our Board of Directors.

	Fees Earned or Paid		Stock	Total
Director Name	in Cash(1) ($)		Awards(2) ($)	($)

Nelson C. Chan (3)	$128,253		$184,613	$312,866
Kiva A. Allgood (4)	$6,042		$57,264	$63,306
Jeffrey D. Buchanan	$82,500		$184,613	$267,113
Keith B. Geeslin	$82,500		$184,613	$267,113
Russell J. Knittel	$70,000		$184,613	$254,613
Francis F. Lee	$103,750		$184,613	$288,363
Richard L. Sanquini	$72,537	(5)	$184,613	$257,150
James L. Whims	$77,500		$184,613	$262,113

(1) The Board of Directors appointed members to each of our Board committees in October 2018, resulting in pro rata payments to certain directors, based on the number of quarters such director served on the committee to which they were appointed.

(2) The amounts shown in this column reflect the grant date fair value of DSU awards determined in accordance with ASC Topic 718, excluding the effects of forfeitures. We determine the grant date fair value of each DSU award using the closing price of our common stock on the date of grant. Each director forfeits the unvested portion, if any, of the director’s DSU award if the director’s service to our company is terminated for any reason, except as may otherwise be determined by the plan committee appointed by our Board of Directors as the administrator of our 2010 Plan. There were no forfeitures of DSUs by our directors in fiscal 2018. As of June 29, 2019, each of the non-employee directors had 1,304 shares underlying DSU awards outstanding, except for Ms. Allgood who had 861 shares underlying an outstanding DSU award.

(3) Mr. Chan received a pro rata payment for his service as the Executive Chairman of our Board from March 2019 through the end of our fiscal year.

(4) Ms. Allgood received a pro rata amount of director fees and DSUs in connection with her appointment to our Board in May 2019.

(5) Represents the value of our common stock paid to Mr. Sanquini as his annual retainer for Board and committee services as Mr. Sanquini elected to receive his annual retainer in shares of our common stock.

REPORT OF THE AUDIT COMMITTEE

Our Board of Directors has appointed an Audit Committee consisting of three directors. The current members of the Audit Committee are Jeffrey D. Buchanan, Russell J. Knittel, and Francis F. Lee. Each of the Audit Committee members is “independent” of our company and management, as that term is defined under applicable NASDAQ listing standards and SEC rules.

The primary responsibility of the committee is to assist our Board of Directors in fulfilling its responsibility to oversee management’s conduct of our company’s financial reporting process, including overseeing the financial reports and other financial information provided by our company to governmental or regulatory bodies (such as the SEC), the public, and other users thereof; our company’s systems of internal accounting and financial controls; and the annual independent audit of our company’s financial statements.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with GAAP.

In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements with management and the independent auditor. The committee discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. In addition, the committee received from the independent auditor written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the committee concerning independence. The committee also discussed with the independent auditor the auditor’s independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditor, and considered the compatibility of non-audit services with auditor independence.

The committee discussed with the independent auditor the overall scope and plans for its audits. The committee met with the independent auditor, with and without management present, to discuss the results of its audit, its consideration of our company’s internal controls, and the overall quality of the financial reporting. The committee held five meetings with management of our company, all of which were attended by our independent auditor, with respect to our company’s financial statements and audit or quarterly review procedures.

Based on the reviews and discussions referred to above, the committee recommended to our Board of Directors, and our Board of Directors approved that the audited financial statements be included in our company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2019 for filing with the SEC. The committee also has appointed our company’s independent auditor.

This report has been furnished by the Audit Committee of the Board of Directors.

Respectfully submitted,

Jeffrey D. Buchanan, Chairman
Russell J. Knittel
Francis F. Lee

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 19, 2019 by (1) each director; (2) the Named Executive Officers listed in the Fiscal 2019 Summary Compensation Table; (3) all directors and current executive officers as a group; and (4) each person or entity known by us to beneficially own or to exercise voting or dispositive control over more than 5% of our common stock.

	Shares Beneficially Owned

Name of Beneficial Owner	Number(1)	Percent(2)
Directors and Named Executive Officers:
Michael E. Hurlston	-	*
Richard A. Bergman(3)	441,112	1.3%
Kermit Nolan(4)	60,562	*
Wajid Ali	12,256	*
Kiva A. Allgood	861	*
Jeffrey D. Buchanan(5)	24,798	*
Nelson C. Chan(6)	62,997	*
Keith B. Geeslin(7)	39,747	*
Russell J. Knittel(8)	33,181	*
Francis F. Lee(9)	64,465	*
Shawn Liu(10)	27,209	*
Richard Lu	-	*
John McFarland(11)	46,099	*
Richard L. Sanquini(12)	32,582	*
Huibert Verhoeven	22,330	*
James L. Whims(13)	55,435	*
Alex Wong(14)	120,433	*
All directors and current executive officers as a group (15 persons)(15)	576,181	1.7%

5% Stockholders
Ameriprise Financial, Inc.(16)	4,556,275	13.8%
The Vanguard Group(17)	4,193,989	12.7%
Blackrock, Inc.(18)	4,115,885	12.5%
Franklin Mutual Advisors, LLC(19)	2,116,501	6.4%
Dimensional Fund Advisors LP(20)	1,741,214	5.3%

*	Less than 1%
(1)

Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all common stock beneficially owned, subject to applicable community property laws. Except as otherwise indicated, each person may be reached at 1251 McKay Drive, San Jose, California 95131-1709. The numbers and percentages shown include the shares of common stock actually owned as of August 19, 2019, and the shares of common stock that the identified person or group had the right to acquire within 60 days of such date to the extent known by us.

(2)

The percentages shown are calculated based on 32,910,891 shares of common stock outstanding on August 19, 2019. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of August 19, 2019, upon the exercise of stock options or the vesting of DSU awards, are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(3)	Includes 353,898 shares issuable upon exercise of vested stock options. Mr. Bergman has shared voting power and no investment power with respect to a portion of the shares.
(4)	Includes 21,599 shares issuable upon exercise of vested stock options.
(5)	Includes 10,215 shares issuable upon exercise of vested stock options.
(6)	Includes 30,852 shares issuable upon exercise of vested stock options.
(7)	Includes 18,102 shares issuable upon exercise of vested stock options.

(8)	Includes 26,179 shares held by Russell J. Knittel and Veronica Knittel as Co-Trustees of The Knittel Revocable Living Trust and 7,002 shares issuable upon exercise of vested stock options.
(9)	Includes 26,274 shares held by the EF Lee Family 2012 Irrevocable Trust and 12,102 shares issuable upon exercise of vested stock options.
(10)	Includes 11,243 shares issuable upon exercise of vested stock options.
(11)	Includes 39,499 shares issuable upon exercise of vested stock options.
(12)	Includes 717 shares held by Richard L. Sanquini as trustee of the Sanquini 2002 Living Trust dated January 22, 2002 and 8,727 shares issuable upon exercise of vested stock options.
(13)	Includes 18,102 shares issuable upon exercise of vested stock options.
(14)	Includes 80,368 shares issuable upon exercise of vested stock options.
(15)	Includes 257,811 shares issuable upon exercise of vested stock options.
(16)

The information is as reported on Amendment No. 7 to Schedule 13G/A as filed on February 14, 2019. Ameriprise Financial, Inc., or AFI, has shared power to direct the disposition of 4,556,275 shares and shared power to vote 4,439,480 shares. AFI is the parent holding company of Columbia Management Investment Advisors, LLC, or CMIA, which has shared power to direct the disposition of 4,542,021 shares and shared power to vote 4,439,480 shares. CMIA is the investment advisor to Columbia Seligman Communications & Information Fund, or the Fund, an investment company, which has the shared power to direct the disposition of 2,921,045 shares and sole power to vote 2,921,045 shares. Both AFI and CMIA disclaim beneficial ownership of any shares reported on this Schedule 13G/A. The principal address of AFI is 145 Ameriprise Financial Center, Minneapolis, MN 55474 and the principal address of CMIA and the Fund is 225 Franklin Street, Boston, MA 02110.

(17)

The information is as reported on Amendment No. 8 to Schedule 13G/A as filed on February 13, 2019. The Vanguard Group, Inc., has sole power to direct the disposition of 4,154,889 shares, shared power to direct the disposition of 39,100 shares, sole power to vote 38,107 shares, and shared power to vote 4,390 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 34,710 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 7,787 shares as a result of its serving as investment manager of Australian investment offerings. The principal address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(18)

The information is as reported on Amendment No. 10 to Schedule 13G/A as filed on February 11, 2019. BlackRock, Inc. has sole power to direct the disposition of 4,115,885 shares and sole power to vote 3,998,894 shares. The principal address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(19)

The information is as reported on Schedule 13G as filed on January 30, 2019. Franklin Mutual Advisors, LLC (“FMA”), an indirect wholly-owned subsidiary of Franklin Resources, Inc. (“FRI”), has sole power to direct the disposition of 2,116,501 shares and sole power to vote 1,949,079 shares independently of FRI and in connection with investment management contract(s) which delegate to FMA such power. Charles B. Johnson and Rupert H. Johnson, Jr. each own 10% or more of the outstanding common stock of FRI and are thus, the principal shareholders of FRI (the “Principal Shareholders”). Since FMA exercises voting and investment powers independently of FRI, beneficial ownership of the securities reported by FMA is not attributed to the Principal Shareholders. FMA also disclaims beneficial ownership of any shares reported on this Schedule 13G/A. The principal address of FMA is 101 John F. Kennedy Parkway, Short Hills, NJ 07078.

(20)

The information is as reported on Schedule 13G as filed on February 8, 2019. Dimensional Fund Advisors LP, in its role as investment advisor, sub-advisor and/or manager to certain investment companies, commingled funds, group trusts and separate accounts (collectively, the “Funds”), has sole power to direct the disposition of 1,741,214 shares and sole power to vote 1,690,530 shares. Dimensional Fund Advisors, LP disclaims beneficial ownership of any shares reported on this Schedule 13G/A as all securities reported on this Schedule are owned by the Funds. The principal address of Dimensional Fund Advisors, LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Unless delegated to the Compensation Committee by our Board of Directors, the Audit Committee charter requires that the Audit Committee review and approve all related party transactions and review and make recommendations to the full Board of Directors, or approve, any contracts or other transactions with current or former executive officers of our company, including consulting arrangements, employment agreements, change of control agreements, termination arrangements, and loans to employees made or guaranteed by our company. Our Audit Committee and our Board of Directors will only approve those related party transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests.

There were no transactions or series of similar transactions since the beginning of fiscal 2019 to which we were or are a party that involved an amount exceeding $120,000, and in which any of our directors, nominees for director, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

Our company has entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals to the fullest extent permitted by Delaware law for certain liabilities to which they may become subject as a result of their affiliation with our company.

PROPOSAL TWO:

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-PAY”)

Summary

In accordance with Section 14A(a)(1) of the Exchange Act, we are asking our stockholders to provide advisory approval of the compensation of our Named Executive Officers, as such compensation is described in the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this Proxy Statement, beginning on page 14. Our executive compensation program is designed to enable us to attract, motivate, and retain highly qualified executive officers. The program links cash incentive compensation to the achievement of pre-established corporate financial and individual performance objectives, and provides long-term stock-based incentive compensation that focuses our executive officer’s efforts on building stockholder value by aligning their interests with those of our stockholders. We urge our stockholders to review the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement and the related tabular and narrative disclosure for more information.

Proposed Resolution and Vote Required

Advisory approval of this proposal will require the affirmative vote of a majority of the votes cast on the proposal, assuming that a quorum is present at the Annual Meeting of Stockholders.

The following resolution is submitted for a stockholder vote at the Annual Meeting of Stockholders:

RESOLVED, that the stockholders of the company approve, on an advisory basis, the compensation of the company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis and the related tabular and narrative disclosure as set forth in this Proxy Statement.

This proposal is advisory, and therefore not binding on our company, our Compensation Committee, or our Board of Directors. Although non-binding, the vote will provide information to our Compensation Committee and our Board of Directors regarding investor sentiment about our executive compensation philosophy, policies, and practices, which our Compensation Committee and our Board of Directors will be able to consider when making future executive compensation decisions.

We currently conduct annual advisory votes on Named Executive Officer compensation, and we expect to conduct the next advisory vote at our 2020 Annual Meeting of Stockholders.

Board Recommendation

Our Board of Directors believes that the information provided above and within the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement demonstrates that our executive compensation program is designed appropriately and is working to ensure that our executive officers’ interests are aligned with our stockholders’ interests to support long-term value creation.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

KPMG LLP, an independent registered public accounting firm, was the auditor for our fiscal year ended June 29, 2019. Our Audit Committee has appointed KPMG LLP to audit the consolidated financial statements of our company for our fiscal year ending June 27, 2020, and recommends a vote “for” the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. A representative of KPMG LLP is expected to attend the Annual Meeting of Stockholders. Such representative will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

The Audit Committee has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP’s independence.

Fees

The aggregate fees billed to our company by KPMG LLP, for the fiscal years ended June 29, 2019 and June 30, 2018, were as follows:

	2019	2018
Audit Fees	$2,590,000	$3,134,000
Tax Fees(1)	477,730	569,801
All Other Fees(2)	7,958	38,135

Total Fees	$3,075,688	$3,741,936

(1)

Includes fees for professional services rendered by KPMG LLP with respect to tax preparation and compliance, and tax due diligence for acquisition and tax consultation. The fees for tax consultation services were $261,271 and $295,983 for fiscal 2019 and 2018, respectively.

(2)	Includes fees for professional services rendered by KPMG LLP with respect to evaluation and compliance with the European Union General Data Protection Regulation.

Audit Committee Pre-Approval Policies

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Code and related regulations.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee, provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent auditor.

Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must provide information to the Audit Committee about each service to be provided, and the details of such service.

All of the services provided by KPMG LLP described above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were approved by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.

Ratification by Stockholders of the Appointment of our Independent Auditor

Ratification of the appointment of KPMG LLP to audit the consolidated financial statements of our company for the fiscal year ending June 27, 2020, will require the affirmative vote of a majority of the votes cast on the proposal, assuming that a quorum is present at the Annual Meeting of Stockholders.

PROPOSAL FOUR:

APPROVAL OF THE 2019 EQUITY AND INCENTIVE COMPENSATION PLAN

At the annual meeting, our stockholders will be asked to adopt and approve the Synaptics Incorporated 2019 Equity and Incentive Compensation Plan (the “2019 Incentive Plan”), which will replace the Synaptics Incorporated Amended and Restated 2010 Incentive Compensation Plan, as amended (the “2010 Plan”, which together with the Synaptics Incorporated Amended and Restated 2001 Incentive Compensation Plan (the “2001 Plan”), we refer to as the “Predecessor Plans”). The Board approved the 2019 Incentive Plan on July 30, 2019, subject to approval by our stockholders at the Annual Meeting. If the 2019 Incentive Plan is approved by our stockholders, it will be effective as of the date of such approval, and no further grants will be made on or after such date under the 2010 Plan. Outstanding awards under the 2010 Plan, however, will continue in effect in accordance with their terms. If the 2019 Incentive Plan is not approved by our stockholders, no awards will be made under the 2019 Incentive Plan, and the 2010 Plan will remain in effect.

Our Board of Directors believes Synaptics’ interests will be best advanced by stimulating the efforts of employees, officers, non-employee directors, and certain consultants of Synaptics and its subsidiaries, in each case, who are selected to be participants, by heightening the desire of such persons to continue working toward and contributing to the success and progress of Synaptics. The 2019 Incentive Plan allows for the grant of stock options (including options intended to qualify as incentive stock options (“incentive stock options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and options not intended to qualify as incentive stock options (“nonqualified stock options” and together with incentive stock options, “options”), appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), cash incentive awards, performance shares, performance units and other stock-based awards (collectively, “awards”), any of which may have vesting or other restrictions contingent on the achievement of management objectives (as described below). Our Board of Directors believes that the 2019 Incentive Plan will permit Synaptics to use stock-based compensation to further align the interests of 2019 Incentive Plan participants with those of our stockholders.

Why We Believe You Should Vote for Proposal Four

We believe that our future success depends in part on our ability to attract, hire, motivate and retain high quality employees, directors and consultants and that the ability to provide equity awards under the 2019 Incentive Plan is critical to achieving this success. We would be at a severe disadvantage if we could not use equity-based awards covering a meaningful number of shares to recruit and secure or retain key talent in the current competitive market for highly skilled and qualified employees. In addition, we use annual refresh grants to encourage workers to remain with us over a number of years, which provides continuity of institutional knowledge and minimizes the distractions and inefficiencies caused by employee turnover.

We also believe that our future success depends in part on our ability to align the interests of our employees, directors and consultants with those of our stockholders, and that equity compensation is a key way to foster this alignment. Alignment comes in two key ways. First, the value our workers can realize from their equity compensation is based on our stock price performance. Second, we can use performance-based vesting to focus our workers on achieving specific goals that we believe are important to our success.

We believe that equity compensation can help limit the cost to stockholders of our compensation programs, and can preserve cash for other uses in growing our business or returning value to our stockholders. If the 2019 Incentive Plan is not approved, we may need to replace the lost compensation value with larger cash awards, which would increase our cash compensation expense. That cash that might be better utilized if reinvested in our business or returned to our stockholders.

To help our stockholders better understand our historical equity compensation practices, currently anticipated needs, and an estimate of the potential cost of dilution from our request for additional shares, we note that, as of August 19, 2019:

●	We have 32,910,891 shares of our common stock issued and outstanding;
●	We have 2,306,871 shares (7.0% of our issued and outstanding common stock) subject to outstanding unvested full value awards (214,757 of which were granted under the 2019 Inducement Plan);
●

We have 1,087,918 shares (3.3% of our issued and outstanding common stock) subject to outstanding stock options (76,625 of which were granted under the 2001 Plan), with a weighted average exercise price of $60.14 and an average remaining term of 1.7 years;

●

We have 3,026,331 shares available for future grant under the 2010 Plan, which number is reduced to 1,559,964 shares for full value awards after taking into account the 2010 Plan’s fungible share ratio of 1.94:1 (however, as noted above, no further grants will be made under the 2010 Plan upon the effective date of the

2019 Incentive Plan, so any of these shares then remaining will no longer be available for future awards upon the effectiveness of the 2019 Incentive Plan) and there are no shares available for future grant under the 2001 Plan. We will continue to grant equity and cash-based incentives in the ordinary course of business under the 2010 Plan until the 2019 Incentive Plan is approved by our stockholders;

●

The total number of shares of common stock subject to outstanding awards under the Predecessor Plans and the 2019 Inducement Plan (3,394,789 shares in total), plus the total number of shares available for future full value awards under the 2010 Plan (1,559,964 shares), represents a current overhang percentage of 15.1% (in other words, the potential dilution of our stockholders represented by the Predecessor Plans, when viewed against our shares of common stock currently issued and outstanding, including shares of restricted stock), however, as noted above, no grants will be made under the 2010 Plan after effectiveness of the 2019 Incentive Plan and any shares remaining available for grant under the 2010 Plan as of such date will no longer be available for awards under either plan;

●

We are asking for 1,660,000 shares of common stock available for awards under the 2019 Incentive Plan – this represents 5.0% of our issued and outstanding common stock, which percentage reflects the simple dilution of our stockholders that would occur if the 2019 Incentive Plan is approved;

●

The total shares of common stock subject to outstanding awards as of August 19, 2019 (3,394,789 shares), plus the proposed shares of common stock available for future issuance under the 2019 Incentive Plan (1,660,000 shares), represents potential dilution of 5,054,789 shares (approximately 15.4%); and

●

Based on the closing price of our common stock on the NASDAQ Global Select Market on August 19, 2019 of $34.68 per share, the aggregate market value as of that date of the 1,660,000 shares of common stock requested for issuance under the 2019 Incentive Plan was $57,568,800.

We recognize that our stockholders want to know about our recent grant practices, including our recent “burn rate,” when considering how to vote on our proposal to approve the 2019 Incentive Plan. Burn rate or run rate (measuring a company’s annual usage of shares) is generally calculated as the number of shares granted divided by the weighted average number of shares outstanding and is used to demonstrate how quickly a company uses available shares. The table below provides our average aggregate three-year burn rate under the 2010 Plan.

Fiscal Year	Options Granted	Restricted Stock Awards/Units Granted (excluding Performance-Based)	Performance-Based Restricted Stock Awards/Units Earned	Total Shares Granted	Weighted Average Shares at End of Fiscal Year	Burn Rate
2017	356,107	922,784	10,339	1,289,230	34,800,000	3.70%
2018	61,825	1,331,073	-	1,392,898	34,200,000	4.07%
2019	-	1,263,966	184,672	1,448,638	34,600,000	4.19%
Average Three-Year Burn Rate (2017-2019)						3.99%

In determining the number of shares to request for approval under the 2019 Incentive Plan, our Compensation Committee consulted Compensia to review current market practices in the use of equity compensation. The Compensation Committee also considered other material factors, including our recent share usage, anticipated hiring needs in the next two years, the potential dilution (as noted in the figures above), our current focus on granting full value awards, the elimination of the fungible share ratio from our 2019 Incentive Plan, our current stock price, recent experiences in the equity awards expected by new hire candidates, and general guidance from institutional proxy advisory firms such as ISS that our stockholders might consider in evaluating the 2019 Incentive Plan. After reviewing this information, our Compensation Committee decided to request that our stockholders approve 1,660,000 shares as the 2019 Incentive Plan’s share reserve.

We currently anticipate that the shares requested, when combined with reserves currently available until effectiveness of the 2019 Incentive Plan, will provide for grants in the ordinary course of business for approximately two years. However, the proposed share reserve could last for a shorter or longer period of time, such as might be the case if equity compensation practices within our peer group changed and required us to alter our current grant practices to remain competitive, or if our stock price changes materially.

Responsible Plan Features

Our Board of Directors believes the use of stock-based incentive awards promotes best practices in corporate governance by incentivizing the creation of stockholder value. By providing participants in the 2019 Incentive Plan with a stake in Synaptics’ success, the interests of the participants are further aligned with those of our stockholders. Specific features of the 2019 Incentive Plan that are consistent with commonly viewed good corporate governance practices include, but are not limited to:

●	The 2019 Incentive Plan will be administered by the Compensation Committee of the Board, consisting entirely of independent directors;
●

Except for substitute awards in connection with a corporate transaction, options and SARs under the 2019 Incentive Plan may not be granted with exercise or base prices lower than the fair market value of the underlying shares on the grant date;

●

Except in connection with a corporate transaction or change in control, the 2019 Incentive Plan prohibits the repricing of options and SARs without stockholder approval, including no cancellation and replacement of any outstanding option or SAR with a new option, SAR, other award or cash or amendment or modification that reduces the exercise price of an option or base price of a SAR;

●

The 2019 Incentive Plan prohibits the grant of dividend equivalents with respect to options and SARs and subjects all dividends and dividend equivalents paid with respect to other awards to the same vesting conditions as the underlying shares subject to the awards;

●

The 2019 Incentive Plan prohibits “liberal share recycling” - meaning that shares used to pay the exercise price or withholding taxes relating to an award under the 2019 Incentive Plan will not be recycled back into the 2019 Incentive Plan for future grants;

●	The 2019 Incentive Plan prohibits, with certain limited exceptions, the vesting of awards earlier than after a one-year vesting or performance period, as applicable;
●	The 2019 Incentive Plan does not contain an evergreen feature;
●	The 2019 Incentive Plan does not contain a liberal change in control definition; and
●

Non-employee directors may not be awarded compensation for their service as a director having an aggregate maximum value on the grant date that exceeds an amount provided in the 2019 Incentive Plan during any calendar year.

Plan Summary

The following summary of the material terms of the 2019 Incentive Plan are qualified in their entirety by reference to a copy of the 2019 Incentive Plan, which is set forth in Appendix B to this proxy statement. The 2019 Incentive Plan will become effective on the date that it is approved by our stockholders (the “Effective Date”). Following the Effective Date, no grants will be made under the 2010 Plan; however, outstanding awards under the 2010 Plan and 2001 Plan will remain outstanding.

Purpose. The purpose of the 2019 Incentive Plan is to provide a means through which Synaptics may attract and retain key non-employee directors, officers, employees and certain consultants of Synaptics and its subsidiaries, and to provide to such persons incentives and rewards for service and/or performance.

Eligibility. Non-employee directors, officers, employees, and consultants of Synaptics and its subsidiaries will be eligible for awards, as selected by the Committee (as defined below); provided, that, incentive stock options may be granted only to employees. As of August 19, 2019, we had eight non-employee directors, 386 consultants and 1,834 employees who would be eligible to participate in the 2019 Incentive Plan, if selected by the Compensation Committee of the Board of Directors or such other committee designated by the Board of Directors (the “Committee”) or its delegate. A written agreement between Synaptics and each participant will evidence the terms of each award granted under the 2019 Incentive Plan.

Number of Shares Authorized and Award Limit. Pursuant to the 2019 Incentive Plan, Synaptics has reserved an aggregate of 1,660,000 shares of common stock for issuance of awards of options or SARs, restricted stock, RSUs, performance shares or performance units, other awards permitted under the 2019 Incentive Plan, or dividend equivalents paid with respect to such awards, to be granted under the 2019 Incentive Plan.

If any award granted under the 2019 Incentive Plan expires unexercised, is canceled, forfeited, settled in cash or unearned (in whole or in part), shares of our common stock subject to such award will again be made available for future grants under the 2019 Incentive Plan. Further, if any award granted under the Predecessor Plans expires unexercised, is canceled, forfeited, settled in cash or unearned (in whole or in part), shares of our common stock subject to such award will again be made available for future grants under the 2019 Incentive Plan. Use of shares of our common stock to pay the required exercise price, use of shares of our common stock with respect to full value awards, options or SARs to pay tax obligations, or shares not issued in connection with settlement of an option or SAR, or reacquired by Synaptics on the open market or otherwise using cash proceeds from the exercise of an option, will not be available again for other awards under the 2019 Incentive Plan. If a participant elects to give up the right to receive compensation in exchange for shares of common stock based on fair market value, such shares of common stock will not count against the aggregate limit of shares authorized under the 2019 Incentive Plan.

Minimum Vesting Requirements and Individual Director Limit. In general, and subject to certain limitations, no award granted under the 2019 Incentive Plan may vest earlier than after a one-year vesting period or a one-year performance period, as applicable. However, up to 5% of the sum of (i) the aggregate number of shares available for issuance as described above, and (ii) the number of shares returned to the 2019 Incentive Plan as a result of awards that are cancelled or forfeited, settled in cash, or unearned, may be granted in the form of awards that do not meet such one-year vesting limitation.

Non-employee directors may not be granted compensation (including cash compensation) having an aggregate maximum value at the date of grant that exceeds $750,000 per calendar year.

Administration. The Committee will administer the 2019 Incentive Plan. Among other responsibilities, the Committee will select participants and determine the type of awards to be granted to participants, the number of shares of common stock to be covered by awards and the terms and conditions of awards, interpret the 2019 Incentive Plan and awards granted thereunder, and make any other determination and take any other action that it deems necessary or desirable to administer the 2019 Incentive Plan. The Committee may delegate to its members, officers of Synaptics, or to agents or advisors, such administrative duties or powers as the Committee deems advisable, and the Committee, the subcommittee, or any other such person to whom duties or powers have been delegated, may employ persons to render advice with respect to a responsibility of the Committee. The Committee may also, by resolution, authorize officers of Synaptics to designate employees to be recipients of awards and determine the size of such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, director, or more than 10% “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the “Exchange Act”) of any class of Synaptics’ equity securities that is registered pursuant to Section 12 of the Exchange Act, determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization will set forth the total number of common shares the officer may grant; and (C) the officer(s) will periodically report to the Committee regarding the nature and scope of such awards granted.

Amendment or Termination. Unless earlier terminated, the expiration date of the 2019 Incentive Plan will be the tenth (10th) anniversary of the Effective Date; provided, however, that such expiration will not affect awards then outstanding, and the terms and conditions of the 2019 Incentive Plan will continue to apply to such awards. The Board of Directors may amend or terminate the 2019 Incentive Plan at any time; provided, that, an amendment will be subject to stockholder approval, and will not be effective without stockholder approval if, as determined by the Board of Directors, an amendment to the plan, for purposes of applicable stock exchange rules: 1) would materially increase the benefits accruing to participants; 2) would increase the number of securities which may be issued under the 2019 Incentive Plan; 3) would materially modify requirements for participation in the 2019 Incentive Plan; or 4) otherwise requires stockholder approval under applicable law or the rules of the applicable national securities exchange. Further, any such amendment that would impair the rights of any participant or any holder or beneficiary of any award granted under the 2019 Incentive Plan will not to that extent be effective without the consent of the affected participant, holder or beneficiary. Except in connection with a corporate transaction or change in control, none of the following actions can be taken under the 2019 Incentive Plan without approval of our stockholders: (i) amendment or modification to reduce the exercise price of any option or the base price of any SAR; (ii) cancel any outstanding option or SAR and replace it with a new option or SAR, other award or cash; or (iii) any other action that is considered a “repricing” for purposes of the stockholder approval rules of the NASDAQ Global Select Market.

Options. The Committee may, in its discretion, grant incentive stock options and nonqualified stock options to participants. Non-employee directors, officers, employees, and consultants of Synaptics and its subsidiaries may be granted nonqualified stock options, but only employees of Synaptics and its subsidiaries may be granted incentive stock options. The Committee will determine the exercise price of options granted under the 2019 Incentive Plan. Subject to certain exceptions in connection with a corporate transaction, the exercise price of an incentive or nonqualified stock option will be at least 100% of the fair market value of the common stock subject to the option on the date the option is granted. The Committee will determine, in its sole discretion, the terms of each option. Options may not be exercisable for more than ten years from the date they are granted and will not provide for any dividends or dividend equivalents thereon. Acceptable consideration for the purchase of the common stock issued upon the exercise of an option will be specified in the award agreement and may include cash, check, cash equivalents and/or shares of common stock, a reduction in the number of shares deliverable upon exercise and such other forms of consideration that the Committee may accept.

SARs. The Committee may, in its discretion, grant SARs to participants in the 2019 Incentive Plan. Generally, SARs permit a participant to exercise the right and receive a payment equal to the value of the common stock’s appreciation over a period of time in excess of the fair market value (the “base price”) of a share of the common stock on the date of grant of the SAR. Synaptics may settle such amount in cash, in shares of our common stock valued at fair market value, or any combination thereof, as determined by the Committee and specified in the award agreement. SARs granted under the 2019 Incentive Plan will become exercisable and will expire in such manner and on such date(s) as determined by the Committee, with the term of the SAR not to exceed ten years from the grant date. The Committee will determine, in its sole discretion, the terms of each SAR. SARs granted under the 2019 Incentive Plan will not provide for any dividends or dividend equivalents thereon.

Restricted Stock. The Committee may, in its discretion, grant restricted stock to participants in the 2019 Incentive Plan. The Committee will determine, in its sole discretion, the terms of each grant of restricted stock. Subject to the terms of the award, the recipients of restricted stock generally will have the rights and privileges of a stockholder with respect to the restricted stock, including the right to vote the stock, on the grant date. Dividends, if any, paid by Synaptics with respect to awards of restricted stock prior to the time all restrictions and vesting conditions on the restricted stock have lapsed will be withheld by the Committee and distributed to the participant in cash or shares of common stock upon the release of the restrictions applicable to the underlying shares of restricted stock.

RSUs. The Committee may, in its discretion, grant RSUs to participants. An RSU is the right to receive shares of our common stock (or to the extent provided in the award agreement, cash or a combination of cash and common stock) following achievement of all vesting conditions and the lapse of all restrictions. The Committee will determine, in its sole discretion, the terms of each award of RSUs. Recipients of RSUs will not have the rights and privileges of a stockholder with respect to the common stock underlying such RSUs, including the right to vote the stock, until common stock in respect of the RSUs is actually issued to the participant following satisfaction of all vesting conditions. Dividends, if any, paid by Synaptics with respect to common stock underlying an award of RSUs prior to the time all restrictions and vesting conditions on the RSU have lapsed will be withheld by the Committee and distributed to the participant in cash or shares of common stock upon the release of the restrictions and vesting conditions applicable to the shares subject to the award. RSUs may be settled in shares of our common stock, cash or a combination thereof in the discretion of the Committee.

Other Stock-Based Awards. The Committee, in its discretion, may award unrestricted shares of our common stock, or other awards denominated in shares of our common stock, to participants either alone or in tandem with other awards granted under the 2019 Incentive Plan. The Committee will determine, in its sole discretion, the terms of each other stock-based award.

Cash Incentive Awards, Performance Shares, and Performance Units. The Committee may, in its discretion, also grant performance shares, performance units and cash incentive awards to participants under the 2019 Incentive Plan. Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to cash incentive awards, which number or amount may be subject to adjustment to reflect changes in compensation or other factors. These awards, when granted under the 2019 Incentive Plan, become payable to participants upon the achievement of specified management objectives and upon such terms and conditions as the Committee determines at the time of grant. Each grant may specify, with respect to the management objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of performance shares or performance units, or the amount payable with respect to cash incentive awards, that will be earned if performance is at or above the minimum or threshold level, or is at or above the target level but falls short of maximum achievement. Each grant will specify the time and manner of payment of cash incentive awards, performance shares or performance units that have been earned, and any grant may further specify that any such amount may be paid or settled in cash, shares of common stock, restricted stock, restricted stock units or any combination thereof. Any grant of performance shares may provide for the payment of dividend equivalents in cash or in additional shares of common stock, subject to deferral and payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid. Each grant of performance shares, performance units or cash incentive awards will be evidenced by an award agreement which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions. The performance period with respect to a cash incentive award, performance share, or performance unit will be a period of time determined by the Committee on the grant date. The performance period may be subject to earlier lapse or modification, including in the event of retirement, death or disability of the participant.

Management Objectives. Management objectives are measurable performance objectives established under the 2019 Incentive Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Committee, options, SARs, restricted stock, RSUs, dividend equivalents or other awards granted under the 2019 Incentive Plan. If the Committee determines that a change in the business, operations, corporate structure or capital structure of Synaptics, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Committee may in its discretion modify such management objectives or the acceptable levels of achievement, in whole or in part, as the Committee deems appropriate.

Adjustments in Capitalization. In general, in the event of (1) any extraordinary cash dividend, stock dividend, stock split, combination of common stock, recapitalization or other change in the capital structure of Synaptics, (2) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (3) any other corporate transaction or event having an effect similar to any of the forgoing, necessary or appropriate equitable adjustments (as determined by the

Committee) will be made, including, but not limited to, the number of shares of common stock or other securities of Synaptics (or number and kind of other securities, consideration or other property) that may be delivered in respect of awards or with respect to which awards may be granted under the 2019 Incentive Plan. In addition, in the event of a Change in Control (as defined within the 2019 Incentive Plan), the Committee may provide in substitution for any or all awards outstanding under the 2019 Incentive Plan such alternative consideration (including cash), if any, it in good faith may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced. In connection with any of the foregoing events, the Committee may in its sole discretion elect to cancel outstanding options or SARs with an exercise price or base price that is equal to or less than the then current fair market value of our common stock without any consideration to the participant therefor.

Change in Control. A Change in Control is defined in the 2019 Incentive Plan as the occurrence of any of the following events:

●	A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act;

●

The following individuals no longer constitute a majority of the members of the Board of Directors: (1) the individuals who, as of the Effective Date, constitute the Board of Directors (the “Current Directors”); (2) the individuals who thereafter are elected to the Board of Directors and whose election, or nomination for election, to the Board of Directors was approved by a vote of a majority of all of the Current Directors then still in office (such directors becoming “Additional Directors” immediately following their election); and (3) the individuals who are elected to the Board of Directors and whose election, or nomination for election, to the Board of Directors was approved by a vote of a majority of all of the Current Directors and Additional Directors then still in office;

●

A tender offer or exchange offer is made whereby the effect of such offer is to take over and control Synaptics, and such offer is consummated for the equity securities of Synaptics representing more than 50% of the combined voting power of Synaptics’ then outstanding voting securities;

●

Following approval by the stockholders of Synaptics, Synaptics closes a reorganization, merger, consolidation or recapitalization of Synaptics, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not obtained, other than any such transaction that would result in more than 50% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by the holders of outstanding voting securities of Synaptics immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction;

●

The consummation of a transaction approved by our stockholders of a plan of complete liquidation of Synaptics or an agreement for the sale or disposition by Synaptics of all or a substantial portion of Synaptics’ assets to another person, which is not a wholly owned subsidiary of Synaptics; or

●

Any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly of more than 50% of the total voting power represented by Synaptics’ then outstanding voting securities.

In the event of a Change in Control: (i) unvested options and SARs will immediately vest, except to the extent that a replacement award (as such term is defined within the 2019 Incentive Plan) is provided; (ii) any restrictions, deferral of settlement and forfeiture conditions applicable to restricted stock, RSUs, or other awards that vest solely based on continued service (and not based on the achievement of management objectives) will lapse and be deemed fully vested, except to the extent that a replacement award is provided; (iii) with respect to cash incentive awards, performance shares, performance units, and other awards that are subject to the achievement of management objectives (other than with respect to awards described as “Market Stock Units”), the management objectives will be deemed satisfied at target, the applicable performance period will be deemed completed, and if no replacement award is provided, remaining restrictions, deferral of settlement and forfeiture conditions will lapse and the award will be deemed fully vested; and (iv) with respect to RSUs with management objectives described as “Market Stock Units,” a prorated portion of such units will vest based on the actual performance of the management objectives through the date of the Change in Control, while the remainder of the Market Stock Units will vest in accordance with their regular vesting schedule if a replacement award is provided, or if not, the remaining restrictions, deferral of settlement and forfeiture conditions will lapse and the Market Stock Units will be deemed fully vested.

Clawback/Repayment. All awards granted under the 2019 Incentive Plan and held by Synaptics’ executive officers will be subject to clawback, recoupment or forfeiture (i) to the extent that such officer engages in fraud or intentional illegal conduct that resulted in Synaptics materially non-complying with applicable financial reporting requirements and resulted in a financial misstatement; or (ii) to the extent required by applicable laws, rules, regulations or listing requirements. Additionally, all awards granted under the 2019 Incentive Plan are subject to recoupment to the extent necessary to comply with any clawback policy that Synaptics is required to adopt pursuant to applicable law or the listing standards of the applicable national securities exchange.

Transferability. Awards under the 2019 Incentive Plan will generally not be transferable except by will or the laws of descent and distribution.

No Right to Continued Employment. The 2019 Incentive Plan does not give any participant any right to be retained in the employ or service of Synaptics or any of its subsidiaries. Synaptics and its subsidiaries (as applicable) may at any time dismiss a participant from employment or discontinue any consulting relationship, free from any liability or any claim under the 2019 Incentive Plan.

U.S. Federal Income Tax Consequences. The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2019 Incentive Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2019 Incentive Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2019 Incentive Plan. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Incentive Stock Options. A participant who is granted an incentive stock option will not have federal income tax liability upon the grant of an incentive stock option and will not recognize regular taxable income when the incentive stock option is exercised. However, the participant will recognize alternative minimum taxable income equal to the excess of the fair market value of the purchased shares at the time of exercise over the exercise price paid for those shares, if the participant is subject to the alternative minimum tax in the taxable year of the exercise. A participant generally will recognize income in the year in which the participant disposes of the shares purchased under such incentive stock option. If the participant makes a “qualifying disposition,” the participant will recognize a long-term capital gain equal to the excess of (i) the amount realized upon the sale or disposition over (ii) the exercise price paid for the shares and Synaptics cannot take an income tax deduction with respect to those shares. A qualifying disposition occurs when the participant’s sale or other disposition of the shares takes place (a) more than two (2) years after the grant date of the incentive stock option and (b) more than one (1) year after the date the option was exercised for the particular shares involved in the disposition. In contrast, a disqualifying disposition is any sale or other disposition made before both of these minimum holding periods are satisfied. Normally, when shares purchased under an incentive stock option are subject to a disqualifying disposition, the participant will recognize ordinary income at the time of the disposition in an amount equal to the excess of the lesser of (1) the amount realized upon that disposition and (2) the excess of the fair market value of the shares on the exercise date over the exercise price paid for those shares and Synaptics is entitled to an income tax deduction equal to the amount of ordinary income that the participant recognizes in connection with the disposition, subject to any applicable limitations under Section 162(m) of the Code.

Nonqualified Stock Options. A participant who is granted a nonqualified stock option will not have federal income tax liability upon the grant of the nonqualified stock option, but will recognize ordinary income in the year in which the participant exercises the option in an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for those shares and Synaptics will be entitled to an income tax deduction equal to the amount of ordinary income that the participant recognizes, subject to any applicable limitations under Section 162(m) of the Code. A participant will later also recognize a capital gain to the extent that the amount realized from the subsequent sale of the shares exceeds the participant’s basis in the shares.

Appreciation Rights (SARs). A participant who is granted a SAR will not have federal income tax liability upon the grant of the SAR, but will recognize ordinary income in the year in which the participant exercises the SAR in an amount equal to the amount of the cash or the value of the stock that is transferred to the participant upon exercise of the SAR and Synaptics will be entitled to an income tax deduction equal to the amount of ordinary income that the participant recognizes, subject to any applicable limitations under Section 162(m) of the Code.

Restricted Stock. A participant who is granted an award of restricted stock will recognize taxable income when the substantial risk of forfeiture of the shares lapses, i.e., at the time of “vesting,” unless the participant makes an election to be taxed at the time of grant. Assuming such an election is not made, the taxable income will be equal to the fair market value of the shares of restricted stock when they vest over the amount, if any, paid for those shares and Synaptics will be entitled to an income tax deduction equal to the amount of ordinary income that the participant recognizes, subject to any applicable limitations under Section 162(m) of the Code. The participant may elect under Section 83(b) of the Code to include as ordinary income in the year of the award an amount equal to the fair market value of the shares on the transfer date, less the amount, if any, paid for those shares. If the participant makes a Section 83(b) election, the participant will not recognize any additional income when the shares vest. If a Section 83(b) election is made, any appreciation in the value of the shares of restricted stock after the award is granted is not taxed as compensation but instead is taxed as a capital gain when the restricted shares are later sold or transferred. If the participant makes a Section 83(b) election and the restricted stock is later forfeited, the participant is not entitled to a tax deduction or a refund of the tax already paid. The Section 83(b) election must be filed with the Internal Revenue Service within thirty (30) days after the shares are awarded to the participant.

Restricted Stock Units (RSUs). A participant who is granted a RSU generally will not recognize income when the RSU is granted or vested, but only when the RSU is settled. The participant will recognize ordinary income equal to the amount of the cash or the fair market value of the stock that the participant receives on settlement and Synaptics will be entitled to an income tax deduction equal to the amount of ordinary income that the participant recognizes, subject to any applicable limitations under Section 162(m) of the Code.

Cash Incentive Awards, Performance Shares and Performance Units. No income generally will be recognized upon the grant of cash incentive awards, performance shares or performance units. Upon payment or settlement of cash incentive awards, performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any non-restricted shares of common stock received and Synaptics will be entitled to an income tax deduction equal to the amount of ordinary income that the participant recognizes, subject to any applicable limitations under Section 162(m) of the Code.

Section 162(m). Section 162(m) of the Code generally limits a public company’s ability to deduct compensation paid in excess of $1 million during any taxable year to certain “covered employees”, which includes a company’s chief executive officer, chief financial officer and each of its other named executive officers. If an individual is determined to be a covered employee for any year beginning after December 31, 2016, then that individual will continue to be a covered employee for future years, regardless of changes in the individual’s compensation or position.

Withholding Taxes. To the extent Synaptics is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2019 Incentive Plan, and the amounts available to Synaptics for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to Synaptics for payment of the balance of such taxes required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of shares of common stock, then, unless otherwise determined by the Committee, Synaptics will withhold, from the shares required to be delivered to the participant, shares of our common stock having a value equal to the amount required to be withheld under applicable law. In no event will the market value of the shares of our common stock to be withheld or delivered to Synaptics in order to satisfy applicable withholding taxes exceed the minimum amount of taxes required to be withheld unless: (i) an additional amount can be withheld and not result in adverse accounting consequences; (ii) such additional withholding amount is authorized by the Committee; and (iii) the total amount withheld does not exceed the participant’s estimated tax obligations attributable to the applicable transaction. The shares used for tax withholding will be valued at an amount equal to the market value of our common stock on the date the benefit is to be included in the participant’s income.

New Plan Benefits.

Other than the awards that may be granted under the 2019 Incentive Plan to our current President and CEO, Michael Hurlston, pursuant to his offer letter, the benefits that will be awarded or paid under the 2019 Incentive Plan are not currently determinable. Such awards are within the discretion of the Committee, and, other than with respect to Mr. Hurlston, the Committee has not determined future awards or who might receive them.

Pursuant to Mr. Hurlston’s offer letter, he may be entitled to the following equity grants under either the 2010 Plan or the 2019 Incentive Plan, whichever is then in effect upon the applicable grant date:

Refresh equity grant: Effective October 31, 2019, Mr. Hurlston will receive an amount of RSUs corresponding to a $1,500,000 equity value, a target amount of MSUs corresponding to a $1,500,000 equity value, and a target amount of PSUs corresponding to a $1,500,000 equity value (the “FY20 Refresh Grant”). The FY20 Refresh Grant will vest annually over three years subject to Mr. Hurlston’s continued employment with the Company through each vesting date and achievement of any applicable performance conditions.

Contingent equity grant: Effective as of that certain date upon which the acquisition of Finisar Corporation by II-VI Incorporated (the “Acquisition”) has closed, and if and only if the Acquisition has closed on or prior to November 9, 2019, Mr. Hurlston will receive an amount of RSUs corresponding to a $5,000,000 equity value and a target amount of

MSUs corresponding to a $1,000,000 equity value (such grants, the “Contingent Equity Grant”). The Contingent Equity Grant will vest annually over four years subject to Mr. Hurlston’s continued employment with the Company through each vesting date and achievement of any applicable performance conditions.

The dollar value and the approximate number of units in the “all current executive officers as a group” row of the table below include both the FY20 Refresh Grant and Contingent Equity Grant described above, in each case assuming a stock price of $34.68, which was the closing market price of our common stock on the NASDAQ Global Select Market on August 19, 2019, to calculate the approximate number of units.

Name and Position	Dollar Value ($)	Number of Units
Alex Wong, former Principal Executive Officer and current Senior Vice President of Worldwide Operations	N/A	N/A
Kermit Nolan, Chief Accounting Officer and Interim Chief Financial Officer	N/A	N/A
Richard Lu, Senior Vice President and General Manager, Mobile and Automotive Division	N/A	N/A
Shawn Liu, Senior Vice President and General Manager, PC Division	N/A	N/A
John McFarland, Senior Vice President, General Counsel and Secretary	N/A	N/A
Richard A. Bergman, former Chief Executive Officer and President	N/A	N/A
Wajid Ali, former Senior Vice President and Chief Financial Officer	N/A	N/A
Huibert Verhoeven, former Senior Vice President & General Manager, Internet of Things Division	N/A	N/A
All current executive officers as a group	$10,500,000	302,768
All current non-employee directors as a group	N/A	N/A
All employees as a group, excluding executive officers	N/A	N/A

Vote Required and Board Recommendation

At the Annual Meeting, our stockholders will be requested to consider and approve the 2019 Incentive Plan described in this Proposal Four. The affirmative vote of a majority of the votes cast on this Proposal Four at the Annual Meeting is required for the adoption and approval of the Synaptics Incorporated 2019 Equity and Incentive Compensation Plan. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of this vote.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR ADOPTION AND APPROVAL OF THE SYNAPTICS INCORPORATED 2019 EQUITY AND INCENTIVE COMPENSATION PLAN.

Equity Compensation Plan Information

For additional information on our equity compensation plans, including information about shares of our common stock that may be issued on exercise of options and warrants under all of our equity compensation plans as of June 30, 2019, please refer to the “Stock-Based Compensation Plan Information” section of this Proxy Statement.

PROPOSAL FIVE:

APPROVAL OF THE 2019 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors of Synaptics Incorporated (“Synaptics”) adopted the Synaptics Incorporated 2019 Employee Stock Purchase Plan (the “2019 ESPP”) on July 30, 2019, subject to stockholder approval on or before the 12 month anniversary of such date. Our stockholders are now being asked to approve the 2019 ESPP, including the reservation of shares for issuance thereunder. The principal features and purpose of the 2019 ESPP are summarized below.

If the 2019 ESPP is approved by our stockholders, it will replace our 2010 Employee Stock Purchase Plan (the “2010 ESPP”). Current offerings under the 2010 ESPP will remain in effect until the purchase date, but no further offerings will be made under the 2010 ESPP after approval by our stockholders of the 2019 ESPP.

The following summary of the 2019 ESPP does not purport to be a complete description of all of the provisions of the 2019 ESPP and is qualified in its entirety by reference to the complete text of the 2019 ESPP, which is set forth in Appendix C to this proxy statement. Any stockholder who wishes to obtain a copy of the 2019 ESPP may do so upon written request to the Secretary at our principal executive offices.

Summary of the 2019 ESPP

Purpose. The purpose of the 2019 ESPP is to enable eligible employees of Synaptics (and certain of its subsidiaries and/or parents) to acquire a proprietary interest in the future of our company through the purchase of shares of common stock of Synaptics (“Common Stock”). The 2019 ESPP is intended to satisfy the requirements of an “employee stock purchase plan” under Section 423 of the U.S. Internal Revenue Code of 1986 (the “Code” and such section, “Section 423”), although it provides for both Section 423 and non-Section 423 components.

Plan Administration. The 2019 ESPP provides that the 2019 ESPP shall be administered by the Compensation Committee of the Board of Directors of Synaptics (the “Board of Directors”) or such other committee or subcommittee of the Board of Directors duly appointed to administer the 2019 ESPP (the “Committee”), whose administration, interpretation and application of the 2019 ESPP and its terms will be final, conclusive and binding on all participants unless fraudulent or made in bad faith. The Committee may adopt one or more sub-plans applicable to particular subsidiaries of Synaptics or locations.

Securities Subject to Plan. The 2019 ESPP provides for up to 1,500,000 shares of Common Stock (the “2019 ESPP Shares”) to be reserved for issuance pursuant to purchases made under the 2019 ESPP, subject to adjustment as provided for in the 2019 ESPP. These shares will be made available from Synaptics’ authorized but unissued or reacquired shares of Common Stock, shares of Common Stock purchased on the open market, or any combination thereof. If an outstanding purchase right for any reason expires or is terminated or canceled, the shares of Common Stock allocable to the unexercised portion of that purchase right shall again be available for issuance under the 2019 ESPP. The 2019 ESPP Shares represent approximately 4.6% of the total number of shares of Common Stock outstanding of 32,910,891 shares as of August 19, 2019. In establishing the 2019 ESPP Shares, our Board of Directors considered the potential dilutive impact to stockholders, the projected participation rate, and equity plan guidelines established by certain proxy advisory firms.

Eligibility and Participation. Employees of Synaptics and certain of its subsidiaries or parents are eligible to participate in the 2019 ESPP if they have been employed by Synaptics (or by any subsidiary or parent designated for participation) for at least 1 month as of the first day of the offering period and they customarily work more than 20 hours per week for more than 5 months per calendar year. As of August 19, 2019, approximately 1,834 employees are eligible to participate in the 2019 ESPP, including seven officers of Synaptics.

An employee will not be eligible to participate in the 2019 ESPP during an offering period to the extent that immediately after the grant of a purchase right, the employee (or any other person whose stock would be attributed to the employee under Section 424(d) of the Code) would own stock and/or hold outstanding purchase rights to purchase stock of Synaptics or any parent or subsidiary possessing 5% or more of the total combined voting power or value of all classes of stock of such corporation as determined in accordance with Section 423(b)(3) of the Code. Eligible employees become participants in the 2019 ESPP by delivering to the Company, prior to the applicable offering date, a subscription agreement. At the end of each offering period, each participant in the offering period will be automatically enrolled in the next succeeding offering period at the same withholding percentage unless the participant changes his or her elections, withdraws from the 2019 ESPP, or terminates employment or otherwise ceases to be an eligible employee.

Offering Periods and Dates. Shares of Common Stock will be offered for purchase through a series of consecutive offering periods, each of which will generally be twelve months in duration, unless otherwise determined by the Committee; provided, however, that no offering period will have a duration exceeding 27 months. Unless otherwise adjusted pursuant to the 2019 ESPP, each offering period shall begin on March 16 or September 16, as applicable, immediately following the end of the previous offering period and ending on March 15 or September 15, as applicable. Each new offering period will commence, and the old offering period will terminate, on the first business day after a purchase date if the fair market value of a share of Common Stock is less than the fair market value of a share of Common Stock on the offering date of the offering period. For each offering period in which an employee participates, he or she will be granted a right to purchase Common Stock.

Payroll Deductions. The purchase price of the shares is accumulated by payroll deductions from the employee’s compensation for the offering period. Each employee participating in the 2019 ESPP may elect to have up to 15% of regular cash compensation (subject to other limitations described in the 2019 ESPP) deducted on an after-tax basis and credited to that employee’s account under the 2019 ESPP. An employee’s regular cash compensation generally includes base wages or salary, overtime, shift differentials, payments for paid time off and payment in lieu of notice. Except as otherwise determined by the Committee, cash compensation excludes variable compensation such as moving allowances, automobile allowances, payments pursuant to a severance agreement, termination pay, relocation payments, bonuses, commissions, finder’s fee, compensation deferred under any program or plan (including, without limitation, pursuant to Section 401(k) or Section 125 of the Code), any amounts directly or indirectly paid pursuant to the 2019 ESPP or any other stock purchase, stock option or other stock-based compensation plan, amounts paid pursuant to a pension plan or fringe benefit program by Synaptics or certain of its subsidiaries and/or parents, or any other extraordinary compensation not included above. Each employee participating in the 2019 ESPP may change the payroll deduction election one time during a purchase period, unless otherwise determined by the Committee.

Payroll deductions will be credited to an account established in the employee’s name, shall be held as general assets of Synaptics and shall not accrue interest unless otherwise required by applicable law. To the extent that an employee’s payroll deductions exceed the amount required to purchase shares subject to purchase rights, the excess shall be carried forward to apply to the next purchase date if the employee’s participation in the 2019 ESPP continues and the excess is less than the amount that would have been necessary to purchase an additional whole share; otherwise, it will be refunded promptly after the purchase date to the employee without interest.

Purchase of Common Stock; Exercise of Purchase Right. By electing to participate in the 2019 ESPP, each employee is in effect granted a right to purchase shares of Common Stock using payroll deductions accumulated as of each of the purchase dates for any offering period. However, no participant may (i) accrue rights to purchase stock with a value in excess of $25,000 (determined on the basis of the fair market value of the Common Stock on the start date of the offering period) in any calendar year; or (ii) purchase shares of Common Stock in excess of either the dollar limit (to the extent provided by the Committee) or the share limit applicable to an offering period. The share limit is 650 shares of Common Stock per 6-month purchase period. The share limit may be adjusted by the Committee prior to the start of an offering period. If the total number of shares for which purchase rights are to be exercised on any purchase date exceeds the number of shares at the time available for issuance under the 2019 ESPP, then the Committee will prorate the available shares. An employee’s purchase right will be exercised by applying the amount credited to the employee’s account to the purchase of whole shares of Common Stock on each purchase date. If a balance remains in an employee’s account because it is less than the price of one whole share, it will be carried over to the next offering period, if the employee’s participation continues.

Purchase Price of Common Stock; Taxes on the Acquisition or Disposition of Stock. On any particular purchase date under the 2019 ESPP, the purchase price per share will be established by the Committee; provided, however, that such purchase price shall not be less than 85% of the lower of (i) the fair market value of a share of Common Stock on the first business day in such offering period or (ii) the fair market value of a share of Common Stock on the last business day in such offering period. On August 19, 2019, the closing market price of Common Stock was $34.68, as reported by the NASDAQ Global Select Market.

In general, the fair market value per share on any relevant date under the 2019 ESPP will be equal to: (i) if, on such date, Common Stock is listed on a national or regional securities exchange system, the closing price for the last preceding date quoted for such date by the principal exchange or trading market on which Common Stock is traded (as reported in the Wall Street Journal or such other source as Synaptics deems reliable); (ii) if, on such date, Common Stock is not then listed on a national or regional securities exchange or quotation system, the average of the bid and asked prices per share of Common Stock for such day (as determined by the Committee), or, if it was not traded on such date, on the immediately preceding day on which Common Stock was traded; or (iii) if, on such date, the share of Common Stock cannot be valued pursuant to either (i) or (ii), the fair market value of a share of Common Stock will be determined in good faith by the Committee, consistent with applicable legal requirements.

The participating employee shall be responsible for all taxes and generally all other withholdings required in connection with the acquisition or disposition of stock purchased under the 2019 ESPP. See “U.S. Federal Income Tax Information,” below. The participating employee shall not have an interest or voting right in any shares covered under the 2019 ESPP prior to purchase.

Ability of the Committee to Amend or Terminate the 2019 ESPP. The Committee may amend or terminate the 2019 ESPP, or any purchase right granted thereunder, at any time, except that no such amendment or termination will affect purchase rights previously granted under the 2019 ESPP unless expressly provided for by the Committee and no such amendment or termination may materially adversely affect a purchase right without the consent of a participant (unless permitted by the 2019

ESPP or as required by applicable law or to qualify the 2019 ESPP pursuant to Section 423 of the Code). Certain amendments may require the approval of Synaptics’ stockholders. Unless the 2019 ESPP is earlier terminated, it will continue until the earlier of (i) the issuance of all Common Stock available for issuance under the 2019 ESPP or (ii) July 29, 2029. If the 2019 ESPP is terminated before an employee’s right to purchase shares has been exercised under the 2019 ESPP, any funds deducted from the employee’s compensation and credited to the employee’s account under the 2019 ESPP shall be refunded.

Withdrawal. An employee may withdraw from the 2019 ESPP by delivering a cancellation notice to the company in accordance with the procedures prescribed by the company. Such cancellation notice must be delivered not later than 10 business days prior to the applicable purchase date to apply to that offering. An employee’s withdrawal from an offering does not affect the employee’s eligibility to participate in subsequent offerings under the 2019 ESPP.

Termination of Employment. Termination of a participant’s continuous status as an employee for any reason, including retirement, death or disability, cancels his or her participation in the 2019 ESPP immediately. In such event, the payroll deductions credited to the employee’s account will be returned to the employee or, in the case of death, to the person or persons entitled thereto as specified by the employee in the written designation of beneficiary.

Capital Changes. In the event any change is made in the capitalization of Synaptics, such as a merger, stock split, stock dividend, or any other material increase or decrease in the shares of Synaptics stock without the company’s receipt or payment of consideration, appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the 2019 ESPP, (ii) the maximum number of securities purchasable per participant during an offering and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right. Such adjustments will prevent any dilution or enlargement of the rights and benefits of plan participants.

In the event of a change in control of Synaptics, the Board of Directors (or the Committee) may provide for any of, or a combination of, any of the following: (i) each purchase right will be assumed or an equivalent purchase right will be substituted by the surviving entity; (ii) a date selected by the Board of Directors (or the Committee) on or before the date of consummation of the change in control will be treated as a purchase date and all outstanding purchase rights will be exercised on such date; (iii) all outstanding purchase rights will terminate and the accumulated payroll deductions will be refunded to each participant upon or immediately prior to the change in control; or (d) outstanding purchase rights will continue unchanged.

Nonassignability. No rights or accumulated payroll deductions of an employee under the 2019 ESPP may be pledged, assigned or transferred for any reason, and any such attempt may be treated by Synaptics as an election to withdraw from the 2019 ESPP.

Reports. Individual accounts are maintained for each participant in the 2019 ESPP. After each purchase date, the participant’s broker account will update with the number of shares purchased on behalf of the participant and the purchase price paid per share. The participant will also receive an annual statement of his or her plan account.

Compliance with Securities Law. The issuance of shares under the 2019 ESPP shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange upon which the shares may then be listed and will be further subject to the approval of counsel for Synaptics with respect to such compliance.

U.S. Federal Income Tax Information. The 2019 ESPP is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the right to purchase, or the actual purchase of, shares. However, upon the employee’s disposition of shares purchased under the 2019 ESPP, the participant will generally be subject to tax. Upon disposition, if the shares have been held by the participant for more than two years after the first day of the offering period and more than one year after the purchase date of the shares, the participant will recognize taxable ordinary income equal to the lesser of (i) the excess of the fair market value of the shares at the time of the disposition over the purchase price of the shares, or (ii) 15% of the fair market value of the shares on the first day of the applicable offering period. Any additional taxable gain on the disposition will be treated as a long-term capital gain. If the shares are disposed of before the expiration of the holding periods described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be taxable as ordinary income, and any gain or loss on such disposition will be treated as a capital gain or loss. The company is not entitled to a deduction for amounts taxable to a participant, except to the extent of ordinary income reported by the participant on disposition of shares before the expiration of the holding periods described above.

The foregoing is only a summary of the United States federal income tax consequences of the 2019 ESPP to participants and does not purport to be complete. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the income tax consequences of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant may reside, and to which the participant may be subject.

Restriction on Resale. Certain officers and directors of Synaptics may be deemed to be “affiliates” of the company, as that term is defined under the Securities Act of 1933. Common Stock acquired under the 2019 ESPP by an affiliate may only be reoffered or resold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act of 1933.

New Plan Benefits. Because benefits under the 2019 ESPP will depend on employees’ elections to participate and the fair market value of Common Stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the 2019 ESPP is approved by the stockholders. Non-employee directors are not eligible to participate in the 2019 ESPP.

Vote Required and Board Recommendation

At the Annual Meeting, our stockholders will be requested to consider and approve the 2019 Employee Stock Purchase Plan described in this Proposal Five. The 2019 Employee Stock Purchase Plan will be approved if it receives the affirmative vote of a majority of the total votes cast in this Proposal Five at the annual meeting. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of this vote.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR APPROVAL OF THE 2019 EMPLOYEE STOCK PURCHASE PLAN.

Equity Compensation Plan Information

For additional information on our equity compensation plans, including information about shares of our common stock that may be issued on exercise of options and warrants under all of our equity compensation plans as of June 30, 2019, please refer to the “Stock-Based Compensation Plan Information” section of this Proxy Statement.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholder proposals that are intended to be considered for inclusion in our Proxy Statement and form of proxy relating to our Annual Meeting of Stockholders for the fiscal year ending June 27, 2020, pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) must be received by us at our executive offices set forth in this Proxy Statement no later than May 13, 2020, and must otherwise comply with Rule 14a-8.

Any stockholder proposals received outside of the Rule 14a-8 procedure for consideration at our Annual Meeting of Stockholders for the fiscal year ending June 27, 2020, must be received by us at our executive offices set forth in this Proxy Statement no earlier than July 1, 2020, and no later than July 31, 2020.

In addition to the timely notice requirements, stockholder proposals (including proposals for nominees for directors) must include the information required by our bylaws and comply with the other applicable procedures described therein. Furthermore, stockholder proposals must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

The time limits noted above also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

OTHER MATTERS

We know of no other matters to be submitted to the 2019 Annual Meeting of Stockholders. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

Dated: September 10, 2019

APPENDIX A

NON-GAAP FINANCIAL INFORMATION

In evaluating our business, we consider and use (i) operating income/(loss) excluding certain items such as acquisition and integration related costs (including changes in contingent consideration, amortization of certain acquired intangible assets and legal and consulting costs), share-based compensation charges, loss on supply commitment charges, litigation settlement charge, restructuring costs, retention costs, CEO severance costs, impairment of intangible assets, foreign currency adjustments, non-cash interest on convertible debt, other items, net (including non-cash interest, net, arbitration costs, equity investment loss, acquisition related severance costs and impairment recovery on investments), and tax adjustments as a supplemental measure of operating performance, or non-GAAP operating income, (ii) operating margin/(loss) excluding certain recurring or non-recurring items such as acquisition and integration related costs (including changes in contingent consideration, amortization of certain acquired intangible assets and legal and consulting costs), share-based compensation charges, loss on supply commitment charges, litigation settlement charge, restructuring costs, retention costs, impairment of intangible assets, foreign currency adjustments, and other items, net (including non-cash interest, net, arbitration costs, equity investment loss, acquisition related severance costs and impairment recovery on investments) , as a percentage of total revenue, or non-GAAP operating margin, (iii) net income/(loss) excluding certain acquisition and integration related costs (including changes in contingent consideration, amortization of certain acquired intangible assets and legal and consulting costs), share-based compensation, loss on supply commitment charges, litigation settlement charge, restructuring costs, retention costs, CEO severance costs, impairment of intangible assets, foreign currency adjustments, non-cash interest on convertible debt, other items, net (including non-cash interest, net, arbitration costs, equity investment loss, acquisition related severance costs and impairment recovery on investments), and tax adjustments as a supplemental measure of operating performance, or non-GAAP net income, and (iv) net income/(loss) per diluted share excluding certain acquisition and integration related costs (including changes in contingent consideration, amortization of certain acquired intangible assets and legal and consulting costs), share-based compensation charges, loss on supply commitment charges, litigation settlement charge, restructuring costs, retention costs, CEO severance costs, impairment of intangible assets, foreign currency adjustments, non-cash interest on convertible debt, other items, net (including non-cash interest, net, arbitration costs, equity investment loss, acquisition related severance costs and impairment recovery on investments), and tax adjustments as a supplemental measure of operating performance, or non-GAAP net income per diluted share, as supplemental measures of operating performance, including the use of non-GAAP operating income for purposes of the financial performance measures used in our annual performance-based cash bonus plan. Non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP net income per share are not measurements of our financial performance under GAAP and should not be considered as an alternative to GAAP operating income/(loss), GAAP operating margin/(loss), GAAP net income/(loss), and GAAP net income/(loss) per share, respectively. We present non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP net income per share because we consider them an important supplemental measure of our performance. We believe these measures facilitate operating performance comparisons from period to period by eliminating potential differences in operating income/(loss), operating margin/(loss), net income/(loss), and net income/(loss) per share caused by the existence and timing of certain recurring or non-recurring items such as certain acquisition and integration related costs (including changes in contingent consideration, amortization of certain acquired intangible assets and legal and consulting costs), share-based compensation charges, loss on supply commitment charges, litigation settlement charge, restructuring costs, retention costs, CEO severance costs, impairment of intangible assets, foreign currency adjustments, non-cash interest on convertible debt, other items, net (including non-cash interest, net, arbitration costs, equity investment loss, acquisition related severance costs and impairment recovery on investments), and tax adjustments. Non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP net income per share have limitations as analytical tools and should not be considered in isolation or as substitutes for our GAAP operating income/(loss), GAAP operating margin/(loss), GAAP net income/(loss), or GAAP net income/(loss) per share. The principal limitations of these measures are that they do not reflect our actual expenses and may thus have the effect of inflating our GAAP operating income/(loss), GAAP operating margin/(loss), GAAP net income/(loss), and GAAP net income/(loss) per share. The following is a reconciliation of the differences between GAAP and non-GAAP operating income/(loss), operating margin/(loss), net income/(loss), and net income/(loss) per share for the periods indicated:

A-1

	Fiscal Years Ended June 30,
	2015	2016	2017	2018	2019
	(in millions, except per share amounts)
GAAP Operating income /(loss)	$162.2	$75.2	$64.7	$(61.9)	$(6.3)
GAAP operating margin/(loss)	9.5%	4.5%	3.8%	-3.8%	-0.4%
Acquisition and integration related costs (1)	78.6	72.5	60.6	136.0	77.3
Share-based compensation charge	44.1	56.8	61.8	71.3	59.0
Loss on supply commitment	-	-	-	-	9.0
Litigation settlement charge	-	-	10.0	-	-
Restructuring costs	-	8.6	7.3	12.0	17.7
Retention costs	-	-	-	-	2.5
Impairment of intangible assets	-	6.7	-	-	-
Foreign currency adjustments(2)	(15.4)	-	-	-	-
Other items, net(3)	-	-	-	4.4	(1.7)

Non-GAAP operating income	$269.5	$219.8	$204.4	$161.8	$159.7

Non-GAAP operating margin	15.8%	13.2%	11.9%	9.9%	10.8%

GAAP net income/(loss)	$110.4	$72.2	$48.8	$(124.1)	$(22.9)
Acquisition and integration related costs (1)	78.6	72.5	60.6	136.0	77.3
Share-based compensation	44.1	56.8	61.8	71.3	59.0
Loss on supply commitment	-	-	-	-	9.0
Litigation settlement charge	-	-	10.0	-	-
Restructuring costs	-	8.6	7.3	12.0	17.7
Retention costs	-	-	-	-	2.5
CEO severance	-	-	-	-	2.2
Impairment of intangible assets	-	6.7	-	-	-
Foreign currency adjustments(2)	(15.4)	-	-	-	-
Non-cash interest on convertible debt	-	-	-	17.4	17.6
Other items, net(4)	(0.9)	(2.7)	(0.8)	7.6	(2.3)
Tax adjustments	4.5	(33.6)	(13.8)	21.2	(18.9)

Non-GAAP net income	$221.3	$180.5	$173.9	$141.4	$141.2

GAAP net income/(loss) per share - diluted	$2.84	$1.91	$1.37	$(3.63)	$(0.66)
Acquisition and integration related costs (1)	2.02	1.91	1.70	3.98	2.23
Share-based compensation	1.13	1.50	1.74	2.07	1.71
Loss on supply commitment	-	-	-	-	0.26
Litigation settlement charge	-	-	0.28	-	-
Restructuring costs	-	0.23	0.21	0.34	0.51
Retention costs	-	-	-	-	0.07
CEO severance	-	-	-	-	0.06
Impairment of intangible assets	-	0.18	-	-	-
Foreign currency adjustments(2)	(0.40)	-	-	-	-
Non-cash interest on convertible debt	-	-	-	0.51	0.50
Other items, net(4)	(0.02)	(0.07)	(0.03)	0.14	(0.14)
Tax adjustments	0.12	(0.90)	(0.39)	0.64	(0.54)

Non-GAAP net income per share - diluted	$5.69	$4.76	$4.88	$4.05	$4.00

(1)

Acquisition and integration related costs consists of items related to either completed or announced acquisitions, including changes in contingent consideration, amortization associated with certain acquired intangible assets, and legal and consulting costs.

(2)	Foreign currency adjustments consists of currency remeasurement adjustments related to acquisition related liabilities.
(3)	Other items, net, within operating income GAAP to Non-GAAP adjustments includes arbitration costs and acquisition related severance.
(4)	Other items, net, within net income GAAP to Non-GAAP adjustments includes arbitration costs, equity investment loss, acquisition related severance and amortization of debt issuance costs.

A-2

APPENDIX B

2019 EQUITY AND INCENTIVE COMPENSATION PLAN

1.            Purpose. The purpose of this Plan is to attract and retain non-employee Directors, officers and other employees of the Company and its Subsidiaries, and certain consultants to the Company and its Subsidiaries, and to provide to such persons incentives and rewards for service and/or performance.

2.            Definitions. As used in this Plan:

(a)        “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(b)        “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(c)        “Board” means the Board of Directors of the Company.

(d)        “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(e)        “Cause” shall, with respect to any Participant, have the equivalent meaning (or the same meaning as “cause” or “for cause”) set forth in any employment, consulting, change in control or other agreement for the performance of services between the Participant and the Company or a Subsidiary or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the Participant’s willful, material, and irreparable breach of any employment, consulting, or change in control agreement between the Participant and the Company or a Subsidiary, (ii) the Participant’s gross negligence in the performance or intentional nonperformance (continuing for thirty (30) days after receipt of written notice of need to cure) of any of the Participant’s material duties and responsibilities to the Company, (iii) the Participant’s willful dishonesty, fraud, or misconduct with respect to the business or affairs of the Company, which materially and adversely affects the operations or reputation of the Company, (iv) the Participant’s indictment for, conviction of, or guilty plea to a felony crime involving dishonesty or moral turpitude whether or not relating to the Company, or (v) a confirmed positive illegal drug test. The good faith determination by the Committee of whether the Participant’s employment or service was terminated by the Company (or a Subsidiary) for “Cause” shall be final and binding for all purposes hereunder.

(f)        “Change in Control” has the meaning set forth in Section 12 of this Plan.

(g)        “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h)        “Committee” means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan, and to the extent of any delegation by the Committee to a subcommittee pursuant to Section 10 of this Plan, such subcommittee.

(i)        “Common Stock” means the common stock, par value $0.001 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(j)        “Company” means Synaptics Incorporated, a Delaware corporation, and its successors.

(k)        “Date of Grant” means the date provided for by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(l)        “Director” means a member of the Board.

(m)        “Disability” means, unless otherwise defined in the applicable Evidence of Award, (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or, if applicable, any Subsidiary.

(n)        “Effective Date” means the date this Plan is approved by the Stockholders.

(o)        “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(p)        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(q)        “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

(r)        “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(s)        “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the acceptable levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.

(t)        “Market Value per Share” means, as of any particular date, the closing price of a share of Common Stock as reported for that date on the Nasdaq Stock Market or, if the shares of Common Stock are not then listed on the Nasdaq Stock Market, on any other national securities exchange on which the shares of Common Stock are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the shares of Common Stock, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(u)        “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(v)        “Option Price” means the purchase price payable on exercise of an Option Right.

(w)        “Option Right” means the right to purchase shares of Common Stock upon exercise of an award granted pursuant to Section 4 of this Plan.

(x)        “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) a non-employee Director, (ii) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, or (iii) a person, including a consultant, who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”).

(y)        “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(z)        “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

(aa)        “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(bb)        “Plan” means this Synaptics Incorporated 2019 Equity and Incentive Compensation Plan, as amended or amended and restated from time to time.

(cc)        “Predecessor Plans” means the Synaptics Incorporated Amended and Restated 2010 Incentive Compensation Plan and the Synaptics Incorporated Amended and Restated 2001 Incentive Compensation Plan, as amended.

(dd)        “Replacement Award” means an award (i) of the same type (e.g., time-based restricted stock units) as the replaced award, (ii) that has a value at least equal to the value of the replaced award, (iii) that relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (iv) if the Participant holding the replaced award is subject to U.S. federal income tax under the Code, the tax consequences of which to such Participant under the Code are not less favorable to such Participant than the tax consequences of the replaced award, and (v) the other terms and conditions of which are not less favorable to the Participant holding the replaced award than the terms and conditions of the replaced award (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it does not result in the replaced award or Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the replaced award if the requirements of the two preceding sentences are satisfied. The determination of whether these conditions are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(ee)        “Restricted Stock” means shares of Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(ff)        “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive shares of Common Stock, cash or a combination thereof at the end of the applicable Restriction Period.

(gg)        “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(hh)        “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.

(ii)        “Stockholder” means an individual or entity that owns one or more shares of Common Stock.

(jj)        “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.

(kk)        “Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company or members of the board of directors or similar body in the case of another entity.

3.            Shares Available Under this Plan.

(a)        Maximum Shares Available Under this Plan.

(i)

Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of shares of Common Stock available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate 1,660,000 shares of Common Stock. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)

The aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan will be reduced by one share of Common Stock for every one share of Common Stock subject to each award granted under this Plan.

(b)        Share Counting Rules.

(i)

Except as provided in Section 22 of this Plan, if any award granted under this Plan is cancelled or forfeited, expires, is settled for cash (in whole or in part), or is unearned (in whole or in part), the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under Section 3(a)(i) above.

(ii)

If, after the Effective Date, any shares of Common Stock subject to an award granted under the Predecessor Plans are forfeited, or an award granted under the Predecessor Plans is cancelled or forfeited, expires, is settled for cash (in whole or in part), or is unearned (in whole or in part), the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under this Plan.

(iii)

Notwithstanding anything to the contrary contained in this Plan: (A) shares of Common Stock withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (B) shares of Common Stock withheld by the Company, tendered or otherwise used to satisfy tax withholding with respect to awards will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (C) shares of Common Stock subject to an Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof will not be added back to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; and (D) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan.

(iv)

If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate limit under Section 3(a)(i) of this Plan.

(c)        Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Section 3 or elsewhere in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 1,660,000 shares of Common Stock.

(d)        Minimum Vesting Requirements. In general, no award granted on or after the Effective Date may vest, in the ordinary course, earlier than after a one-year vesting period or a one-year performance period, as applicable. However, up to 5% of the sum of (i) the number of shares available for issuance under the aggregate limit under Section 3(a)(i) of this Plan as of the Effective Date plus (ii) the number of shares that are returned to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan from time to time pursuant to awards that are cancelled or forfeited, expire, are settled for cash (in whole or in part), or are unearned (in whole or in part), including shares of Common Stock that are returned to the aggregate number of shares of Common stock available under Section 3(a)(i) from awards outstanding on the Effective Date, may be granted on or after the Effective Date in the form of awards that do not meet such vesting requirements. Nothing in this Section 3(d) shall limit the Company’s ability to grant awards that contain rights to accelerated vesting on a termination of employment or service, or limit the Company’s powers under Section 11 or Section 18(c) of this Plan. In addition, the minimum vesting criteria set forth in this Section 3(d) shall not apply to awards granted pursuant to an assumption of or substitution for another stock award (which stock award was granted by another person) in connection with a Change in Control or acquisition by the Company of the other person.

(e)        Non-Employee Director Compensation Limit. Notwithstanding anything contained in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan, in no event will any non-employee Director in any calendar year be granted compensation (including, without limitation, cash compensation) for such service having an aggregate maximum value (measured at the Date of Grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $750,000. For the avoidance of doubt, in a year in which a non-employee Director serves as an employee or consultant (including as an interim officer), such limit shall not apply to compensation approved to be paid to such non-employee Director by the other non-employee directors in respect of such service as an employee or consultant

4.            Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)        Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)        Each grant will specify an Option Price per share of Common Stock, which Option Price (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

(c)        Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of shares of Common Stock otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the shares of Common Stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d)        To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares of Common Stock to which such exercise relates.

(e)        Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)        Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Option Rights or installments thereof will become exercisable. Option Rights may provide for continued vesting or the earlier exercise of such Option Rights, including in the event of the retirement, death or Disability of a Participant.

(g)        Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h)        Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)        No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.

(j)        Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(k)        Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5.            Appreciation Rights.

(a)        The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

(b)        Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, shares of Common Stock or any combination thereof.

(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee on the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)

Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will become exercisable. Appreciation Rights may provide for continued vesting or the earlier exercise of such Appreciation Rights, including in the event of the retirement, death or Disability of a Participant.

(v)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi)	Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(vii)	Successive grants of Appreciation Rights may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised.

(viii)

Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(c)        Also, regarding Appreciation Rights:

(i)

Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant; and

(ii)

No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.

6.            Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)        Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.

(b)        Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c)        Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) of this Plan.

(d)        Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture while held by any transferee).

(e)        Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock.

(f)        Notwithstanding anything to the contrary contained in this Plan, Restricted Stock may provide for continued vesting or the earlier termination of restrictions on such Restricted Stock, including in the event of the retirement, death or Disability of a Participant.

(g)        Any such grant or sale of Restricted Stock will require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Stock, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any such dividends or other distributions on Restricted Stock will be deferred until, and paid contingent upon, the vesting of such Restricted Stock.

(h)        Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.

7.            Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)        Each such grant or sale will constitute the agreement by the Company to deliver shares of Common Stock or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify.

(b)        Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c)        Notwithstanding anything to the contrary contained in this Plan, Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death or Disability of a Participant.

(d)        During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the shares of Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying Restricted Stock Units will be deferred until and paid contingent upon the vesting of such Restricted Stock Units.

(e)        Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in shares of Common Stock or cash, or a combination thereof.

(f)        Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8.            Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)        Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b)        The Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death or Disability of a Participant.

(c)        Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(d)        Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock, in Restricted Stock or Restricted Stock Units or in any combination thereof.

(e)        Any grant of a Cash Incentive Award, Performance Shares or Performance Units may specify that the amount payable or the number of shares of Common Stock, Restricted Stock or Restricted Stock Units payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant.

(f)        The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional shares of Common Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares or Performance Units, as applicable, with respect to which such dividend equivalents are paid.

(g)        Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

9.            Other Awards.

(a)        Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of shares of Common Stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Shares of Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of Common Stock, other awards, notes or other property, as the Committee determines.

(b)        Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.

(c)        The Committee may authorize the grant of shares of Common Stock as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d)        The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying awards granted under this Section 9 will be deferred until and paid contingent upon the earning of such awards.

(e)        Notwithstanding anything to the contrary contained in this Plan, awards under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death or Disability of a Participant.

10.            Administration of this Plan.

(a)        This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b)        The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c)        To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization shall set forth the total number of shares of Common Stock such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

11.            Adjustments. The Committee shall make or provide for such adjustments in the number of and kind of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of shares of Common Stock covered by other awards granted pursuant to Section 9 of this Plan, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the number of shares of Common Stock specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12.            Definition and Effect of a Change in Control.

(a)        For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(i)

a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or if Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Exchange Act which serve similar purposes;

(ii)

the following individuals no longer constitute a majority of the members of the Board: (1) the individuals who, as of the Effective Date, constitute the Board (the “Current Directors”); (2) the individuals who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of a majority of all of the Current Directors then still in office (such directors becoming “Additional Directors” immediately following their election); and (3) the individuals who are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of a majority of all of the Current Directors and Additional Directors then still in office (such directors also becoming “Additional Directors” immediately following their election);

(iii)

a tender offer or exchange offer is made whereby the effect of such offer is to take over and control the Company, and such offer is consummated for the equity securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities;

(iv)

the consummation of a transaction approved by the Stockholders of a merger, consolidation, recapitalization, or reorganization of the Company, a reverse stock split of outstanding voting securities, or consummation of any such transaction if Stockholder approval is not obtained, other than any such transaction that would result in more than 50% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction;

(v)

the consummation of a transaction approved by the Stockholders of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company’s assets to another person, which is not a wholly owned subsidiary of the Company (i.e., 50% or more of the total assets of the Company); or

(vi)

any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly of more than 50% of the total voting power represented by the Company’s then outstanding voting securities.

(b)        Unless otherwise provided in an Evidence of Award or another written agreement between a Participant and the Company and notwithstanding the Plan’s minimum vesting requirements, if a Change in Control occurs, then:

(i)

Option Rights and Appreciation Rights issued that are not yet fully vested and exercisable as of the time of the Change in Control shall immediately become vested and exercisable in full, except to the extent that a Replacement Award is provided to the Participant in accordance with the terms described herein;

(ii)

Any restrictions, deferral of settlement and forfeiture conditions applicable to Restricted Stock, Restricted Stock Units, or other awards granted under Section 9 that vest solely based on continued service (and not based on the achievement of Management Objectives) shall lapse and such awards shall be deemed fully vested as of immediately prior to the Change in Control, except to the extent that a Replacement Award is provided to the Participant in accordance with the terms described herein;

(iii)

With respect to Cash Incentive Awards, Performance Shares, Performance Units, and other awards granted under the Plan that are subject to the achievement of Management Objectives (other than the awards described in Section 12(b)(iv) below), the Management Objectives applicable thereto shall be deemed satisfied at target and the applicable performance period shall be deemed completed as of immediately prior to the Change in Control. Such awards will remain outstanding and will vest thereafter pursuant to the service-based vesting schedule set forth in the applicable Evidence of Award unless the successor or acquiring entity in the Change in Control does not provide a Replacement Award. If such Replacement Award is not provided, then any remaining restrictions, deferral of settlement and forfeiture conditions applicable to such award shall lapse and such award shall be deemed fully vested as of immediately prior to the Change in Control; and

(iv)

With respect to Restricted Stock Units granted with Management Objectives that the Company describes as “Market Stock Units,” a prorated portion of such Market Stock Units shall vest based on actual performance of the Management Objectives through the date of the Change in Control. The remainder of the Market Stock Units (that did not vest in accordance with the immediately preceding sentence) will vest in accordance with their regular vesting schedule as set forth in the Evidence of Award unless the successor or acquiring entity in the Change in Control does not provide a Replacement Award for such remaining Market Stock Units. If such Replacement Award is not provided, then any remaining restrictions, deferral of settlement and forfeiture conditions applicable to such Market Stock Units shall lapse and such Market Stock Units shall be deemed fully vested as of immediately prior to the Change in Control.

13.            Clawback/Recovery. All awards (cash and equity) held by the Company’s Executive Officers shall be subject to clawback, recoupment or forfeiture (a) to the extent that such Executive Officer is determined to have engaged in fraud or intentional illegal conduct that caused the Company’s material non-compliance with any applicable financial reporting requirements and resulted in a financial restatement, the result of which is that the amount received from such award would have been lower had it been calculated on the basis of such restated results, or (b) required by applicable laws, rules, regulations or listing requirements. Such clawback, recoupment or forfeiture, in addition to any other remedies available under applicable laws, rules, regulations or listing requirements, shall occur through the cancellation of such awards (to the extent then-outstanding), the recoupment of any gains realized with respect to such awards, or a combination of the foregoing, to the extent of the overpayment. All awards granted under the Plan will also be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. The implementation of any clawback policy will not be deemed a triggering event for purposes of any definition of “good reason” for resignation or any “constructive termination.”

14.            Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.

15.            Transferability.

(a)        Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under this Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b)        The Committee may specify on the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

16.            Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Stock, then, unless otherwise determined by the Committee, the Company will withhold from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld under applicable income and employment tax laws. The shares used for tax withholding will be valued at an amount equal to the market value of such shares of Common Stock on the date the benefit is to be included in the Participant’s income. In no event will the market value of the shares of Common Stock to be withheld and delivered pursuant to this Section to satisfy applicable withholding obligations exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences, (ii) such additional withholding amount is authorized by the Committee, and (iii) the total amount withheld does not exceed the Participant’s estimated tax obligations attributable to the applicable transaction. Participants will also make such arrangements as the Committee may require for the payment of any withholding obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Option Rights.

17.            Compliance with Section 409A of the Code.

(a)        To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)        Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.

(c)        If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such separation from service.

(d)        Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.

(e)        Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18.            Amendments.

(a)        The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 11 of this Plan, (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the Nasdaq Stock Market, or, if the shares of Common Stock are not traded on the Nasdaq Stock Market, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, all as determined by the Board, then, such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.

(b)        Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Stockholders.

(c)        If permitted by Section 409A of the Code, but subject to the paragraph that follows, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d)        Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

19.            Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

20.            Effective Date/Termination. This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plans, provided that outstanding awards granted under the Predecessor Plans will continue unaffected following the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plans, as applicable.

21.            Miscellaneous Provisions.

(a)        The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)        This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)        Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)        No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)        Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f)        No Participant will have any rights as a Stockholder with respect to any shares of Common Stock subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares of Common Stock upon the stock records of the Company.

(g)        The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)        Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of shares of Common Stock under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.

(i)        If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

22.            Stock-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:

(a)        Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for shares of Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)        In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c)        Any shares of Common Stock that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) of this Plan will not reduce the shares of Common Stock available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no shares of Common Stock subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or 22(b) of this Plan will be added to the aggregate limit contained in Section 3(a)(i) of this Plan

APPENDIX C

2019 EMPLOYEE STOCK PURCHASE PLAN

2019 Employee Stock Purchase Plan

1.            Establishment, Purpose and Term of Plan.

(a)        Establishment. The Board adopted the Synaptics Incorporated 2019 Employee Stock Purchase Plan (the “Plan”) on July 30, 2019 (the “Effective Date”), subject to stockholder approval on or before the twelve (12) month anniversary of the Effective Date. If stockholder approval is not received by such date, the Plan will have no effect and any balance in a Participant’s Plan account will be returned to the Participant, without interest, as soon as administratively practicable thereafter.

(b)        Purpose. The purpose of the Plan is to provide Eligible Employees with an opportunity to acquire a proprietary interest in the future of the Company through the purchase of Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to such section) (“Section 423”), and the Plan shall be so construed. The Plan provides for both Section 423 and non-Section 423 components.

(c)        Term of Plan. The Plan shall continue in effect until the earliest of (i) its termination by the Committee, (ii) the issuance of all Stock available for issuance under the Plan and (iii) the day before the ten (10) year anniversary of the Effective Date.

2.            Definitions and Construction.

(a)        Definitions. Any term not expressly defined in the Plan but defined for purposes of Section 423 shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

(i)        “Administrator” means the Committee or officer or employee of the Company to whom the Committee has delegated its authority under the Plan, to the extent permitted by applicable law.

(ii)        “Board” means the Board of Directors of the Company.

(iii)        “Business Day” means any day on which the national stock exchange on which the Stock is traded is available and open for trading.

(iv)        “Change in Control” means the occurrence of any of the following events:

(A)        the consummation of a transaction approved by the stockholders of the Company of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company;

(B)        Individuals who, as of the date on which an award is granted, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date on which the award was granted whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this agreement, considered as though such person were a member of the Incumbent Board; or

(C)        the acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of more than 50% of either the then outstanding shares of the Company’s Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a “Controlling Interest”) excluding, for this purpose, any acquisitions by (I) the Company or an affiliate, (II) any person, entity or “group” that as of the date on which the award is granted owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a Controlling Interest or (III) any employee benefit plan of the Company or an affiliate.

(v)         “Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder.

(vi)        “Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(vii)        “Company” means Synaptics Incorporated, a Delaware corporation, or any successor corporation thereto.

(viii)        “Compensation” means, with respect to any Offering Period, base wages or salary, overtime, shift differentials, payments for paid time off, and payments in lieu of notice. Compensation shall be limited to amounts actually payable in cash during the Offering Period. Except as otherwise determined by the Committee, Compensation shall not include moving allowances, automobile allowances, payments pursuant to a severance agreement, termination pay, relocation payments, bonuses, commissions, finder’s fee, compensation deferred under any program or plan, including, without limitation, pursuant to Section 401(k) or Section 125 of the Code, any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase, stock option or other stock-based compensation plan, amounts paid to a pension plan or fringe benefit program by the Company or a Participating Company, or any other extraordinary compensation not included above.

(ix)        “Eligible Employee” means an Employee who meets the eligibility requirements set forth in Section 5 of the Plan.

(x)        “Employee” means a person treated as an employee of a Participating Company for purposes of Section 423. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company.

(xi)        “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder.

(xii)        “Fair Market Value” means, as of any date:

(A)         If, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system (including the Nasdaq Global Market), the Fair Market Value of a share of Stock shall be the closing price per share of Stock for the last preceding date as reported for such day by the principal exchange or trading market on which Stock is traded (as reported in The Wall Street Journal or such other source as the Company deems reliable) or, if Stock was not traded on such date, on the immediately preceding day on which Stock was traded;

(B)        If, on such date, the Stock is not then listed on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the average of the bid and asked prices per share of Stock for such day (as determined by the Committee), or, if Stock was not traded on such date, on the immediately preceding day on which Stock was traded; or

(C)        If, on such date, the Stock cannot be valued pursuant to either clause (A) or (B), the Fair Market Value of a share of Stock shall be determined in good faith by the Committee, consistent with applicable legal requirements (including, if applicable, the requirements of Section 409A of the Code).

(xiii)        “Non-United States Offering” means a separate Offering covering Eligible Employees of one or more Participating Companies, as described in Sections 3(c), 3(d), and 11(a)(ii).

(xiv)        “Offering” means an offering of Stock pursuant to the Plan, as provided in Section 6. More than one Offering may run concurrently, the terms of which need not be the same, as permitted under Section 423.

(xv)        “Offering Date” means, for any Offering Period, the first day of such Offering Period.

(xvi)        “Offering Period” means a period established by the Committee during which an Offering is outstanding and which, subject to adjustment as provided in Section 6, is the period beginning on March 16 or September 16, as applicable, immediately following the end of the previous Offering Period and ending on March 15 or September 15, as applicable, which is 12 months thereafter.

(xvii)        “Officer” means any person designated by the Board as an officer of the Company.

(xviii)         “Parent” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(xix)        “Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

(xx)        “Participating Company” means the Company and any Parent or Subsidiary designated by the Committee as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Committee shall have the discretion to determine from time to time which Parents or Subsidiaries shall be Participating Companies.

(xxi)        “Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

(xxii)         “Purchase Date” means, for any Offering Period, the last day of such Offering Period, or, if so determined by the Committee, the last day of each Purchase Period occurring within such Offering Period.

(xxiii)        “Purchase Period” means a period, established by the Committee in accordance with Section 6, included within an Offering Period and on the final date of which outstanding Purchase Rights are exercised.

(xxiv)        “Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

(xxv)        “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any payroll deductions or other funds accumulated on behalf of the Participant and not previously applied to the purchase of Stock under the Plan, and to terminate participation in the Plan at any time during an Offering Period.

(xxvi)        “Securities Act” means the U.S. Securities Act of 1933, as amended.

(xxvii)         “Stock” means the common stock, par value $0.001 per share, of the Company, as adjusted from time to time in accordance with Section 4(b).

(xxviii)         “Subscription Agreement” means a written or electronic agreement, in such form as is specified by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation or other method of payment authorized by the Committee pursuant to Section 11(a)(ii).

(xxix)        “Subscription Date” means the last Business Day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

(xxx)        “Subsidiary” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(b)        Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.            Administration.

(a)        Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or the Purchase Right, unless fraudulent or made in bad faith. Subject to the provisions of the Plan, the Committee shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or any agreement thereunder (other than determining questions of interpretation pursuant to the second sentence of this Section 3(a)) shall be final, binding and conclusive upon all persons having an interest therein. All expenses reasonably incurred by the Company in the administration of the Plan shall be paid by the Company.

(b)        Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has actual authority with respect to such matter, right, obligation, determination or election.

(c)        Power to Adopt Sub-Plans or Varying Terms with Respect to Non-U.S. Employees. The Committee shall have the power, in its discretion, to adopt one or more sub-plans of the Plan as the Committee deems necessary or desirable to comply with the laws or regulations, tax policy, accounting principles or custom of foreign jurisdictions applicable to employees of a subsidiary business entity of the Company, provided that any such sub-plan shall not be within the scope of an “employee stock purchase plan” within the meaning of Section 423. Except as superseded by the provisions of a sub-plan, the provisions of this Plan shall govern such sub-plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Committee shall have the power, in its discretion, to grant Purchase Rights in an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than or different from the terms of Purchase Rights granted under the same Offering to Employees resident in the United States.

(d)        Power to Establish Separate Offerings with Varying Terms. The Committee shall have the power, in its discretion, to establish separate, simultaneous or overlapping Offerings having different terms and conditions and to designate the Participating Company or Companies that may participate in a particular Offering, provided that each Offering shall individually comply with the terms of the Plan and the requirements of Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to such Offering shall have the same rights and privileges within the meaning of such section.

(e)        Policies and Procedures Established by the Company. Without regard to whether any Participant’s Purchase Right may be considered adversely affected, the Company may, from time to time, consistent with the Plan and the requirements of Section 423, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (i) a minimum payroll deduction amount required for participation in an Offering, (ii) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (iii) an exchange ratio applicable to amounts withheld or paid in a currency other than United States dollars, (iv) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423, and (v) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan. All such actions by the Company shall be taken consistent with the requirements under Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of such section, except as otherwise permitted by Section 3(c) and the regulations under Section 423.

(f)        Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.            Shares Subject to Plan.

(a)        Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4(b), the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 1,500,000 and shall consist of authorized but unissued or reacquired shares of Stock, shares of Stock purchased on the open market, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

(b)        Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Section 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan, the limit on the shares which may be purchased by any Participant during an Offering (as described in Sections 8(a) and 8(b)) and each Purchase Right, and in the Purchase Price in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change in Control) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Committee pursuant to this Section 4(b) shall be final, binding and conclusive.

5.            Eligibility.

(a)        Employees Eligible to Participate. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

(i)        Any Employee who has been employed by the Participating Company Group for a period of less than one month as of the first day of an Offering Period;

(ii)        Any Employee who is customarily employed by the Participating Company Group for twenty (20) hours or less per week; or

(iii)        Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

(b)        Exclusion of Certain Stockholders. Notwithstanding any provision of the Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own, or hold options to purchase, stock of the Company or of any Parent or Subsidiary possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5(b), the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

(c)        Determination by Company. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee or an Eligible Employee and the effective date of such individual’s attainment or termination of such status, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee. In addition, the Administrator may, for Offering Periods that have not yet commenced, establish additional eligibility requirements not inconsistent with Section 423.

6.            Offerings.

The Plan shall be implemented by sequential Offerings of approximately twelve (12) months duration or such other duration as the Committee shall determine. Offering Periods shall commence and end on dates determined by the Administrator. Notwithstanding the foregoing, the Committee may establish additional or alternative concurrent, sequential or overlapping Offering Periods, a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the Committee shall so determine in its discretion, each Offering Period may consist of two (2) or more consecutive Purchase Periods having such duration as the Committee shall specify, and the last day of each such Purchase Period shall be a Purchase Date. If the first or last day of an Offering Period or a Purchase Period is not a Business Day, the Company shall specify the Business Day that will be deemed the first or last day, as the case may be, of the Offering Period or Purchase Period.

A new Offering Period shall commence, and the old Offering Period shall terminate, on the first Business Day after a Purchase Date (other than the last Purchase Date of an Offering Period) if the Fair Market Value of a share of Stock is less than the Fair Market Value of a share of Stock on the Offering Date of the Offering Period.

7.            Participation in the Plan.

(a)        Initial Participation. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed written or electronic Subscription Agreement to the Company office or representative designated by the Company (including the Administrator) not later than the close of business on the date established by the Company for that Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement in the manner permitted or required on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate Company office or representative on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

(b)        Continued Participation. A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (i) withdrawn from the Plan pursuant to Section 12(a), or (ii) terminated employment or otherwise ceased to be an Eligible Employee as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7(a) if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.

8.            Right to Purchase Shares.

(a)        Grant of Purchase Right. Except as otherwise provided below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase the lesser of (i) that number of whole shares of Stock determined by dividing the Dollar Limit (to the extent provided by the Committee) by the Fair Market Value of a share of Stock on such Offering Date or (ii) the Share Limit (determined as provided below). The Committee may, in its discretion and prior to the Offering Date of any Offering Period, (A) change the method of, or any of the foregoing factors in, determining the number of shares of Stock subject to Purchase Rights to be granted on such Offering Date, or (B) specify a maximum aggregate number of shares that may be purchased by all Participants in an Offering or on any Purchase Date within an Offering Period. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee. For the purposes of this Section, the “Share Limit” shall be 650 shares of Stock per 6 month Purchase Period. The Share Limit may be adjusted by the Committee prior to the start of an Offering Period.

(b)        Calendar Year Purchase Limitation. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423, exceeds $25,000 in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with Section 423(b)(8) of the Code and the regulations thereunder.

9.            Purchase Price.

The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Committee; provided, however, that the Purchase Price on each Purchase Date shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date.

10.            Accumulation of Purchase Price through Payroll Deduction.

Except as provided in Section 11(a)(ii) with respect to a Non-United States Offering, shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated for the Offering Period for which such Purchase Right was granted, subject to the following:

(a)        Amount of Payroll Deductions. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation on each pay day shall be determined by the Participant’s Subscription Agreement in accordance with procedures established by the Administrator. For Non-United States Offerings, a Participant’s payroll deduction from his or her Compensation will be in the applicable local currency and will be converted into United States dollars based upon the exchange rate as determined by the Company consistent with its accounting practices on the Purchase Date. The Subscription Agreement shall set forth the percentage or dollar amount of the Participant’s Compensation to be deducted on an after-tax basis on each pay day in whole percentages or dollars equivalent to not less than one percent (1%) (except as a result of an election pursuant to Section 10(c) to stop payroll deductions effective following the first pay day during an Offering) or more than fifteen percent (15%). Notwithstanding the foregoing, a Participant’s payroll deductions for each calendar year may not exceed the limitations in Section 8. The Committee may change the foregoing limits on payroll deductions effective as of any Offering Date. Participants may change the payroll deduction election one time during a Purchase Period, unless otherwise determined by the Committee.

(b)        Commencement of Payroll Deductions. Payroll deductions shall commence on the first applicable pay day for the Offering Period and shall continue to the end of the Offering Period unless sooner cancelled or terminated as provided herein.

(c)        Election Stop Payroll Deductions. During an Offering Period, a Participant may elect to stop deductions from his or her Compensation by delivering to the Company office or representative designated by the Company (including the Administrator) a cancellation notice in accordance with the procedures prescribed by, and in a form acceptable to, the Company. To be effective with respect to an upcoming Purchase Date, such cancellation notice must be delivered not later than ten (10) Business Days prior to such Purchase Date. Upon such cancellation, the balance in the Participant’s Plan account will be returned to the Participant, without interest, as soon as administratively practicable thereafter.

(d)        Administrative Suspension of Payroll Deductions. The Company may, in its discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (i) under the Participant’s Purchase Right, or (ii) during a calendar year under the limit set forth in Section 8(b). Unless the Participant has either withdrawn from the Plan as provided in Section 12(a) or has ceased to be an Eligible Employee, suspended payroll deductions shall be resumed at the rate specified in the Participant’s then effective Subscription Agreement either (A) at the beginning of the next Offering Period if the reason for suspension was clause (i) in the preceding sentence, or (B) at the beginning of the next Offering Period having a first Purchase Date that falls within the subsequent calendar year if the reason for suspension was clause (ii) in the preceding sentence.

(e)        Participant Accounts. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant’s Compensation (and other amounts received from a non-United States Participant pursuant to Section 11(a)(ii)) shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company unless otherwise required by applicable law. All such amounts received or held by the Company may be used by the Company for any corporate purpose.

(f)        No Interest Paid. Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan or otherwise credited to the Participant’s Plan account unless otherwise required by applicable law.

11.            Purchase of Shares.

(a)        Exercise of Purchase Right.

  (i)        Generally. Except as provided in Section 11(a)(ii), on each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account for the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

  (ii)        Purchase by Non-United States Participants for Whom Payroll Deductions Are Prohibited by Applicable Law. Notwithstanding Section 11(a)(i), where payroll deductions on behalf of Participants who are citizens or residents of countries other than the United States (without regard to whether they are also citizens of the United States or resident aliens) are prohibited by applicable law, the Committee may establish a separate Offering (a “Non-United States Offering”) covering all Eligible Employees of one or more Participating Companies subject to such prohibition on payroll deductions. The Non-United States Offering shall provide another method for payment of the Purchase Price with such terms and conditions as shall be administratively convenient and comply with applicable law. On each Purchase Date of the Offering Period applicable to a Non-United States Offering, each Participant who has not withdrawn from the Plan and whose participation in such Offering Period has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right a number of whole shares of Stock determined in accordance with Section 11(a)(i) to the extent of the total amount of the Participant’s Plan account balance accumulated during the Offering Period in accordance with the method established by the Committee and not previously applied toward the purchase of Stock. However, in no event shall the number of shares purchased by a Participant during such Offering Period exceed the number of shares subject to the Participant’s Purchase Right. The Company shall refund to a Participant in a Non-United States Offering in accordance with Section 11(d) any excess Purchase Price payment received from such Participant.

(b)        Pro Rata Allocation of Shares. If the number of shares of Stock which might be purchased by all Participants on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4(a) or the maximum aggregate number of shares of Stock that may be purchased on such Purchase Date pursuant to a limit established by the Committee pursuant to Section 8(a), the Company shall make a pro rata allocation of the shares available in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

(c)        Delivery of Title to Shares. Subject to any governing rules or regulations, as soon as practicable after each Purchase Date, the Company shall issue or cause to be issued to or for the benefit of each Participant the shares of Stock acquired by the Participant on such Purchase Date by means of one or more of the following: (i) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (ii) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (iii) by delivering such shares of Stock to the Participant in certificate form.

(d)        Return of Plan Account Balance. Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain the cash balance in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period.

(e)        Tax Withholding. At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign taxes (including social insurance), if any, required to be withheld by any Participating Company upon exercise of the Purchase Right or upon such disposition of shares, respectively. A Participating Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

(f)        Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

(g)        Provision of Reports and Stockholder Information to Participants. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total amount credited to his or her Plan account prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 11(d). The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be provided information concerning the Company equivalent to that information provided generally to the Company’s common stockholders.

12.            Withdrawal from Plan.

(a)            Voluntary Withdrawal from the Plan. A Participant may withdraw from the Plan by signing and delivering to the Company office or representative designated by the Company (including the Administrator) a written or electronic notice of withdrawal on a form provided by the Company for this purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after a Purchase Date, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7(a). The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company office or representative designated by the Company for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

(b)        Return of Plan Account Balance. Upon a Participant’s voluntary withdrawal from the Plan pursuant to Section 12(a), the Participant’s accumulated Plan account balance which has not been applied toward the purchase of shares of Stock shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest (unless otherwise required by applicable law), and the Participant’s interest in the Plan and the Offering shall terminate. Such amounts to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

13.            Termination of Employment or Eligibility.

Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately. In such event, the Participant’s Plan account balance which has not been applied toward the purchase of shares of Stock shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s beneficiary designated in accordance with Section 20, if any, or legal representative, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13 unless otherwise required by applicable law. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 5 and 7(a).

14.            Effect of Change in Control on Purchase Rights.

In the event of a Change in Control, the Board (or the Committee) may, provide for any of, or a combination of any of, the following: (a) each Purchase Right shall be assumed or an equivalent purchase right shall be substituted by the successor entity or parent or subsidiary of such successor entity, (b) a date selected by the Board (or the Committee) on or before the date of consummation of such Change in Control shall be treated as a Purchase Date and all outstanding Purchase Rights shall be exercised on such date, (c) all outstanding Purchase Rights shall terminate and the accumulated payroll deductions will be refunded to each Participant upon or immediately prior to the Change in Control, or (d) outstanding Purchase Rights shall continue unchanged.

15.            Nontransferability of Purchase Rights.

Neither payroll deductions or other amounts credited to a Participant’s Plan account nor a Participant’s Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the Plan or by will or the laws of descent and distribution. (A beneficiary designation pursuant to Section 20 shall not be treated as a disposition for this purpose.) Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12(a). A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

16.            Compliance with Securities Law.

The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

17.            Rights as a Stockholder and Employee.

A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of the shares of Stock purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4(b). Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant’s employment at any time.

18.            Notification of Disposition of Shares.

The Company may require the Participant to give the Company prompt notice of any disposition of shares of Stock acquired by exercise of a Purchase Right. The Company may require that until such time as a Participant disposes of shares of Stock acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name until the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares of Stock acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

19.            Legends.

The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to the following:

“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE).”

20.            Designation of Beneficiary.

(a)        Designation Procedure. Subject to local laws and procedures, a Participant may file a written designation of a beneficiary who is to receive (i) shares and cash, if any, from the Participant’s Plan account if the Participant dies subsequent to a Purchase Date but prior to delivery to the Participant of such shares and cash, or (ii) cash, if any, from the Participant’s Plan account if the Participant dies prior to the exercise of the Participant’s Purchase Right. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. A Participant may change his or her beneficiary designation at any time by written notice to the Company.

(b)        Absence of Beneficiary Designation. If a Participant dies without an effective designation pursuant to Section 20(a) of a beneficiary who is living at the time of the Participant’s death, the Company shall deliver any shares or cash credited to the Participant’s Plan account to the Participant’s legal representative or as otherwise required by applicable law.

21.            Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.            Governing law.

The Plan will be governed by and interpreted consistently with the laws of the State of Delaware, except as may be necessary to comply with applicable requirements of federal law.

23.            Amendment and Termination of the Plan.

The Committee may at any time amend, suspend or terminate the Plan, except that (a) no such amendment, suspension or termination shall affect Purchase Rights previously granted under the Plan unless expressly provided by the Committee, and (b) no such amendment, suspension or termination may materially adversely affect a Purchase Right previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 or to comply with any applicable law, regulation or rule. In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Committee as Participating Companies. Notwithstanding the foregoing, in the event that the Committee determines that continuation of the Plan or an Offering would result in unfavorable financial accounting consequences to the Company, the Committee may, in its discretion and without the consent of any Participant, including with respect to an Offering Period then in progress: (i) terminate the Plan or any Offering Period, (ii) accelerate the Purchase Date of any Offering Period, (iii) reduce the discount or the method of determining the Purchase Price in any Offering Period (e.g., by determining the Purchase Price solely on the basis of the Fair Market Value on the Purchase Date), (iv) reduce the maximum number of shares of Stock that may be purchased in any Offering Period, or (v) take any combination of the foregoing actions.

VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/syna2019 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SYNAPTICS INCORPORATED 1251 MCKAY DRIVE SAN JOSE, CA 95131 E84281-P28199 SYNAPTICS INCORPORATED The Board of Directors recommends you vote FOR the following: 1. Election of Directors For Against Abstain Nominees: ! ! ! 1a. Kiva A. Allgood ! ! ! 1b. Michael E. Hurlston Against For Abstain The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. ! ! ! 2. Proposal to approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers for fiscal 2019 (“say-on-pay”). ! ! ! 3. Proposal to ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the Company’s independent auditor for the fiscal year ending June 27, 2020. ! ! ! 4. Proposal to approve the Company’s 2019 Equity and Incentive Compensation Plan, which will replace the Company’s Amended and Restated 2010 Incentive Compensation Plan for all new awards. ! ! ! 5. Proposal to approve the Company’s 2019 Employee Stock Purchase Plan, which will replace the Company’s Amended and Restated 2010 Employee Stock Purchase Plan for all new awards. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E84282-P28199 SYNAPTICS INCORPORATED Annual Meeting of Stockholders October 29, 2019 9:00 AM, Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Kermit Nolan and John McFarland, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SYNAPTICS INCORPORATED that the stockholder(s) is/are entitled to vote at theAnnual Meeting of Stockholders to be held at 9:00 AM, Pacific Time on October 29, 2019, via live interactive webcast on the Internet at www.virtualshareholdermeeting.com/syna2019, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side